As filed with the Securities and Exchange Commission on February 14, 2007
Registration No. 333-135864

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON D.C. 20549

Amendment No. 1

FORM SB-2
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHEARSON FINANCIAL NETWORK, INC.
(Name of small business issuer in its charter)

NEVADA	6199	88-0471353
(State or other Jurisdiction of Incorporation Organization)	(Primary Standard Industrialor Classification Code Number)	(I.R.S. Employer Identification No.)

2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89074
702-868-7900
(Address and telephone number of principal executive offices and principal place of business)

Michael A. Barron
Chief Executive Officer
Shearson Financial Network Inc.
2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89074

(702) 868-7900
(Name, address and telephone number of agent for service)
Copies to:
Gregory Sichenzia, Esq.
David B. Manno, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas,
New York, New York 10018
(212) 930-9700
(212) 930-9725 (Fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

i

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐ ________

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE*
Common stock, $.001 par value issuable upon conversion of the secured convertible notes	50,350,079(3)	$0.02	$1,007,001.58	$108.00
Total	50,350,079		$1,007,001.58	$108.00

 (1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes held by the selling stockholders. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 8, 2007, which was $0.02 per share.

(3) Includes a good faith estimate (100%) of the shares underlying secured convertible notes to account for market fluctuations.

* Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2007

Shearson Financial Network Inc.
50,350,073 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 50,350,073 shares of our common stock, of our common stock underlying secured convertible notes in a principal amount of $1,500,000. The secured convertible notes are convertible into our common stock at a 50% discount (subject to adjustment as provided for in the convertible note) to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The shares being registered hereunder do not include shares of common stock that may be acquired by the selling stockholders upon conversion of amounts due to them resulting from future accruals of interest pursuant to the convertible notes. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "SFNN". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 8, 2007, was $0.02.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
SEE "RISK FACTORS" BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2007.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Shearson Financial Network, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements	1

Prospectus Summary	2

Risk Factors	4

Use Of Proceeds	11

Market For Common Equity And Related Stockholder Matters	11

Management's Discussion And Analysis Of Financial Condition And Results Of Operations	13

Description Of Business	18

Description Of Property	29

Legal Proceedings	29

Management	30

Executive Compensation	32

Security Ownership Of Certain Beneficial Owners And Management	34

Description Of Securities	35

Commission's Position On Indemnification For Securities Act Liabilities	36

Plan Of Distribution	37

Selling Stockholders	39

Legal Matters	43

Experts	43

Available Information	43

Index to Consolidated Financial Statements	F-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

SHEARSON FINANCIAL NETWORK INC.

OVERVIEW

Shearson Financial Network Inc. SFN was incorporated in Las Vegas, Nevada in July 2000, and is the parent to two primary operating divisions, Shearson Home Loans and Real Property Technologies (RPT). Shearson Home Loans (SHL) is a direct-to-consumer mortgage broker and banker with revenues derived primarily from origination commissions and resale of whole loans earned on the closing of first and second mortgages on single-family residences. SHL currently employs 39 people which are residential mortgage and/or real estate brokerage professionals. The Company is a consolidator of mortgage brokerages and integrates the brokerage companies into the Shearson Home Loans network and then banks the mortgages through its mortgage banking unit. The Company plans to continue its growth strategy through the acquisition and affiliation of mortgage brokerage firms who do not currently bank their own production. By providing more efficient services to these smaller firms, SHL can accrete loan volume without having to "organically" grow the business. Banking of the accreted loan volume generates windfall revenue to the Company. Thus the rate of growth of SHL's revenue stream is dramatically accelerated. The Company has the infrastructure, systems, and operational management necessary to properly integrate these and many more acquisitions in order to establish a countywide network. The Company's business plan is focused on the integration of over 200 mortgage brokerage offices into the SHEARSON mortgage network.

RPT is a leading real estate information company with headquarters in New York. RPT reported revenues of approximately $22 million for fiscal year 2005 with pre tax profits of nearly two million dollars ($2,000,000) and has 228 employees as of December 31, 2006. RPT operates within the Shearson Financial Network as a separate data network. RPT provides a steady revenue stream and profitability which the company looks to mitigate the effects of interest rate fluctuations in the mortgage lending market. The database has numerous marketing advantages for our mortgage operations.

The Offering

Common stock offered by selling stockholders	Up to 50,350,079 shares of common stock underlying convertible debentures

Common stock outstanding prior to the offering (as of February 5, 2007)	290,287,210
Common stock to be outstanding after the offering	Up to 340,637,289 shares

Over-The-Counter Bulletin Board Symbol, “SFNN”

The above information regarding common stock to be outstanding after the offering assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders, although there can be no assurances that any warrants will be exercised.

JUNE 2006 PURCHASE AGREEMENT

On June 30, 2006, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to purchase 30,000,000 shares of the Company's common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

The Purchasers are obligated to provide the Company with the funds as follows:

$500,000 was disbursed at closing;

$500,000 was disbursed, within five days of filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants; and

$500,000 will be disbursed within five days of the effectiveness of the registration statement subject to the terms and conditions of the Securities Purchase Agreement.

The proceeds of the offering have been and will be used for general corporate purposes and working capital.

The secured convertible notes bear interest at 6%, unless our common stock is greater than $0.025 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.

The full principal amounts of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets. Pursuant to an amendment to the registration rights agreement between us and the selling shareholders, we are required to file a registration statement with the Securities and Exchange Commission within 30 days of closing, which will include 100% of the common stock underlying the secured convertible notes. If the registration statement is not declared effective within 165 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market (a "Dilutive Issuance"). Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced as set forth in Warrant.

In addition, the conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about us and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Some of the more prominent known risks and uncertainties of our business are set forth below. However, this section does not discuss all possible risks and uncertainties to which we are subject, nor can it be assumed that there are not other risks and uncertainties which may be more significant.

•
we have suffered recurring losses from operations, has an accumulated deficit as of September 30, 2006 of $24,381,462, that raise substantial doubt about the Company's ability to continue as a going concern;

•	we depend on our warehouse lines of credit.

•	we need additional funding sources so that our ability to originate and fund loans is not impaired; and

•	our ability to compete with banks and other mortgage lenders that are significantly larger.

•	if we are unable to maintain adequate funding sources, our ability to originate and fund loans will be impaired.

Our ability to originate and purchase mortgage loans depends to a large extent upon our ability to secure financing upon acceptable terms to fund and hold the mortgage loans until sold. We currently fund all but a few of the mortgage loans we purchase and originate through credit facilities with commercial banks and financial institutions collateralized by loan purchase agreements. On rare occasions, we fund loans out of cash flow without using our credit facilities. These agreements are generally terminable at will by either party and must be renewed each year. Our borrowings are in turn repaid with proceeds received when mortgage loans are sold. We currently rely on IMPAC and Warehouse One to provide our primary credit facilities for our loan originations and purchases. Any failure to renew or obtain adequate funding under our financing facilities or other financing arrangements, or any substantial reduction in the size of or increase in the cost of such facilities, could have a material adverse effect on our business, results of operations and financial condition. To the extent we are not successful in maintaining or replacing existing financing, we may have to curtail our mortgage loan origination and purchase activities, which could have a material adverse effect on our operations and financial condition.

In the event we are required to raise additional equity financing, there can be no assurance that any such equity financing will be available on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired and operating results may be adversely affected. Any equity financing could result in dilution to existing stockholders.

General economic conditions may adversely affect our business.

Economic conditions affect the overall level of activity in the mortgage business. The decision to buy, sell or refinance a residence is affected by such economic conditions as the overall growth or decline of the economy, the level of consumer confidence, real estate values, interest rates and investment returns expected by the financial community. These conditions can affect the number and size of mortgage loans of the types we typically originate and make these mortgage loans less attractive to borrowers or to investors in the mortgages. In addition, a decline in real estate values will have an adverse effect on the loan-to-value ratios for the related mortgage loans, weakening the collateral coverage and resulting in greater exposure in the event of a default. This greater exposure to default could make it more difficult for us to obtain interim financing for mortgage loans we originate or purchase or decrease the availability of purchasers of such mortgage loans.

We are likely to originate and sell fewer mortgage loans if interest rates rise.

In periods of rising interest rates, historically the demand for mortgage loans has declined which could result in lower revenues for us. The refinancing segment of the mortgage business is usually the first segment affected. The reason is that as interest rates rise, the costs of refinancing outweigh any interest rate saving eliminating those who are refinancing solely to reduce their interest rate. For the year ended December 31, 2006, refinance loans made up approximately 54.9% in total dollar volume of our loans. Rising interest rates also affect the purchase segment of the mortgage business. As interest rates increase, payment amounts rise decreasing the number of potential borrowers who feel they can afford the payments and who qualify for the mortgages.

Interest rate fluctuations can affect the profitability of our mortgage loans.

Changes in interest rates can affect the volume, net interest income and sale of mortgage loans originated and purchased by us. When we purchase or originate a loan, we usually have a commitment from a third party to purchase that loan. Generally, we fund the loan using borrowings from our lines of credit that are limited to specific uses and are known as warehouse lines of credit. The warehouse line of credit is repaid upon the sale of the warehoused loans. Before we sell the mortgage loan, we are entitled to receive interest income on the loan from the borrower and we simultaneously pay interest expense to the institution providing the warehouse line of credit. The interest rate we receive during this period and the interest rate we pay are usually different. The profitability of the loan is affected by this difference and fluctuations in interest rates before the mortgage loan is sold. Although we generally have a commitment to sell the mortgage loan before we commit to fund the mortgage loan, there are situations in which we bear a risk of changes in interest rates prior to the mortgage loan being sold. In particular, if interest rates increase during the time before we sell an uncommitted mortgage loan but after we have funded the mortgage loan, we could be required to sell the principal of the mortgage loan for less than we funded, thereby decreasing the mortgage loan's profitability or incurring a loss on the mortgage loan's sale.

Payments for mortgage loan servicing rights may be less in times of stable or declining interest rates.

The prices we receive upon the sale of mortgage loans and servicing rights depend upon a number of factors, including the general supply of and demand for mortgage servicing rights, as well as prepayment and delinquency rates on the portfolios of mortgage servicing rights being sold. Interest rate changes can also affect the profitability of the sale of mortgage loan servicing rights to a third party. Purchasers of mortgage loan servicing rights analyze a variety of factors to determine the purchase price they are willing to pay, including the prepayment sensitivity of servicing rights. Because of the increased likelihood of prepayment of loans in periods of declining interest rates, the price of mortgage loan servicing rights related to higher rate mortgage loans may be less than in times of stable or increasing interest rates, which could adversely affect our operations and financial condition.

We must depend on brokers to be accurate in their representations regarding compliance and loan quality and may incur losses if representations are inaccurate.

In addition to depending on brokers to generate mortgage loans, we depend on brokers to be accurate in their representations and warranties regarding compliance with regulations and the quality of the loans to be funded.

We depend on programs that purchase and guarantee loans.

Generally, the institutional investors that purchase mortgage loans that we originate generate funds by selling mortgage-backed securities. This funding mechanism is largely dependent upon the continuation of programs administered by national government-sponsored mortgage entities, such as Freddie Mac, Fannie Mae and Ginnie Mae, which provide the context for, and facilitate the issuance of, such securities. We also sell a small portion of our loans, less than 1% directly to Fannie Mae. Although we are not aware of any proposed changes in these programs, the discontinuation of, or a significant reduction in, the operations of such programs could have a material adverse effect on our operations. In addition, the sponsor may change the mortgage loan products eligible for these programs from time to time. Changes could affect the profitability of specific types of mortgage loan products by changing the administrative costs of purchasing or originating the mortgage loans or other aspects of the programs.

Our competitors in the mortgage banking industry are often larger making it more difficult for us to compete successfully.

We face strong competition in originating, purchasing and selling mortgage loans and related mortgage servicing rights. Our competition is principally from savings and loan associations, other mortgage companies, and commercial banks and, to a lesser degree, credit unions and insurance companies, depending upon the type of mortgage loan product offered. We compete with these entities by striving to provide timely service to mortgage brokers and borrowers and develop competitive products. Many of these institutions have greater financial resources than we do and maintain a significant number of branch offices in the areas in which we conduct operations. Increased competition for mortgage loans from other lenders may result in a decrease in the volume of mortgage loans that we are able to originate and purchase. If we are unable to compete effectively, our operations and financial condition could be materially and adversely affected.

Real property with environmental problems securing our loans may cause us to incur liability.

In the course of our business, we sometimes acquire residential real estate that served as collateral for loans that are in default. It is possible that hazardous substances or waste, contaminants or pollutants could be present on such properties and not discovered until after we have taken possession. In such event, we might be required to remove such substances from the affected properties at our expense. The cost of such removal could substantially exceed the value of the affected properties or the loans secured by such properties. There can be no assurance that we would have adequate remedies against the prior owners or other responsible parties, or that we would not find it difficult or impossible to sell the affected real properties either prior to or following such removal. These costs could have a material adverse effect on our operations and financial condition. Most of our assets are pledged to secure debt leaving few if any assets that might be distributed to shareholders in liquidation.

Due to our financing needs, with the occasional exception of loans funded by us, all of our mortgage assets will be used to secure purchase agreements, bank borrowings or other credit arrangements for at least the near future. We hope to be able to fund more loans ourselves at some point in the future, but may never be able to do on a significant scale. At most times, our debt under the line of credit is approximately equal to the value of our mortgage loan assets. Therefore, such mortgage assets would not be distributed to stockholders in the event of liquidation, except to the extent that the market value of the assets exceeds amounts due our creditors. The market value of the mortgage assets will fluctuate as a result of market factors such as interest rates and prepayment rates as well as the supply of, and demand for, such mortgage assets. In the event of the bankruptcy of a counter-party with whom we have an agreement, we might experience difficulty recovering our pledged mortgage assets, which may adversely affect our operations and financial condition.

We could be required to sell mortgage assets under adverse market conditions.

If we are not able to renew or replace credit facilities as they come up for renewal, we could be required to sell mortgage assets under adverse market conditions and, as a result, could incur permanent capital losses. A sharp rise in interest rates or increasing market concern about the value or liquidity of mortgage assets in which we have a significant investment will reduce the market value of the mortgage assets, which would likely cause lenders to require additional collateral. A number of such factors in combination may cause difficulties for us including a possible liquidation of a major portion of our mortgage assets at disadvantageous prices with consequent losses, which would have a material adverse effect on our financial status and could render us insolvent. Additionally, although we intend generally to sell our mortgage assets within ninety days or less of generation or purchase because such assets will be pledged under financing agreements, our ability to sell mortgage assets to obtain cash will be greatly limited. Our inability to sell such assets could have a material adverse effect on our operations and financial condition.

We may need additional equity financing, which may or may not be available, to expand our business and to reduce our interest costs.

Our primary operating cash requirement is the funding or payment of interest expense incurred on borrowings. We also must fund general operating and administrative expenses and from time to time capital expenditures. We currently fund these cash requirements primarily through our lines of credit and the sale of loans. Our current plan is to decrease our reliance on the lines of credit and increase the volume of loan sales. Our ability to implement this business strategy will depend upon our ability to increase stockholders' equity thereby establishing a reserve, which may be used to fund loans. There can be no assurance that we will be able to raise additional equity on favorable terms. We cannot presently estimate the amount and timing of additional equity financing requirements because such requirements are tied to, among other things, our growth. If we were unable to raise such additional capital, our ability to expand and our results of operations and financial condition could be adversely affected.

Defaults in mortgage loans or characteristics of property securing the mortgages may adversely affect our ability to sustain the volume of mortgages.

We fund mortgage loans by drawing on our line of credit, then as soon as possible and typically within fifteen days, sell the loan in the secondary market. We use the proceeds of the sale of a loan to repay the amount borrowed to fund that loan. Thus, the composition of mortgage loans we hold changes from day to day. There are also loans that for one reason or another we do not sell, but hold. This is rare, but does happen from time to time. During the time we hold any mortgage loans, we are subject to increased credit risks, including risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance, such as those occurring from earthquakes or floods. In the event of a default on any mortgage loan we hold, we will bear the risk of loss of principal to the extent that the value of the secured property and any payments from an insurer or guarantor are less than the amount owed on the mortgage loan and the costs of realizing on the collateral. Any loans in default will also cease to be eligible collateral for our borrowings, which means we will have to finance the loan out of other funds until it is ultimately liquidated. Although we intend to establish reserves in amounts we believe are adequate to cover these risks, there can be no assurance that any such reserves will be sufficient to offset losses on mortgage loans in the future. Even assuming that properties securing mortgage loans we hold provide adequate security for such mortgage loans, there will likely be delays, which could be substantial, in prosecuting foreclosures. State and local statutes and rules may delay or prevent foreclosure on, or sale of, the mortgaged property and may limit revenues in which case proceeds we receive may not be sufficient to repay all amounts due on the related mortgage loan. Some properties that collateralize our mortgage loans may have unique characteristics or may be subject to seasonal factors that could materially prolong the time period required to resell the property.

Real estate is illiquid and its value is dependent on conditions beyond our control.

The fair market value of the real property underlying any mortgage we acquire may decrease. The value is largely dependent on factors beyond our control and may be affected by adverse changes in national or local economic conditions. The value may also be affected by the need to comply with environmental laws or the ongoing need for capital improvements, particularly in older structures. National disasters could result in unusual loss, as could adverse changes in zoning laws and other factors that are beyond our control.

We are liable for representations and warranties made to purchasers and insurers.

In the ordinary course of business, we make representations and warranties to the purchasers and insurers of mortgage loans and the related mortgage servicing rights regarding compliance with laws, regulations and program standards. In broker-generated loans, we generally receive similar representations and warranties from the brokers from whom we purchase the loans. If any of these representations and warranties is inaccurate, we may be required to repurchase the corresponding mortgage loans and/or may be liable for damages. In some cases, a portion of the costs of a repurchase are covered by our errors and omissions insurance. Some or all of the costs are also often recovered upon the sale of the collateral for the loan or by ultimate repayment. There can be no assurances that we will not experience greater losses in the future.

Mortgage loans are subject to significant government regulation.

Federal, state and local governmental authorities regulate our activities as a lender. The Truth in Lending Act, and Regulation Z promulgated there under, mandate that mortgage lenders meet requirements designed to provide consumers with uniform, understandable information on the terms and conditions of mortgage loans and credit transactions. The Equal Credit Opportunity Act prohibits creditors from discriminating against applicants on the basis of race, color, sex, age or marital status, among other restrictions and requirements. In instances in which the applicant is denied credit, or the rate or charge for a mortgage loan increases as a result of information obtained from a consumer credit agency, the Fair Credit Reporting Act of 1970 requires the lender to supply the applicant with a name and address of the reporting agency. The Real Estate Settlement Procedures Act and the Debt Collection Practices Act require us to file an annual report with HUD. If we fail to comply with any of these regulations, we could be prohibited from engaging in operations which would have a material adverse effect on our results of operations and financial condition.

We may issue Preferred Shares which have preferences over common shares.

Our Certificate of Incorporation authorizes the issuance of Preferred Shares with designations, rights and preferences as determined from time to time by its Board of Directors. The Board of Directors is empowered, without shareholder approval, to issue series of Preferred Shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the rights of the holders of common shares. The voting rights of any Preferred Shares, however, are limited by the Certificate of Incorporation and cannot exceed the voting rights of any common shares. The issuance of preferred shares can be used as a method of discouraging, delaying or preventing a change of control of the Company.

We currently do not meet certain corporate governance requirements imposed by the Sarbanes-Oxley Act and are not eligible to have our shares listed on NASDAQ, AMEX or the NYSE.

The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") was signed into law by President Bush on July 30, 2002 in response to public concerns regarding corporate accountability in connection with the recent accounting scandals at Enron and WorldCom. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies, both U.S. and non-U.S., that file or are required to file periodic reports with the Securities and Exchange Commission ("SEC"), under the Securities Exchange Act of 1934 ("Exchange Act"). The Sarbanes-Oxley Act includes very specific additional disclosure requirements and new corporate governance rules, requires the SEC and securities exchanges to adopt extensive additional disclosure, corporate governance and other related rules. Of the new requirements imposed by the Sarbanes-Oxley Act, among others, we currently have no "independent directors" on our board of directors, no audit committee, compensation committee nor nomination committee and we do not have any independent "financial experts" on our board of directors. As a result, we currently would not be eligible to have our shares listed on the NASDAQ, AMEX or NYSE, even if we were to meet the other listing requirements of such self-regulatory organizations. This may have the effect of depressing the prevailing market price of our common shares on the OTC Bulletin Board.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

There are a large number of shares underlying our secured convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of February 6, 2007, we had 290,287,210 shares of common stock issued and outstanding, $1,000,000 of secured convertible notes outstanding that may be converted into an estimated 121,212,121 shares of common stock and outstanding warrants to purchase 30,000,000 shares of common stock. Additionally, we have an obligation to sell $500,000 of secured convertible notes that may be converted into an estimated 60,606,060 shares of common stock at current market prices. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. Of the numbers of shares issuable upon conversion of the notes, we are only seeking to registered 50,350,079 pursuant to the registration statement that this prospectus forms a part of. The sale of these shares may adversely affect the market price of our common stock. The continuously adjustable conversion price feature of our secured convertible notes could require us to issue a substantially greater number of shares which will cause dilution to our existing stockholders.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of $1,500,000 of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of February 2, 2007 of $0.024:

% BELOW MARKET	PRICE PER SHARE	DISCOUNT OF 50%	NUMBER OF SHARES ISSUABLE

25%	$0.018	$0.009	$166,666,667
50%	$0.012	$0.006	$250,000,000
75%	$0.006	$0.003	500,000,000

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our secured convertible notes may have a depressive effect on the price of our common stock.

The secured convertible notes are convertible into shares of our common stock at a 50% discount of the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the secured convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing shareholders.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests our other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Capital Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Capital Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Capital Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are required for any reason to repay our outstanding secured convertible note, we would be required to deplete our working capital, if available or raise additional funds. Our failure to repay the secured convertible notes if required could result in legal action against us, which would require the sale of substantial assets.

In June 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, 3 years from the date of issuance, unless sooner converted into shares of our common stock. We currently have $1,000,000 secured convertible notes outstanding. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $100,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an event of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, or Security Agreement, the investors could foreclose on our assets.

In connection with the Securities Purchase Agreements we entered into in June 2006, we executed a Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements states that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants or Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements. If the investors were to foreclose on our assets, investors may lose all or substantially all of their investment.

RISKS RELATING TO OUR COMMON STOCK

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholder to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our corporate charter contains Authorized, Unissued, “Blank Check” Preferred stock which can be issued without stockholder approval with the effect of diluting then current stockholder interests.

Our certificate of incorporation currently authorizes the issuance of up to 15,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We have received gross proceeds $1,000,000 from the sale of the secured convertible notes and the investors are obligated subject to our compliance with the terms and conditions of the securities purchase agreement between us and the investors to provide us with an additional $500,000 within five days after this registration statement of which this prospectus forms a part, is declared effective. The proceeds received from the sale of the secured convertible notes will be used for working capital and general corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded in the over-the-counter bulletin board (OTCBB) governed by the NASD. Our common stock trades under the symbol "SFNN.OB". The quotations listed below reflect interim dealer prices without retail mark-up mark-down or commission and may not represent actual transactions. Trading of our stock has been minimal with limited or sporadic quotations and therefore we believe there is no established public market for the common stock.

The following table sets forth the high and low quotations per share of the Company's registered securities for each quarter during the last two fiscal years, as reported by the OTCBB.

Common Shares

	High	Low

Year Ended December 31, 2006
Quarter Ended December 31, 2006	$0.05	$0.02
Quarter Ended September 30, 2006	$0.02	$0.01
Quarter Ended June 30, 2006	$0.06	$0.02
Quarter Ended March 31, 2006	$0.16	$0.06

Year Ended December 31, 2005

Quarter Ended December 31, 2005	$0.60	$0.22
Quarter Ended September 30, 2005	$0.40	$0.12
Quarter Ended June 30, 2005	$0.17	$0.05
Quarter Ended March 31, 2005	$0.13	$0.04

HOLDERS

As of January 31, 2006, we had approximately 556 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Continental Stock transfer and Trust Company, New York, New York, (212) 509-4000.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

CRITICAL ACCOUNTING POLICIES

As set forth in greater detail in the Footnote (1) to our financial statements "Summary of Significant Accounting Policies", we recognize revenue upon sale of a loan when the documents are shipped to the independent investors, and all rights have passed and we become obligated to convey the loan, thereby isolating the transferred assets from us and fulfilling all criteria of SFAS No. 140. If these criteria were not met, then revenue recognition would be delayed until the proceeds were subsequently received from the investors, typically within the following month.

Pursuant to SFAS No. 91,we capitalize our loan origination costs, including an amount of its payroll and related costs which are directly attributable to the credit origination process. The measurement of such capitalizable costs requires the use of some judgments by management, as to the portion of such costs associated with credit origination and with other activities.

Disclosure, pursuant to SFAS No. 107, is required of the fair value of financial instruments. However, since most of our financial instruments turn over within a very short time period, management discloses that the net book value approximates fair value at the balance sheet date.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. We do not believe that adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for us in the first interim or annual reporting period beginning after December 15, 2005. We expect the adoption of this standard will have a material impact on our financial statements assuming employee stock options are granted in the future.

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this document. This discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed below under Factors Affecting Future Operating Results. The Company disclaims any obligation to update information contained in any forward- looking statement.

Overview

Shearson Financial Network Inc. SFN was incorporated in Las Vegas, Nevada in July 2000, and is the parent to two primary operating divisions, Shearson Home Loans and Real Property Technologies (RPT). Shearson Home Loans (SHL) is a direct-to-consumer mortgage broker and banker with revenues derived primarily from origination commissions and resale of whole loans earned on the closing of first and second mortgages on single-family residences. SHL currently employs 39 people which are residential mortgage and/or real estate brokerage professionals. The Company is a consolidator of mortgage brokerages and integrates the brokerage companies into the Shearson Home Loans network and then banks the mortgages through its mortgage banking unit. The Company plans to continue its growth strategy through the acquisition and affiliation of mortgage brokerage firms who do not currently bank their own production. By providing more efficient services to these smaller firms, SHL can accrete loan volume without having to “organically” grow the business. Banking of the accreted loan volume generates windfall revenue to the Company. Thus the rate of growth of SHL’s revenue stream is dramatically accelerated. The Company has the infrastructure, systems, and operational management necessary to properly integrate these and many more acquisitions in order to establish a countywide network. The Company’s business plan is focused on the integration of over 200 mortgage brokerage offices into the SHEARSON mortgage network.

RPT is a leading real estate information company with headquarters in New York. RPT reported revenues of approximately $22 million for fiscal year 2005, with pre tax profits of nearly two million dollars ($2,000,000) and has approximately 228 employees, as of December 31, 2006. RPT operates within the Shearson Financial Network as a separate data network. RPT provides a steady revenue stream and profitability which the company looks to mitigate the effects of interest rate fluctuations in the mortgage lending market. The database has numerous marketing advantages for our mortgage operations.

Results of Operations

Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005

The acquisitions of Real Property Technologies LLC and the asset purchase of certain assets of eHome Credit occurred in June of 2006 and therefore the company is reporting three months of financial activity for each of these companies for the three month reporting period. The acquisition of 85% of the issued and outstanding shares of Allstate Home Loans, Inc. occurred on July 27, 2006 and the financials included in the three months ended September 30, 2006, represent two months of operations.

Net revenues from origination and/or sale of loans increased 90.8% or $2.3 million, to $4.8 million for the quarter ended September 30, 2006 from $2.5 million for the quarter ended September 30, 2005. The increase in revenues is directly related to the Company’s acquisitions of Real Property Technologies, LLC., and Allstate Home Loans, Inc. (“Acquired Companies”) as well as certain assets purchased from EHome Credit Corp., of which revenues totaled approximately $4.6 million. Data base revenue income from RPT was $5.4 million for the quarter ended September 30, 2006.

Gross profit increased $2.3 million or 296% to $3.1 million for the quarter ended June 30, 2006 from $793,785 for the quarter ended June 30, 2005. All of the increase is related to the Company’s acquisitions of Real Property Technologies, LLC, Allsate Home Loans and certain assets of eHome Credit Corp.

Salary, wages and payroll taxes increased $3.5 million or 226%, from $939,000 for the quarter ended September 30, 2005, to $4.5 million for the quarter ended September 30, 2006. Approximately $4.1 million related to the acquired Companies, offset by a decrease of $600,000 related to a reduction in work force. Selling , general administrative (“SGA”) fees increased $888,000 to $1.9 million from $972,000 for the quarter ended September 30, 2005. The acquired companies increased SGA by $1.6 million. Professional fees increased $859,000 to $1.6 million from $ 744,000 for the quarter ended September 30, 2005. The increase in professional fees is related to the costs of the acquisitions and costs of debt placement.

Total operating expenses increased 184.0% or $5.2 million, to $8.1 million for the quarter ended September 30, 2006 from $2.8 million, for the quarter ended September 30, 2005. The increase of $5.8 million is related to the acquired companies and is offset by a decrease in expenses of $600,000.

For the quarter ended September 30, 2006, one note totaling approximately $2.7 million between Club Vista Holdings, Inc and the Company was recorded as forgiven, of which Club Vista recorded this debt forgiveness on December 31, 2005. The Company incurred costs associated with the debt discount amortization related to the beneficial conversion features on three of its notes in the amount of $1,244,616 for the three months ended September 30, 2005, as compared to $72,993 for the three months ended September 30, 2006.

We had a net income of $2.5 million for the quarter ended September 30, 2006 compared to net loss of $1.9 million for the same quarter of 2005. The increase in income is related to an increase in net operating income of $992,000 related to the Company’s acquisitions $2.7 million forgiveness of notes payable, offset by the $415,000 charged to debt discount expense and interest of $404,768 for the September 30, 2005 quarter.

Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005

Net revenues from origination and/or sale of loans increased 5% or $313,000, to $6.6 million for the nine months ended September 30, 2006 from $6.3 million for the nine months ended September 30, 2005. The increase in revenues is directly related to the Company’s acquisitions of Allstate Home Loans and certain assets of eHome Credit Corp. of which revenues totaled approximately $5.7 million, offset by a decrease in revenues due to the sale of Ocean West of which attributed to $5.0 million. Revenues from RPT, representing income from database sources contributed $7.4 million to totaled revenues.

Gross profit increased 189.3% or $7.1 million, to $10.9 million for the nine months ended September 30, 2006 from $3.8 million for the nine months ended September 30, 2005. The increase is related to the Company’s acquisitions of Real Properties Technologies, Inc., which attributed to $6.5 million.

Salary, wages and payroll taxes increased 254.7% or $5.5 million, from $2.2 million for the nine months ended September 30, 2005, to $7.6 million for the nine months ended September 30, 2006. Approximately $5.8 million related to the acquired Companies. Selling, general administrative (“SGA”) fees decreased 29.1% or $1.0 million, to $2.7 million from $3.8 million for the nine months ended September 30, 2005. The acquired companies increased SGA by $2.0 million offset by a decrease in expenses from the sale of Ocean West of approximately $3.0 million. Professional fees increased 155% or $1.9 million to $3.3 million from $1.4 million for the nine months ended September 30, 2005. The increase in professional fees is related to the costs of the acquisitions and costs associated with debt placement.

Total operating expenses increased 77.5% or $6.1 million, to $14.0 million for the nine months ended September 30, 2006 from $7.9 million, for the nine months ended September 30, 2005. The increase of $8.0 million is related to the acquired companies and is offset by a decrease in expenses from the sale of Ocean West.

For the nine months ended September 30, 2006, three notes totaling $7.8 million between Club Vista Holdings, Inc and the Company were forgiven. The Company incurred costs associated with the debt discount amortization related to the beneficial conversion features on three of its notes in the amount of $2.9 million for the nine months ended September 30, 2005, as compared to $72,993 for two notes, for the nine months ended September 30, 2006.

We had a net income of $4,450,000 for the nine months ended September 30, 2006 compared to net loss of $7,558,000 for the nine months ended September 30, 2005. The increase in income is related to $7.8 million forgiveness of notes payable, $2.0 million of net income from its acquisitions offset by the $2.5 million charged to debt discount expense and a loss of income associated with Ocean West, for the nine months ended September 30, 2006.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support asset growth, satisfy disbursement needs, maintain reserve requirements and otherwise operate on an ongoing basis. If our loan volume were to increase too rapidly, we believe the increase could have a severe impact on our liquidity. Our warehouse credit facilities limit the amount that may be advanced on each loan funded. Therefore, cash must be used to fund the additional dollars needed to close escrow. Thus, it is crucial that we closely monitor our loan volume.

During the first nine months of fiscal 2006 and 2005 we had net cash (used in) provided by operating activities of ($49.4 million) and $1.4 million, respectively. The primary sources of net cash used in operating activities was stock based expenses of $5.2 million, forgiveness of debt of $7.8 million, debt discount expense of $72,933, increase in accounts receivable of $5.4 million, Increase of mortgage loans held for sale of $31.3 million, increase in unamortized debt discount of $927,000, increase in prepaid expenses of $953,124, increase in goodwill of $12.9 million, decrease in accounts payable of $500,638 and an increase in interest payable of $167,126. The primary sources of net cash provided by operating activities was a decrease in receivables from loan sold of $3.6 million, debt discount expense of $2.9 million relating primarily to beneficial conversion debt discount, decrease accounts payable of $170,574, decrease in other assets of 35,112, stock based expenses of $2.1 million, increase in prepaid expenses of 110,299, increase in accounts receivable of $115,922, increase in minority shareholder interest of $42,165, increase in stock subscription payable of $82,150 and a decrease in interest payable of $6,396 for the nine month period ending September 30, 2005. As investors purchase loans, the amounts advanced for such loans through the warehouse lines of credit are paid. At that time, the receivables are cleared and the cash deposited in our operating account. These accounts vary significantly depending upon where the bulk of the loans are in the process of funding and selling.

Net cash used for investing activities during the first nine months of fiscal 2006 was $25.4 million primarily related to fixed assets purchased by acquisitions, which occurred during the period. Net cash used for investing activities during the first nine months of fiscal 2005 was $16,733 which was attributable to the purchase of property and equipment.

Net cash provided by financing activities for the nine months ended September 30, 2006 was $76.2 million. The consisted of $28.8 million on advances from lines of credit, proceeds related to related notes payable of $40,550, proceeds of notes payable of $1.4 million, payments of notes payable of $450,000 and issuance of preferred stock of $44.3 million. Net cash provided by financing activities for the nine months ended September 30, 2005 was $1.5 million. This consisted primarily of net payments under the warehouse lines of credit of $1.7 million, net payments of notes payable of $13,252, proceeds of notes payable related party of $250,000, issuance of common stock of $29,655, as well as dividends paid of $69,481.

Our ability to finance and purchase mortgage loans depends on our abilitiy to secure warehouse lines of credit with acceptable terms. Currently, we fund loans through warehouse lines of credit with Warehouse One and IMPAC, through our subsidiary Shearson Home Loans.

INTEREST RATE RISKS

The uncertainty, which potentially has the single largest effect on the results of our operations, is interest rate trends. Trends in interest rates are not only important to the refinance business, but are also very important in the purchase market as well. As interest rates rise, more individuals are eliminated as potential borrowers. The reason for this is simple - as interest rates get higher, so do the mortgage payments. Higher payments mean fewer people have the ability to qualify for loans. Historically, a rising interest rate market is more difficult for mortgage bankers like us to deal with than for banks. The reason for this is that banks tend to have an advantage in an adjustable rate market, because banks have the ability to hold loans and, therefore, can be more creative in designing adjustable rate loans to fit the borrower's needs. Mortgage bankers are limited to loan products that can be sold in the secondary market or securitized. These programs have become more competitive in recent years, but banks still retain a competitive advantage.

Inflation has an impact on us because it typically has an impact on interest rates. As the threat of inflation becomes more of a concern, interest rates tend to rise. This result is based upon the perception that the Federal Reserve Bank will revise short-term interest rates to keep inflation in check. This concern ultimately affects interest rates.

The primary market risks that we face are interest rate risks. Interest rate movements affect the interest expense on our warehouse lines of credit, the interest income earned on loans held for sale, the value of mortgages held for sale and the ultimate gain recognized on mortgage loans which are sold. In a high interest rate environment, borrower demands for mortgage loans, especially refinancing of existing mortgages, decline. Higher interest rates may also adversely affect the volume of mortgage loans. In a low interest rate market, typically one in which the interest rates have declined sufficiently to make refinancing for lower rates economical, we may incur early pay-off penalties when significant number of loans we originate are refinanced within the first six months of the loan being sold to an investor.

We protect against interest rate risks to the extent we can by pre-selling most loans to investors prior to funding, locking in rates and returns. The method of locking in rates and returns varies from investor to investor. Some investors will commit to rates by telephone while others require written commitments via facsimile or e-mail. The investor responds with a commitment or trade number upon confirmation. At that point, the rate and purchase price for that loan are guaranteed for a definite period of time. We have the option with most investors to lock in rates for either a best efforts or mandatory delivery. A mandatory delivery brings the best price, typically 1/4 of 1% higher, but requires us to deliver the loan within the committed time frame. If we do not meet the deadline, we may have to pay a penalty, usually ranging from $300 to $1,000. The lock period that we give to the broker/borrower is typically a minimum of five days before the loan package needs to be delivered to the investor. The loan must be in "fundable" form when it is delivered to the investor. This means that both the credit and the collateral packages must be complete. If this is not the case, which happens rarely, the investor may re-price the loan. In such event, if the market has deteriorated, we have some interest rate risk.

We also monitor and work to match the interest rates we charge on our loans to the interest rates on the warehouse line of credit used to fund the loan. Since the time period that the financing for any one loan is outstanding is short, typically ten to fifteen business days, the risk of a negative interest rate gap continuing for an extended period time is lessened. Upon sale of the loan, the interest rate risk shifts to the investor. In the past, management has at times used hedging strategies to lessen the risks arising out of rising and falling interest rates, but is not currently using hedging strategies due to the complexities involved in hedging and personnel needed to properly manage it.

BUSINESS

CORPORATE INFORMATION AND HISTORY

Shearson Financial Network, Inc. formerly known as Consumer Direct of America ("CDA") and Blue Star Coffee, Inc. is a Nevada corporation formed in July, 2000 to sell specialty coffee beans, brewed coffee and espresso-based beverages through company-owned and franchised retail locations. In February 2002, Blue Star, which was then in the development stage, acquired all of the outstanding stock of Consumer Capital Holdings, Inc. and Consumer Capital Holdings became a wholly owned subsidiary of Blue Star. After its acquisition of Consumer Capital Holdings, Blue Star changed its name to Consumer Direct of America. In June 2006 Consumer Direct of America changed its name to Shearson Financial Network Inc. Shearson Financial Network Inc. is the parent to two primary operating divisions, Shearson Home Loans and Real Property Technologies (RPT). Shearson Home Loans (SHL) is a direct-to-consumer mortgage broker and banker with revenues derived primarily from origination commissions and resale of whole loans earned on the closing of first and second mortgages on single-family residences. SHL currently employs 39 employees which are residential mortgage and/or real estate brokerage professionals. The Company is a consolidator of mortgage brokerages and integrates the brokerage companies into the Shearson Home Loans network and then banks the mortgages through its mortgage banking unit. The Company plans to continue its growth strategy through the acquisition and affiliation of mortgage brokerage firms who do not currently bank their own production. By providing more efficient services to these smaller firms, SHL can accrete loan volume without having to "organically" grow the business. Banking of the accreted loan volume generates windfall revenue to the Company. Thus the rate of growth of SHL's revenue stream is dramatically accelerated. The Company has the infrastructure, systems, and operational management necessary to properly integrate these and many more acquisitions in order to establish a countywide network. The Company's business plan is focused on the integration of over 200 mortgage brokerage offices into the SHEARSON mortgage network.

RPT is a leading real estate information company with headquarters in New York. RPT reported revenues of approximately $22 million for fiscal year 2005 with pre tax profits of nearly two million dollars ($2,000,000) and has 228 employees as of December 31, 2006. RPT operates within the Shearson Financial Network as a separate data network. RPT provides a steady revenue stream and profitability which the company looks to mitigate the effects of interest rate fluctuations in the mortgage lending market. The database has numerous marketing advantages for our mortgage operations.

On February 20, 2002 Blue Star Coffee, Inc., a Nevada corporation (the "Registrant") acquired Consumer Capital Holding, Inc., ("CCHI") a Nevada corporation through a stock exchange affected pursuant to an Acquisition Agreement dated February 20, 2002 (the "Agreement"). Pursuant to the Agreement the stockholders of CCHI transferred to the Registrant all of the issued and outstanding shares of capital stock of CCHI and the Registrant issued to the stockholder of CCHI an aggregate of 1,047,900 post split shares of the common, par value $0.02, per share, of the Registrant. The amount of consideration was determined by arms length negotiations between the Registrant and the stockholders of CCHI.

On June 6, 2002, Consumer Direct of America, acquired Lending Servicing Corporation dba Las Vegas Mortgage ("LSC") a Nevada corporation through a stock exchange and cash effected pursuant to an Acquisition Agreement dated June 6, 2002 (the "Agreement"). Pursuant to the Agreement, the stockholders of LSC transferred to the Registrant all of the issued and outstanding shares of capital stock of LSC and the Registrant issued to the stockholder of LSC an aggregate of 120,000 post split shares of the common stock par value $0.02, per share, of the Registrant and $100,000 in cash. The amount of consideration was determined by arms length negotiations between the Registrant and the stockholders of LSC.

On November 20, 2003, Consumer Direct of America acquired Pro Mortgage Corp. ("PRO" or "Pro Mortgage"), a California corporation through a stock exchange effected pursuant to an Acquisition Agreement dated November 20, 2003 (the "Agreement") Pursuant to the Agreement, the two stockholders of PRO transferred to the Registrant all of the issued and outstanding shares of capital stock of PRO and the Registrant issued to the two stockholders of PRO an aggregate of 150,000 post split shares of the common stock, par value $0.02, per share, of the Registrant, PRO has conducted its mortgage brokerage finance business under the name PRO Mortgage. The amount of the considerations was determined by arms-length negotiations between the Registrant and the stockholders of PRO.

On October 1, 2004, CDA rescinded its acquisition agreement with Pro Mortgage Corporation. On November 20, 2003 CDA and Pro Mortgage entered into an acquisition agreement, whereby Pro Mortgage and CDA agreed to exchange 1,000 shares of Pro Mortgage capital stock, representing 100% of the issued and outstanding capital stock of Pro Mortgage, in exchange for 3,000,000 shares of CDA's capital stock, (the "Exchange"). The parties decided to rescind the exchange agreement. In connection with such rescission CDA transferred and assigned its shares of the Pro Mortgage capital stock to the Pro Mortgage shareholders and the Pro Mortgage shareholders transferred back its shares of the common stock of CDA. We view this rescission as nullification and accordingly has not included any operating activities related to PRO in our consolidated financial statements.

On July 15, 2004, we acquired 84.9% of the outstanding common stock of Ocean West Holding Corporation, ("Ocean West" or "OWHC") through a stock exchange affected pursuant to a Purchase and Sale of Capital Stock Agreement. Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of common stock of Ocean West to us in exchange for 622,381 of our shares (the "Transfer"). The consideration was based on the average monthly trading prices of each company's shares for the month of June 2004. The Transfer resulted in our having majority control and ownership, of Ocean West. Ocean West Holding Corporation is a holding company, which holds all of the issued and outstanding stock of Ocean West Enterprises.

On June 6, 2005, InfoByPhone, Inc. a Delaware corporation, consummated an agreement with OWHC, pursuant to which InfoByPhone, Inc. exchanged all of its 6,000,000 then issued and outstanding shares of common stock for 6,000,000 shares, or approximately 56% of the common stock of OWHC. As a result of the agreement the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (InfoByPhone, Inc.). Prior to the exchange, OWHC intended to issue a dividend pay out to its shareholders, which was represented of 100% of the issued and outstanding shares of Ocean West Enterprises, the wholly owned subsidiary of Ocean West Holding Corporation. This dividend payout did not occur which resulted in OWHC having 100% interest in Ocean West Enterprises.

We received cash proceeds in the amount of $400,000 from the sale of the public holding company, Ocean West Holdings (OTC:BB:OWHC). The sale of OWHC was directed by the Board of Directors of Ocean West and the payment to us was made by Ocean West as a reduction against the monies loaned to Ocean West by us.

On February 7, 2006, Consumer Direct of America agreed to sell Shearson Home Loans, Inc., a Nevada Corporation ("SHL"), and wholly owned subsidiary of Consumer Direct of America, Inc. ("CDA"), to Paragon Financial Corporation (PGNF), pursuant to the terms and conditions of a Share Exchange Agreement dated February 7, 2006 (the "Exchange Agreement") among CDA, SHL and PGNF. Pursuant to the Exchange Agreement, PGNF acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles. Immediately prior to entering into the Exchange Agreement, PGNF had 119,566,360 shares of PGNF common stock outstanding. In addition, PGNF had outstanding warrants to purchase 18,531,592 shares of PGNF common stock and outstanding debt convertible into 4,846,000 shares of PGNF common stock arriving at an exchange ratio of 4 to 1.

On May 5, 2006, we rescinded the acquisition agreement with PGNF. On February 7, 2006, we and PGNF entered into an acquisition agreement, whereby we and PGNF acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles, (the "Exchange"). The parties decided to rescind the exchange agreement. In connection with such rescission, we transferred and assigned our shares of the PGNF capital stock and preferred stock to the PGNF shareholders and the PGNF shareholders transferred back its shares of our common stock. We view this rescission as nullification and accordingly have not included any operating activities related to PGNF in our consolidated financial statements.

On June 5, 2006, we agreed to acquire all of the issued and outstanding shares of common stock of Real Property Technologies ("RPT"), a New York corporation ("RPT"), from its shareholders ("shareholders"), pursuant to the terms and conditions of a Share Exchange Agreement (the "Exchange Agreement") among shareholders, RPT and us. Pursuant to the Exchange Agreement, we exchanged 100,000 shares of our Series A-1 Convertible Preferred Stock valued at approximately $40,000,000. Each share of the Series A-1 Convertible Preferred Stock has a stated value of four hundred dollars ($400.00). The acquisition of RPT diversifies our mortgage operations and our mortgage banking capability via its extensive database of real property information.

RPT is a leading real estate information company with headquarters in New York. RPT reported revenues of approximately $22 million for fiscal year 2005 with pre tax profits of nearly two million dollars ($2,000,000) and has in excess of 200 employees. As part of the acquisition, certain key members of RPT's management will enter into employment agreements providing for a base compensation, plus bonuses based on future performance of the combined business. We plan to integrate RPT into Shearson Financial Network and operate RPT as a separate data network. RPT provides a steady revenue stream and profitability which the company looks to mitigate the effects of interest rate fluctuations in the mortgage lending market. The database has numerous marketing advantages for our mortgage operations.

The Series A-1 Convertible Preferred Stock issued as part of the consideration in the Exchange Agreement was a duly authorized series of preferred stock issued pursuant to authority conferred upon the Board of Directors by our Certificate of Incorporation. The Board of Directors, by unanimous written consent, adopted a resolution providing for the issuance of up to one million (1,000,000) shares of our Series A-1 Convertible Preferred Stock, par value $.0001 per share, which is designated "Series A-1 Convertible Preferred Shares," which have the following qualifications, limitations and restrictions of such preferences and rights:

(i) Stated Value. The stated value per Series A-1 Convertible Preferred Share is Four Hundred Dollars ($400.00) per share (the "Stated Value").

(ii) Dividends. None.

(iii) Voting Rights. Each share of the Series A-1 Convertible Preferred Shares shall have 10,000 votes and shall vote upon all matters as a single class with our common stock.

(iv) Conversion. Upon issuance, the Series A-1 Convertible Preferred Shares are not convertible until an amendment to the Corporation's Certificate of Incorporation is filed that increases the authorized shares of common stock. Upon filing and acceptance of the amendment pursuant to the General Corporation Law of the State of Nevada each share of Series A-1 Convertible Preferred Shares shall be converted into 10,000 shares of our common stock.

(v) Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series A-1 Convertible Preferred Shares will be entitled to receive, prior and in preference to any distribution of our assets or surplus funds to the holders of any shares of common stock by reason of the ownership thereof, an amount equal to the fixed sum of the Stated Value per share and any accrued dividends thereof and no more (the "Preferential Amount"). Neither the merger or consolidation of us, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of our affairs, either voluntarily or involuntarily, within the meaning of this section.

(vi) Rank. All Series A-1 Convertible Preferred Shares shall rank (A), prior to our common stock; (B) prior to any class or series of our capital stock hereafter created, unless such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with such issuance; and (C) junior to any class or series of our capital stock of the hereafter created specifically ranking, by its terms.

On June 7, 2006 the Company and Continental Home Loans, Inc. (CHL) entered into an acquisition agreement, whereby the Company acquired all of the common stock of CHL for three million two hundred thousand dollars ($3,200,000) (the “Purchase Price”). The Purchase Price consisted of (i) $640,000 cash consideration (ii) the Company’s issuance of shares of common stock equal on the Closing Date to two million five hundred sixty thousand dollars ($2,560,000) (the “Stock Consideration”), based on the closing sale price of the Purchaser’s Common Stock on the OTCBB on the day prior to the Closing Date. On November 16, 2006, the Company rescinded its acquisition agreement with Continental Home Loans, Inc., (CHL) effective November 9, 2006. The Company views this rescission as nullification and accordingly has not included any operating activities related to CHL in the Company’s consolidated financial statements.

On June 9, 2006, we agreed to acquire certain assets and defined liabilities of eHome CreditCorp. ("EHC"), a New York corporation ("EHC"), from its shareholders ("shareholders"), pursuant to the terms and conditions of an Asset Purchase Agreement (the "Agreement") among shareholders, EHC and us. Pursuant to the Agreement, we exchanged 7,500 shares of our Series A-1 Preferred Stock valued at approximately $3,000,000. Each share of the Series A-1 Preferred Stock has a stated value of four hundred dollars ($400.00). The acquisition of EHC diversifies our mortgage operations and our mortgage banking capability. We plan to integrate the assets purchased from EHC into our previously completed acquisition of Shearson Homes Loans and use the brand name Shearson Home Loans for all of our mortgage operations.

On July 29, 2006, the Company entered into a Share Exchange Agreement and Plan of Reorganization Agreement (the “Agreement”) with Allstate Home Loans Inc. (“Allstate”), and the sole shareholder of all of the issued and outstanding shares of Allstate (the “Allstate Shareholder”). Pursuant to the Agreement, which closed on July 29, 2006, the Company is purchased from the Company’s sole shareholder 850 shares of Allstate’s issued and outstanding shares of common stock. As of July 29, 2006, Allstate had 1,000 shares common stock that are issued and outstanding.

Pursuant to the Agreement, the Company issued the Allstate Shareholder $2,000,000 worth of the Company’s common stock at a price of $0.025 per share, the closing price per shares of the Company’s common stock on July 29, 2006 and, as a result, the Company issued the Allstate Shareholder 80,000,000 shares of its common stock.

Pursuant to the Agreement, the Company assumed 50% of the debt owed to the Allstate Shareholder which shall be no greater than $1.25 million dollars. Pursuant to the Agreement, the Company, at its sole option, may immediately convert said debt any time after the July 29, 2006 (the “Closing”), to three thousand (3,000) shares of Series A-1 Convertible Preferred Stock of the Company with a value of $400.00 per share. Said shares shall have a liquidation preference such that upon the investment funding by Barron Partners (or another such investment company in an amount in excess of ten million dollars) into the Company, holder may require the Company to liquidate the Series A-1 Convertible Preferred Stock into $1.25 million dollars in cash from the proceeds from said funding. In the event the Company does not secure an investment by Barron Partners (or another such investment company) within six months from the Closing , then the holders will have the right to convert the Series A-1 Convertible Preferred Shares into common stock at the conversion price of $0.025 per share for a total of 48 million shares. The Company will use its best efforts to cause a registration statement to be filed pursuant to the conversion of the shares into common stock.

Our executive offices are located at 2470 St. Rose Parkway, Suite 314, Henderson, Nevada 89074.

COMPETITIVE LEGISLATIVE ADVANTAGE OF CDA

The Acting Secretary of the United States Department of Housing and Urban Development, "HUD" has submitted revisions to the Real Estate Settlement Procedures Act (RESPA) to the office of Management and Budget for final approval. The proposed changes, although the final draft has not been made public, are expected to have far reaching effects within the Mortgage Industry. As previously written, the new changes will place a decided advantage in the hands of mortgage bankers and state and federal banks. Mortgage Brokers will find themselves at a clear disadvantage in terms of competitive pricing when compared with banking operations.

If the bill, as last reviewed, passes, the Mortgage Brokers will be forced to make the transition to banking, become a "net branch" of an existing mortgage banking operation or be acquired by a company like us. To remain a mortgage broker in a clearly disadvantaged position will ultimately lead to failure in the business.

It should be noted that many "net branch" arrangements as currently practiced are not recognized as legal operations according to HUD. The net branches are prohibited from originating FHA loans under such an arrangement. Additionally, as net branch operations, the branch manager receives no equity for his contributions to the parent banking company. In the case of SFN, there is value received, as additional compensation can be earned through production and a viable exit strategy is provided.

This pending legislation will provide additional momentum for large successful brokerage houses to make the transition to a wholly owned subsidiary of Shearson Financial Network Inc.

GROWTH STRATEGY

We plan to continue our growth strategy through the acquisition and affiliation of mortgage brokerage firms who do not currently bank their own production. By providing more efficient services to these smaller firms, bank products, and other services not readily available to smaller companies, we can accrete loan volume without having to "organically" grow the business. Banking of the accreted loan volume generates windfall revenue to the Company. Thus the rate of growth of our revenue stream is dramatically accelerated.

Our principal short-term focus is to:

•	establish relationships with more of the 200 largest mortgage brokerage companies;

•	increase the number of installations with the our existing mortgage brokerage branches,

In addition to the residential mortgage origination market, we have identified three other potential growth opportunities: (i) adding complementary services to the mortgage lending process such as title search, property appraisals, relocation services and cash management; (ii) exploiting other financial markets such as home equity loans, life insurance sales and personal financial planning. Although we currently have no specific plans in these areas, the we intend to explore these additional growth opportunities as part of its long-term strategic growth plan.

PRODUCTS

We offer a broad range of mortgage loan products to provide flexibility to mortgage loan brokers and our retail division. These products vary in loan-to-value ratio and income requirements as well as other factors. The following is a list of our primary standard products:

• Conforming Mortgage Products — Adjustable and fixed rate loan programs that meet the guidelines for purchase by government-sponsored entities, such as FNMA and FHLMC which guarantee mortgage backed securities, and by permanent investors in mortgage backed securities secured by, or representing ownership in, such mortgage loans.

• Alt A/Sub Prime Mortgage Products — Alternative-A/Sub-Prime loans are adjustable and fixed rate loans that usually do not meet FNMA and FHLMC guidelines due to various reasons. These loans usually do not meet this guideline because they require a reduced amount of income verification and may exceed these agencies maximum loan-to-value ("LTV") guidelines. These loans are sold to institutional investors such as Credit Suisse First Boston, Banco Popular and Saxon Mortgage.

• Second Mortgage Program — Fixed rate amortizing and fixed rate with a balloon payment programs that are limited to borrowers we identify as A+ through B credit, risks, with a maximum combined loan-to-value ratio equal to 100%.

• JUMBO Loans — Adjustable and fixed rate loan program for loans that exceed the loan limits set by the FNMA (Fannie Mae) and the FHLMC (Freddie Mac). These loans are sold to investors in the secondary market that specialize in these types of loans and are structured to meet the guidelines provided by specific investors.

• Non-Conforming Loans — Fixed- rate first mortgage loans that are amortized over a fifteen or thirty-year period as well as loans with a balloon payment in fifteen years and payable during the fifteen-year period under a thirty-year amortization schedule.

LOAN ORIGINATION

We originate both purchase and refinance mortgage loans. The percentage of refinance loans as compared to total volume for the year ended December 31, 2006 was 54.3%, and for the year ended December 31, 2005 was 56.8%. We originate loans primarily through three different channels. The first is directly through our "corporate" retail division. This division deals directly with the client. Most of the retail loans are referred to us through real estate agents or past clients. The remaining clients are generated through various marketing techniques such as direct mail, telemarketing, or various lead providers. We have closed this division in the early part of its fiscal year and has decided to focus its attention on the two remaining channels, as discussed below. The corporate retail loans comprised 1.7% of our loan volume for the year ended December 31, 2006 as compared to 7.7% of our loan volume for the year ended December 31, 2005.

The second method of origination is through our branch network of retail branches. A retail branch is where all related branch expenses must be paid for through branch revenues and the manager of the branch is compensated only through the branch profits. We have concentrated on developing this area of our business in recent months because we believe this is one of the most cost effective and efficient ways to increase loan originations. The net branches comprised 92.3 % of the volume for the year ended December 31, 2006 and 92% of the loan volume in the fiscal year ended December 31, 2005. As of December 31, 2006 we had 18 retail branches in 33 states. These branches are located in areas close to potential borrowers and referral sources. Being located near these referral sources better enables us in developing referral business. Our goal is to continue to develop and maintain recurring referral sources. To supplement branch business, we continue to develop lead programs through various providers.

UNDERWRITING PROCESS

Loans originated through the corporate retail division or retail branches require processing. Processing procedures very depending on specific loan program and investor requirements. Loan applications are reviewed and verified for accuracy. The verification process includes, but is not limited to: (i) evaluation of the borrower's credit worthiness by obtaining a formal credit report through an approved credit agency, (ii) third party verification of the applicant's income and deposit information, and (iii) obtaining a preliminary title and appraisal report. Once processing is complete, the file is sent on to underwriting.

Regardless of how a loan is generated, all loans must be underwritten in accordance with guidelines set forth by management and the secondary market investors. Some underwriting criteria include borrower income and credit worthiness, loan-to-value ratios, property condition and type, insurance requirements and investor requirements. Our underwriting guidelines also comply with those guidelines set forth by the FNMA, FHLMC, FHA, Veterans Administration ("VA") and private institutional investors. The underwriting guidelines are intended to aid in evaluating the credit history of the potential borrower, the capacity of the borrower to repay the mortgage loan, the value of the real property, which will secure the loan, and the adequacy of such property as collateral for the proposed loan. The loan terms, including interest rate and maximum loan-to-value ratio, are determined based upon the underwriter's review of the loan application and related data and the application of the underwriting guidelines.

We employ only experienced underwriters. Our Underwriting Manager must approve the hiring of all underwriters, including those who will be located in a regional or branch office. Our underwriters must have had either substantial underwriting experience or substantial experience with us in other aspects of the mortgage finance industry before becoming part of the underwriting department. All underwriters are required to participate in ongoing training, including regular supervisory critiques of each underwriter's work. We believe that our underwriting personnel have the ability to analyze the specific characteristics of each loan application and make appropriate credit judgments.

The level of income verification varies with program type. The underwriting guidelines include four levels of documentation requirements for applicants, which are referred to as the "Full Documentation," "Lite Documentation," "Stated Income Documentation," and "No Documentation" programs. The purchasers in the secondary market dictate the level of income documentation required for a specific loan. Except for the No Documentation programs, where verification of income is not required, we review:

•	the applicant's source of income;

•	calculate the amount of income from sources listed on the loan application or other documentation; review the credit history of the applicant;

•	calculate the debt service-to-income ratio to determine the applicant's ability to repay the loan; review the type and use of the property being financed; and

•	review the property.

Under our Full Documentation programs, applicants are generally required to submit two written forms of verification of stable income for at least twelve months. Under our Lite Documentation programs, the applicant may submit twenty-four months of bank statements in lieu of traditional documentation such a tax returns and pay-stubs. Our Stated Income Documentation programs may be accepted based upon the monthly income stated on the mortgage loan application if other criteria are met. Our No Documentation programs do not give consideration to income. Instead, more weight is given to the borrowers credit history and property value. All of the programs require a telephone verification of the employment of salaried employees. In the case of purchase money loans, under the Full Documentation program guidelines and, on all purchase loans where the loan-to-value ratio is greater than 80%, we also verify source of funds to be deposited by the applicant into escrow.

In most cases, our underwriters determine the applicant's ability to repay the loan using: (a) a qualifying rate that is equal to the stated interest rate on fixed-rate loans, (b) the initial interest rate on loans which provide for three years of fixed interest rate and payments before the initial interest rate adjustment, or (c) 2% above the initial interest rate on other adjustable-rate loans. The underwriting guidelines require that mortgage loans be underwritten following a standard procedure that complies with applicable federal and state laws and regulations. It also requires our underwriters to be satisfied of the value of the property to be mortgaged based upon a review of the appraisal. In general, the maximum principal amount of loans originated under our conventional program is $650,000; however, management may approve and make larger loans on a case-by-case basis. Larger loans also require approval by the intended purchaser of the loan.

Automated underwriting systems are rapidly becoming the industry standard when underwriting conventional loans. These systems can be used for underwriting loan programs such as FHA and VA; and at times specific investors require their use. The two primary systems are the FNMA's Desktop Underwriter and the FHLMC's Loan Prospector. Over the past few years, the trend has moved toward the exclusive use of these systems. We currently underwrite over half of the loans originated using these systems. We are also in the process of developing it own proprietary underwriting system to aid in the process of underwriting those loan programs that can not be underwritten by the Desktop Underwriter or Loan Prospector.

Management evaluates the underwriting guidelines on an ongoing basis and periodically modifies them to reflect current assessments of various issues relating to underwriting analysis. In addition, as new loan products are developed, we adopt underwriting guidelines that we believe are appropriate for the new products. All loans are underwritten to the standards of the intended purchasers of the loans. We make certain representations and warranties customary in the industry relating to, among other things, accurate information, program standards, and compliance with laws and regulations. If we are found to have breached such a representation or warranty, we could be required to repurchase the loan.

QUALITY CONTROL

We have implemented a loan quality control process to help enforce sound lending practices and compliance with our policies and procedures as well the compliance requirements of agencies such as HUD, Fannie Mae and the requirements of other purchasers of mortgages. While we are not currently a HUD approved lender it does however comply with its standards. Prior to funding a loan, we perform a "pre-funding quality control audit" in which our staff re-verifies the borrower's credit history and employment, using automated services as well as verbal verifications. In addition, an independent appraiser appraises properties that will potentially secure the mortgage loans. A qualified licensed independent appraiser must conduct all appraisals and the appraisal must conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Our personnel also review every appraisal to confirm the adequacy of the property as collateral prior to funding.

In addition, our quality assurance department audits a percentage of all loans that are funded. The department reviews the documentation, including appraisals and verifications, for compliance with established underwriting guidelines and lending procedures. The department also reexamines the funding documents for accuracy, completeness and adherence to corporate, state and federal requirements. As part of the audit process, any deficiencies discovered are reported to senior management to determine trends and any need for additional training of personnel.

LOAN FUNDING

Loans that are closed using our own credit facilities are funded through short term borrowing on our warehouse lines of credit. We pay interest on funds advanced under the warehouse line of credit at a pre-negotiated rate. The rate at which we borrows is variable in nature and typically averages between 6.5% and 8.5%. We currently have approval for $20,000,000 in warehouse capability. We have our primary warehouse line of $10 million with Warehouse One and a provision in the facility for an additional $10,000,000. The facilities are secured by the mortgage loans financed through the line, related mortgage servicing agreements, of which we repay the outstanding balance under the warehouse line with the proceeds from the sale of mortgage loans. The additional proceeds earned from loan sales also replenish working capital.

SALE OF LOANS

The percentage of originated loans that were funded using our warehouse lines of credit was 12.4% of the total volume as compared to 17.3% of the total dollar volume for the year ended December 31, 2005. We generally sell substantially all of the loans originated. Once we have funded a loan through a credit facility, the next objective is to sell the loan as quickly as possible, which typically happens in ten to fifteen business days. In some instances we hold the loan for sale and may be unable to sell the loan.. A reconciliation package is prepared for our accounting department. The file then moves on to the shipping department where it is copied and stacked to specific investor guidelines. After we receive the final closing statement, usually two to three days after funding, the file is sent to the appropriate investor and revenue is recognized. We typically make general representations and warranties to purchasers of the mortgages relating to borrower disclosures, closing procedures, credit documentation, follow-up documentation and accuracy of representations. In many cases, purchasers of the mortgages will require language in the documentation mandating that we return all or a portion of the premium and any premium paid for servicing rights for loans that are paid off early, typically prior to the end of the first six months. In most cases, we are only liable for premium recapture if the loan is being prepaid as a result of a refinancing through us or one of our affiliates.

Purchasers of loans vary from time to time as the purchasers get in and out of the market. For the year ended December 31, 2006 1 buyer purchased in excess of 10% of our production funded on our warehouse lines of credit: Countrywide purchased 90%. For the year ended December 31, 2005, one buyers purchased in excess of 10% of our production funded on our warehouse lines of credit: Countrywide purchased 90%. Our secondary marketing department chooses the purchaser for a particular loan. Commitments to purchase loans are made on a loan-by-loan basis. We are not required to provide a certain number of loans to any purchaser.

MORTGAGE LOAN SERVICING RIGHTS

We currently sell the servicing rights on essentially all the loans we fund. At the time the loan is sold, the purchaser of the loan typically pays us a premium for the release of the servicing rights. The premium is paid for the right to collect the servicing fees for the period the loan remains on the investor's books. A typical spread for an "A" grade loan is 1/4 of 1% annually. In the past, we occasionally retained servicing rights, but no longer do so on a regular basis. Since we are not currently set up to service loans in-house, we contract with a third party to sub-service any loans for which we have servicing rights. The sub-servicer is responsible for accepting and posting all payments, maintaining escrow accounts and reporting to the end investors, such as Fannie Mae. For this service, we typically pay the sub-servicer a monthly fee averaging $6 to $7 per loan.

LENDER RELATIONS

Today's mortgage lenders are seeking bigger shares of the market at less cost to them. As of December 31, 2006, the following lenders were represented Countrywide Funding Corporation, BNC Mortgage Corporation of America, IMPAC Funding Corporation and Greenpoint.

REGULATION

The consumer finance industry is highly regulated; therefore we are is subject to extensive and complex rules and regulations of, and examinations by, various federal, state and local government authorities. These rules impose obligations and restrictions on our loan origination, credit activities and secured transactions. In addition, these rules limit the interest rates, finance charges and other fees that we may assess, mandate extensive disclosure to borrowers, prohibit discrimination, and impose multiple qualifications and licensing obligations. Failure to comply with these requirements may result in, among other things, loss of HUD approved status, demands by purchasers of mortgages for indemnification or mortgage loan repurchases, exercise of rights of rescission of mortgage loans by borrowers, class action lawsuits by borrowers, administrative enforcement actions, and civil and criminal liability. Currently the Company is not an approved HUD lender. We use our quality assurance program to monitor compliance and, based upon assessments of our compliance staff, believe that we are in compliance with applicable rules and regulations in all material respects.

Our loan origination activities are subject to the laws and regulations in each state in which we conduct lending activities. For example, state usury laws limit the interest rates that we can charge on our loans. In connection with plans to expand our geographic reach, we have investigated requirements in additional states. We currently hold licenses or exemption certificates in thirty-three states. We do not have operations or significant loan activity in all of these states at this time. Our current operations and loan activity is primarily in California. California originations made up 44.9% of our total volume based on units. Our lending activities are also subject to various federal laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act and the Home Mortgage Disclosure Act. We are not currently making loans subject to the Homeownership and Equity Protection Act of 1994. More specifically, we are subject to disclosure requirements under the Truth-in-Lending Act and Regulation Z promulgated thereunder. The Truth-in-Lending Act is designed to provide consumers with uniform, understandable information relating to specify terms and conditions of loan and credit transactions and, by standardizing the form of information provided, facilitate comparisons among available credit options. The act also gives consumers the right to change their minds about a credit transaction by guaranteeing consumers a three-day right to cancel some credit transactions, such as loans of the type we originate. In addition, the Truth-in-Lending Act gives consumers the right to rescind the loan transaction if the lender fails to provide the required disclosures to the consumer. We are also required to comply with the Equal Credit Opportunity Act of 1994 and Regulation B promulgated thereunder, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act of 1975 and the Home Mortgage Disclosure Act of 1975. The Equal Credit Opportunity Act prohibits lenders from discriminating against an applicant for a loan on the basis of race, color, sex, age, religion, national origin or marital status. Regulation B prohibits lenders from requesting some types of information from loan applicants. The Fair Credit Reporting Act requires lenders to supply applicants with information relating to the denial of any loan application. Beginning with loans originated in 1997, the Home Mortgage Disclosure Act requires that we file annual reports with HUD for collection and reporting of statistical data in loan transactions. The Real Estate Settlement Procedures Act mandates disclosures concerning settlement fees and charges and mortgage servicing transfer practices. It also prohibits the payment or receipt of kickbacks or referral fees in connection with the performance of settlement services.

The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") was signed into law by President Bush on July 30, 2002 in response to public concerns regarding corporate accountability in connection with the recent accounting scandals at Enron and WorldCom. The Sarbanes-Oxley Act generally applies to all companies, both U.S. and non-U.S., that file or are required to file periodic reports with the Securities and Exchange Commission ("SEC"), under the Securities Exchange Act of 1934 ("Exchange Act"). The Sarbanes-Oxley Act includes very specific additional disclosure requirements and new corporate governance rules, requires the SEC and securities exchanges to adopt extensive additional disclosure, corporate governance and other related rules and mandates further studies of certain issues by the SEC and the Comptroller General. The Sarbanes-Oxley Act represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees. Of the new requirements imposed by the Sarbanes-Oxley Act, among others, we currently have no "independent directors" on our board of directors, no audit committee, compensation committee nor nomination committee and we do not have any independent "financial experts" on our board of directors. As a result, we currently would not be eligible to have our shares listed on the NASDAQ, AMEX or NYSE, even if we were to meet the other listing requirements of such self-regulatory organizations.

The laws and regulations under which we operate are subject to change at any time. In addition, new laws or regulations may be added at any time. There can be no assurance that any change or addition of laws will not make compliance more difficult or more extensive, restrict ability to originate, broker, purchase or sell loans, further limit the amount of commissions, interest or other charges which may be earned, or otherwise adversely affect our business or prospects.

COMPETITION

The mortgage market is intensely competitive and rapidly evolving, and competition is expected to intensify even more in the future. We compete mainly on the selection of mortgage products we offer and on customer service. Barriers to entry are minimal, and competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Further, there can be no assurance that our competitors and potential competitors will not develop services and products that are equal or superior to those of Consumer Direct of America or that achieve greater market acceptance than our products and services. We currently compete with traditional mortgage companies and Internet companies offering mortgage and real estate related services, including, but not limited to:

• various online mortgage brokers, including E-LOAN, Inc. and Lendingtree.com;

• mortgage banking companies, commercial banks, savings associations, credit unions and other financial institutions which originate mortgage loans;

• Real estate agents; and

• Mortgage brokers.

Many of our mortgage banking and mortgage brokerage competitors have competitive advantages including the following:

• Longer operating histories;

• Greater name recognition and more extensive customer bases; and

• Substantially greater financial, marketing, technical and other resources.

As previously stated, our business depends primarily on providing direct person - to - person mortgage services to a diversified client base consisting of consumers. To remain competitive, we must increase the volume of mortgage loan transactions that we effect and maintain sustainable margins on such mortgage transactions.

Also, we will need to maintain strategic relationships with a critical mass of lenders and mortgage brokers to fulfill consumer demand. This will take significant time and resources, and will require that we provide our lending and brokerage partners with compelling reasons to partner with us, as many of these partners are also current or potential competitors of ours.

Finally, we will need to continue developing our technology to facilitate transactions for both consumers and lenders, as well as to permit lenders and any strategic partners to integrate their services easily and seamlessly with our services.

LICENSING AND REGULATION OF MORTGAGE BROKERAGE LOAN BUSINESS

We are licensed as a mortgage banker and broker, and are otherwise authorized to originate mortgage loans in thirty states. Our mortgage brokerage operations are subject to extensive regulation by federal and state authorities. The United States Department of Housing and Urban Development ("HUD") regulates certain aspects of the mortgage lending business. The Real Estate Settlement Procedures Act of 1974 ("RESPA"), a Federal statute, requires that certain disclosures, such as a Truth-in-Lending Statement, be made to borrowers and that certain information, such as the HUD Settlement Costs booklet, be provided to borrowers. The Fair Housing Act prohibits among other practices, discrimination, unfair and deceptive trade practices, and requires disclosure of certain basic information to mortgagors concerning illicit terms. If we fail to comply with such regulations, possible consequences could include loss of approved status, demands for indemnification, class action lawsuits, and administrative enforcement actions.

RESPA contains certain prohibitions regarding the giving or taking of a fee, anything of value for the referral of business to any mortgage broker however, there is no prohibition regarding the payment of reasonable fees for the provision of goods, services and facilities. From time to time in its debate over tax reform, Congress has discussed eliminating deductibility of mortgage interest. Should this occur, it would reduce the number of those who can afford homeownership, which would reduce potential demand for the our products and services. Additionally several large law firms have promoted class action claims alleging that certain industry fee practices violate RESPA. While the mortgage broker industry has responded vigorously to these activities, no assurances can be given as to their outcome and the impact on the industry.

In California, regulation and licensing of mortgage brokers falls under the California Department of Real Estate (DRE). Other than banking industry employees, who are exempt from DRE licensing requirements, individuals engaged directly in the origination of loans or the dissemination of certain information are required to be licensed by the DRE. Accordingly, Consumer Direct of America and some of its affiliates will be required to be licensed in accordance with the differing requirements of the various states in which offices and operations are established. Failure by Consumer Direct of America to comply with the multitude of government regulations and licensing requirements to which we are subject could have a material adverse effect on our business, financial condition and results of operations.

INTELLECTUAL PROPERTY

Trademarks and other proprietary rights are important to our success and our competitive position. Although we seek to protect our trademarks and other proprietary rights through a variety of means, we may not have taken adequate steps to protect these rights. We may also license content from third parties in the future and it is possible that it could be subjected to infringement actions based upon the content licensed from these third parties. Any claims brought against us, regardless of their merit, could result in costly litigation and the diversion of our financial resources and technical and management personnel. Further, if any claims are proved valid, through litigation or otherwise, we may be required to change our trademarks and pay financial damages, which could adversely, affect our business.

We typically enter into confidentiality agreements with our employees and consultants and generally control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our rights. The steps we have taken may not prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

EMPLOYEES

As of January 31, 2007, we had 267 of full-time employees, of whom 146 were in administrative and 121 were at the branch locations. We believe that relations with our employees are good.

DESCRIPTION OF PROPERTY

We lease approximately 17,580 square feet of general office space in premises located at 2470 St. Rose Parkway, Henderson, Nevada and 8 Hughes Parkway, Irvine, California. Our lease for these spaces expires in July 2009 and November 2009, respectively.

The Henderson lease provides for monthly payments of $8,600. The square footage of this space is 4,500. The Irvine lease is for approximately 12,000 square feet with a monthly rent of $18,365.

We evaluate on a continuing basis the suitability and adequacy of all of its branch office locations, and has active programs of relocating or closing any as necessary to maintain efficient and attractive facilities. We believe that our present facilities are adequate for its operating purposes. The branch locations are leased independently of the Company.

Our branch offices are located at:

Allsate Santa Margarita	30211 Avenida de las Banderas, Rancho Santa Margarita, CA
Allstate Newport Beach	2929 Newport Blvd., Newport Beach, CA
Allstate Irvine 2	8 Hughes Parkway, Irvine, CA
Allstate Woodland Hills	23147 Ventura Blvd., , Suite 200, Woodland Hills, CA
Allstate Irvine 3	8 Hughes Parkway, Irvine, CA
Allstate Huntington Beach	8907 Warner Ave. Suite 166, Huntington Beach, CA
Allstate San Clemente	1201 Puerta Del Sol, San Clemente, CA
Allstate Newport Lending	8 Hughes Parkway, Irvine, CA
Allstate Hesperia	16501 Walnut St., Suite 8 & 9, Hesperia, CA
Allstate Plantation	2 South University Dr., Suite 330, Plantation, FL
Allstate Hawaii	75-167 Kalani Street, Suite 205, Kalua Kona, HI
Allstate Salem	4930 Salem Dallas Highway, Salem, OR
Shearson Home Loans	2470 St. Rose Parkway, Suite 315, Henderson, NV

Our wholly owned subsidiary, RPT, leases approximately 12,000 square feet of office space at $22,971 per month with a lease expiration date May 31, 2015. RPT leases five satellite offices of which are listed below:

(1)	175 Remsen Street, Suite 200, Brooklyn, NY, representing 10,000 square feet at a base rent of $19,529 per months, with a lease expiration of October 31, 2008.

(2)	89-00 Sutphin Blvd., Jamaica, NY, representing 2,500 square feet at a base rent of $5,724 per months, with a lease expiration of December 31, 2008.

(3)	152 Stuyvesant Place, Staten Island, NY, 1,000 square feet at a base rent of $975 per months, with a lease expiration of August 31, 2007.

(4)	742 F. Tremont Ave., Bronx, NY, 500 square feet at a base rent of $600 per months, with a lease expiration of April 30, 2007.

(5)	100 State St., Albany, NY, 2,000 square feet at a base rent of $1,750 per months, with a lease expiration of April 30, 2008.

LEGAL PROCEEDINGS

We are party to claims from time to time, not required to be disclosed in accordance with Item 103 of Regulation S-B. While management currently believes that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse effect on our financial position or results of operations, litigation is subject to inherent uncertainties.

On April 14, 2004, we commenced an action against Consulting Services LLC. On April 19, 2004, Consulting Services LLC instituted a counterclaim against us. Both claims are contented by the parties to be of a breach of contract nature from a certain Asset Acquisition Agreement that we claim we never consummated therfore services are not liable under the agreement. The counterclaims of a similar nature which we are claiming no liability and Consulting Services LLC is asking for the amount of stock agreed to be given for services per the acquisition agreement of approximately 2.7 million shares of our stock valued at the time to be approximately $1.8 million and $655,321 for certain liabilities we were to assume per the agreement upon closing. We are is asserting its position of no liability and asking for approximately $712,859 of which was advanced to Consulting Services prior to the knowledge that the transaction was not to close. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on our results of operations of the period in which the ruling occurs. The estimate of the potential impact on our financial position or overall results of operations for the above legal proceedings could change in the future.

MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

As of January 31, 2007, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Age	Position

Michael A. Barron	55	Chairman, Chief Executive Officer and Director

Joseph Cosio-Barron	57	President

Lee Shorey	61	Executive Vice President, Secretary, Treasurer and Director

Theresa Carlise	47	Chief Financial Officer

Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors is duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. We currently do not compensate our directors for attending Board meetings, but we do reimburse them for out-of-pocket expenses.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

MICHAEL A. BARRON –Chairman and Chief Executive Officer, founded Shearson Financial Network, Inc., formerly Consumer Direct of America in May 2001. From September 1998 to April 2001, Mr. Barron was semi-retired and a consultant to various mortgage companies. From March 1995-1998, Mr. Barron pioneered the first nationwide commercially deployed video conference mortgage financing platform for Intel Corporation which as a licensed mortgage banker and broker in 20 states funded over $1 billion in closed loans. In November 1988, he founded and served as President, until 1992, of Finet Holdings Corporation (NASDAQ:FNCM), a publicly traded mortgage broker and banking business specializing in e-mortgage financing on site in real estate offices and remote loan origination via the Internet (www.finet.com). In June 1979, TRW hired Mr. Barron to develop its real estate information services division (TRW/REIS) that acquired 11 companies in the field and eventually became the world's largest repository of real estate property information - Experian. Mr. Barron was a founder of Citidata, the first electronic provider of computerized real estate multiple listing services (MLS) in the nation from 1975 to 1979. Mr. Barron was the Senior Planner for the City of Monterey where he was the HUD liaison for the City's downtown redevelopment project. He master planned the city's redevelopment of famous Cannery Row, Fisherman's Wharf, and was Secretary of the Architectural Review Committee. Mr. Barron holds a B.S. degree from California Polytechnic University and has completed courses in the MBA program at UCLA.

LEE SHOREY– Executive Vice President, Secretary, Treasurer and Director has over 30 years experience in finance, mortgage brokerages and real estate services companies. Mr. Shorey served as our Chief Executive Officer until November 2006 when he became our Executive Vice President. Mr. Shorey holds a BS Degree in Accounting. Mr. Shorey held the position of VP Administration/HR for Virtual Mortgage Network. In that capacity Mr. Shorey managed the general accounting, statistical reporting, document preparation and research for preparation of business plan, reporting on regional activity, tracking sales and production, handling payroll and HR activities for the company. Prior to that assignment, Mr. Shorey functioned as the Controller for Finet Corporation, a San Francisco area computerized loan origination company. Mr. Shorey held the position of VP Operations for American Financial Network located in Dallas, TX., one of the first computerized loan origination networks. In addition to the above, Mr. Shorey has had several years of experience in training, procedures and marketing with Associates Corporation during his 18 years with that Company.

JOSEPH A. COSIO-BARRON - President. Joined the Company in March 1, 2002. Prior to joining the Company, he was associated with CBS Consultants, Inc. a California Corporation and served as Managing Partner and President from 1996 to 2002. CBS Consultants, Inc. a financial firm offered highly specialized services in Securities compliance and lending for hotels, resorts, and casinos and their development and construction. From 1991-1996 was associated with Finet Holdings Corporation, a Delaware Corporation as Executive Vice President. Finet is a publicly held company presently trading on NASDAQ. Finet is an industry innovator and at the leading edge of financial lending services for residential mortgages. As Executive Vice President, was entirely responsible for all operations, sales, marketing, development, securities compliance and production. Under his direction, the Finet sales force dominated the greeter San Francisco Bay Area. This outstanding success provided the company’s impetus for meteoric growth and the exit strategy to go public. From 1980-1990 Terra West Construction, as President, a company which he founded. A construction and sales company, which in addition to building single-family subdivisions, strip, centers, duplex and fourplex units also developed syndications and formed limited partnerships for large-scale developments throughout California. From 1973-1980 Multi-Financial Corporation, a California Corporation, as Senior Vice-President. Multi-Financial Corporation a real estate investment firm that both owned and managed commercial, retail, and residential income properties in Northern California. Multi Financial Corporation was recognized at the time as one of the most dynamic firms in the industry.  Mr. Cosio-Barron received a BA of Business Management, San Francisco State College and a JD Law Degree from Golden Gate University.

THERESA CARLISE - Chief Financial Officer. Ms. Carlise joined the Company on October 1, 2006. Ms. Carlise has an extensive background as a CFO and Director of a pubically traded music retail distribution company, which had revenues in excess of $200,000,000, located in 38 states and employed over 2,000 employees for a period of 16 years. Prior to her employment she served as a financial consultant for two years to the Company assisting in all matters as related to the financial operations of the Company. Ms. Carlise served in a similar capacity at another publically traded mortgage banking company which eventually was acquired by the Company.

Committees of the Board

We do not have an audit, committee, compensation committee or nomination committee.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

We believe that Mr. Barron is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the financial condition of our company.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2006, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

We have not yet adopted a Code of Ethics but expect to in the near future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate cash compensation paid during the two years ended December 31, 2006 and 2005 to our Chief Executive Officer, our most highly compensated executive officers. No other officers or directors received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Michael Barron, CEO and Chairman	2006	$300,000	—	—	—	—	—	—	$300,000
	2005	$180,000	—	—	—	—	—	—	$180,000
Joseph Cosio-Barron, President	2006	$300,000	—	—	—	—	—	—	$300,000
	2005	$180,000	—	—	—	—	—	—	$180,000
Lee Shorey, Exec VP, Secretary, Treasurer and Director	2006	$90,000	—	—	—	—	—	—	$90,000
	2005	$84,000	—	—	—	—	—	—	$84,000
Theresa Carlise CFO	2006	$49,200	—	—	—	—	—	—	$49,200
	2005	—	—	—	—	—	—	—	—

Our Board of Directors has adopted a stock option plan and reserved an aggregate of 500,000 shares of common stock for grants of restricted stock and stock options under the plan. The purpose of the plan is to enhance the long-term stockholder value of the Company by offering opportunities to our officers, directors, employees and consultants to participate in our growth and success, and to encourage them to remain in our service and acquire and maintain stock ownership in us.

The plan is currently administered by our Board of Directors, which has the authority to select individuals who are to receive grants under the plan and to specify the terms and conditions of each restricted stock grant and each option to be granted, the vesting provisions, the option term and the exercise price. Unless otherwise provided by the Board of Directors, an option granted under the plan expires 10 years from the date of grant (5 years in the case of an incentive option granted to a holder of 10% or more of the shares of our outstanding common stock) or, if earlier, three months after the optionee's termination of employment or service. Options granted under the plan are not generally transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by such optionee. The plan is subject to the approval of the stockholders within 12 months after the date of its adoption.

The plan will remain in effect for 10 years after the date of its adoption by our Board of Directors. The plan may be amended by the Board of Directors without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or any automated quotation system on which our common stock may then be listed or quoted. The number of shares received under the plan and the number of shares subject to outstanding options are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

On May 21, 2004, we filed a Form S-8 to register 750,000 shares of our common stock at an offering price of $2.20 per share. Currently, all of the shares under this plan, 2004 Stock Compensation Plan, have been issued.

On June 13, 2005, we filed a Form S-8 to register 5,000,000 shares of our common stock at an offering price of $0.30 per share. Currently, all of the shares under this plan have been issued. No options were granted during the year ended December 31, 2005.

On January 3, 2006, the we filed a Form S-8 to register 10,000,000 shares of its common stock at an offering price of $0.08 per share. Currently, all of the shares under this plan have been issued.

On February 12, 2006, we filed a Form S-8 to register 53,308,207 shares of our common stock pursuant to our 2007 Stock Compensation Plan.

As of December 31, 2006, there were no outstanding employee options under any of the plans as they were either exercised, forfeited or terminated.

EMPLOYMENT AGREEMENTS

Our employment agreement with Michael Barron requires him to perform the duties of Chairman of the Board and Chief Executive Officer at an annual salary of $300,000. He received 160,000 shares of restrictive stock which vests ratably on a monthly basis during the first two years of the term of the agreement. In addition, Mr. Barron is entitled to receive a performance bonus if our actual annual revenues and net income equals or exceeds projected annual revenues and net income approved by our Board. His performance bonus will be equal to the percentage of his annual salary equal to 50% plus the percentage by which actual income exceeds projected income. He is entitled to the same benefits afforded to other executives. He is also entitled to a car allowance of $1,000 per month. His employment agreement provides that if we terminate him without cause, he is entitled to receive a lump sum payment equal to twice his annual salary plus the present value of a performance bonus computed on the basis that we achieve all of our performance targets. Mr. Barron's employment agreement commenced as of June 15, 2006 and terminates on June 14, 2009.

Our employment agreement with Joseph Cosio-Barron requires him to perform the duties of -President at an annual salary of $300,000. He received 160,000 shares of restrictive stock which vests ratably on a monthly basis during the first two years of the term of the agreement. In addition, Mr. Cosio-Barron is entitled to receive a performance bonus if our actual annual revenues and net income equals or exceeds projected annual revenues and net income approved by our Board. His performance bonus will be equal to the percentage of his annual salary equal to 50% plus the percentage by which actual income exceeds projected income. He is entitled to the same benefits afforded to other executives. He is also entitled to a car allowance of $1,000 per month. His employment agreement provides that if we terminate him without cause, he is entitled to receive a lump sum payment equal to twice his annual salary plus the present value of a performance bonus computed on the basis that we achieve all of our performance targets. Mr. Cosio-Barron's employment agreement commenced as of June 15, 2006 and terminates on June 14, 2009.

Our employment agreement with Theresa Carlise requires her to perform the duties of Chief Financial Officer at an annual salary of $196,800. In addition, Ms. Carlise is entitled to receive a performance bonus if our actual annual revenues and net income equals or exceeds projected annual revenues and net income approved by our Board. Her performance bonus will be equal to the percentage of her annual salary equal to 50% plus the percentage by which actual income exceeds projected income. She is entitled to the same benefits afforded to other executives. Her employment agreement provides that if we terminate him without cause, she is entitled to receive a lump sum payment equal to twice his annual salary plus the present value of a performance bonus computed on the basis that we achieve all of our performance targets. Ms. Carlise employment agreement commenced as of October 1, 2006 and terminates on October 1, 2009.

DIRECTOR COMPENSATION

We currently do not compensate our directors for attending Board meetings, but we do reimburse them for out-of-pocket expenses.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On January 21, 2005, we borrowed $125,000 from our former Chief Financial Officer, Wayne Bailey. On October 14, 2004 we borrowed $275,000 from our Chief Executive Officer, Michael Barron. On January 21, 2005, we borrowed $125,000 from our Chief Executive Officer, Michael Barron. A Note Payable from the company in the amount of $125,000 has been personally guaranteed by Michael Barron.

During the month of December 2005, we entered in to financing agreement with Eclipse Holding Company, which is 50% owned by our Chief Executive Officer, Michael Barron. We entered into an agreement to borrow a total of $750,000 in the form of a note payable, with an interest of 10% per annum. At December 31, 2006, the outstanding balance on this note was $859,650. The agreement calls for the issuance of common stock warrants. As of December 31, 2006 the Company issued 22,000,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of January 31, 2007 by (i) each person known by us to be the beneficial owner of more than five percent of our Common Stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. See "Management."

Beneficial Ownership and Directors and Officers

Name	Position	Shares	%
Greg Shanberg (4)		80,000,000	27.6%
Keith Fink (5)		35,552,675	12.2%
Michael Barron	CEO & Chairman	7,650,918	2.6%
Eclipse Holding Corp (6)		22,000,000	7.6%
Crusader Capital		15,021,462	5.2%
Joseph Cosio-Barron	President	12,440,618	4.3%
Lee Shorey	Executive Vice President, Secretary, Treasurer and Director	1,067,000	0.4%
Theresa Carlise	CFO	1,000,000	0.3%

Directors & Officers as a group		22,158,536	7.6%

(1) The address of each of the beneficial owners is 2470 St. Rose Parkway, Suite 314, Henderson, Nevada 89074, except as indicated.

(2) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Based on 290,287,210 shares outstanding as of February 5, 2007, plus the number of shares, which the beneficial owner has the right to acquire within 60 days, if any, as indicated in footnote (2) above.

(4) Address is c/o Allstate Home Loans, 8 Hughes Parkway, Irvine, CA

(5) Address is 11500 Olympic Blvd., #316, Los Angeles, CA 90064

(6) Address is c/o J. Helfer, 21800 Oxnard, Suite # 850, Woodland Hills, CA 91367

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of stock, of which 500,000,000 shares are designated common stock, par value $.001 per share, and 1,000,000 shares of Series A preferred stock, par value $.01 per share. As of February 5, 2007, there were 290,287,210 shares of common stock and 110,625 shares of preferred stock issued or outstanding.

The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

PREFERRED STOCK

Our articles of incorporation authorize up to 15,000,000 shares of $0.01 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time and in such quantities the board of directors may determine. All shares of any one series shall be equal in rank and identical in all respects. Preferred stockholders have liquidation preference up to the amount of the original equity investment. Each share of preferred stock is convertible into one share of common stock. As of January 31, 2007, there were 110,625 preferred shares issued.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Continental Stock transfer and Trust Company, New York, New York, (212) 509-4000.

MARKET INFORMATION

Our common stock is quoted on the OTC Bulletin Board under the symbol "SFNN .OB." The market for our common stock is characterized generally by low volume.

COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, provides that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. The effect of this provision of our Articles of Incorporation, is to eliminate our rights and our shareholders' rights (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer, except under certain situations detailed in our Articles of Incorporation. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our Articles of Incorporation also provides that every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Notes and/or Warrants	Total Percentage of Common Stock Assuming Full Conversion (1)	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering*	Percentage of Common Stock Owned Before Offering*	Beneficial Ownership After the Offering (7)	Percentage of Common Stock Owned After Offering (7)

AJW Offshore, Ltd. (2)	75,666,771(3)	26%	30,713,548	14,485,331	4.99%	14,485,331	4.99%

AJW Qualified Partners, LLC (2)	34,608,245(4)	12.6%	14,098,022	14,485,331	4.99%	14,485,331	4.99%

AJW Partners, LLC (2)	12,156,301(5)	4.2%	4,934,307	12,156,301	4.99%	7,221,994	2.5%

New Millennium Capital Partners II, LLC (2)	1,612,571(6)	* %	654,551	1,612,571	**	958,020	**

* These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes (i) 57,366,771 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 18,300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Includes (i) 26,238,245 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 8,370,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 9,216,300 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 2,940,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 1,22,570 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 390.000 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Assumes that all securities registered will be sold.

The selling shareholders are registering approximately 33% of the number of shares of our issued and outstanding common stock that is held by non-affiliates of ours.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 30, 2006 for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to buy 30,000,000 shares of our common stock.

The investors are obligated to provide us with the funds (gross proceeds) as follows:

•	$500,000 was disbursed at the closing;

•	$500,000 was disbursed within five days of filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants, and

•	$500,000 will be disbursed within five days of the effectiveness of this prospectus.

The secured convertible notes bear interest at 6%, unless our common stock is greater than $0.025 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount (subject to adjustment as provided for in the note) to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets. Pursuant to an amendment to the registration rights agreement between us and the selling shareholders, we are required to file a registration statement with the Securities and Exchange Commission within 30 days of closing. If the registration statement is not declared effective within 165 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market (a "Dilutive Issuance"). Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced as set forth in Warrant.

In addition, the conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

In connection with the Securities Purchase Agreement, we executed a Security Agreement in favor of the investors granting them a continuing security interest in, a continuing first lien upon all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper. Under the Security Agreement, events of default occur upon:

•	The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

•	Any representation or warranty we made in the Security Agreement shall prove to have been incorrect in any material respect when made;

•
The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

•	Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

•	Fail to pay the principal or interest when due;

•	Do not issue shares of common stock upon receipt of a conversion notice;

•	Fail to file a registration statement within 45 days after June 30, 2006 or fail to have the registration statement effective by within 120 days after June 30, 2006;

•	Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

•	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

•
Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

•
Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the investors;

•
Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

•
Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

•	Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located.

The investors shall have the following rights and powers:

•	Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and

•
Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit.

A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $1,500,000 of secured convertible notes on February 2, 2007, at a conversion price of $0.024 the number of shares issuable upon conversion would be: $1,500,000/$0.024= 62,500,000

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of February 2, 2007 of $.024.

% BELOW MARKET	PRICE PER SHARE	DISCOUNT OF 50%	NUMBER OF SHARES ISSUABLE
25%	$0.018	$0.009	$166,666,667
50%	$0.012	$0.006	$250,000,000
75%	$0.006	$0.003	8500,000,000

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2005 included in this prospectus have been audited by Pollard-Kelley Auditing Services Inc. independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Our consolidated financial statements for they year ended December 31, 2004, included in this prospectus have been audited by De Joya & Company independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated balance sheets of Real Property Technologies as of December 31, 2005 and 2004 and the related consolidated statements of operations, members equity and cash flows for the years then ended included in this prospectus have been audited by De Joya & Company independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SHEARSON FINANCIAL NETWORK, INC.., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

SHEARSON FINANCIAL NETWORK, INC.

Report of Independent Registered Public Accounting Firm

Board of Directors
Consumer Direct of America

We have audited the accompanying balance sheets of Consumer Direct of America and Subsidiaries as of December 31, 2005, and the related statements of income, changes in stockholders' equity, and cash flows for the one year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has not generated significant revenues or profits to date. This factor among others may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2005 and the results of its operations and it cash flows for one year period ended December 31, 2005, in conformity with U.S. generally accepted accounting standards.

Pollard-Kelley Auditing Services, Inc.

/S/ Pollard-Kelley Auditing Services, Inc.
Fairlawn, Ohio May 21, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Consumer Direct of America
Las Vegas, Nevada

We have audited the consolidated balance sheet of Consumer Direct of America and Subsidiary (the "Company") as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presently fairly, in all material respects, the financial position of Consumer Direct of America and Subsidiary as of December 31, 2004 and the results of their operations and their cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit as of December 31, 2004, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ De Joya & Company
De Joya and Company. Henderson, Nevada May 6, 2005

CONSUMER DIRECT OF AMERICA
CONSOLIDATED BALANCE SHEET

December 31,
2005

Assets
Current assets:
Cash and cash equivalents	$21,401
Mortgage loans held for sale	831,200
Accounts receivable and receivables from loans sold, net	107,321
Prepaid and other current assets	433,281
Total current assets	1,393,203
Property and equipment, net	1,664,571

Other assets:
Notes receivable	—
Goodwill	1,372,916
Total other assets	1,372,916
Total assets	$4,430,690

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,690,101
Bridge notes payable	5,869,682
Interest payable	140,794
Notes payable	333,173
Notes payable - related party	767,846
Line of Credit	3,497,073
Total current liabilities	12,298,669
Long-term liabilities:
Long term debt, net of current portion	—
Total long- term liabilities	—
Total liabilities	12,298,669

Stockholders' deficit:
Preferred stock, $0.01 par value, 15,000,000 shares authorized 0 issued and outstanding at December 31, 2005	—
Common stock, $0.001 par value, 100,000,000, 37,544,108 shares issued and outstanding December 31, 2005	37,544
Additional paid-in capital	20,926,149
Treasury stock, cost method	—
Accumulated deficit	(28,831,673)
Total stockholders' (deficit)	(7,867,979)
Total liabilities and stockholders' (deficit)	$4,430,690

See accompanying notes to consolidated financial statements.

CONSUMER DIRECT OF AMERICA
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Revenues
Loan origination and sale of mortgage loans	$6,483,748	$8,430,137
Marketing revenues and commissions	335,536	506,801
Rental income	6,905	3,685

Total revenue	6,826,190	8,940,623

Cost of sales	2,786,367	4,711,668

Gross Profit	4,039,822	4,228,955

Expenses
Selling, general and administrative	10,111,434	11,458,276
Depreciation expense	684,820	633,911

Total expenses	10,976,254	14,429,327

Loss from operations	(6,756,432)	(7,863,233)

Other (expense) income
Interest income	—	—
Interest expense	(184,290)	(1,588,147)
Debt discount expense	(2,904,110)	(2,489,916)
Impairment of goodwill	(732,105)	—
Write down of investment	(352,829)	—
Other income	—	490,483

Total other (expense) income	(4,173,333)	(3,587,580)

Loss before minority shareholder interest	(10,929,765)	(11,450,813)

Loss applicable to minority shareholder interest	—	262,727

Net loss	(10,929,765)	(11,188,086)

Dividends on preferred shares	(69,481)	(74,559)

Net loss applicable to common shareholders	$(10,999,246)	$(11,262,645)

Net loss per share, basic and diluted	$(0.50)	$(2.09)

Net loss per common share, applicable to common shareholders, basic and diluted	$(0.50)	$(2.11)

Weighted average number of common shares outstanding, basic and diluted	21,942,476	5,349,423

See accompanying notes to consolidated financial statements.

CONSUMER DIRECT OF AMERICA
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(10,929,765)	$(11,188,086)

ADJUSTMENTS TO RECONCILE NET LOSS FROM OPERATIONS TO NET CASH USED IN OPERATIONS:
Depreciation	684,820	633,911
Write down on capitalized investments	352,829	360,000
Stock based expenses	2,972,838	5,334,903
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	123,391	506,886
(Increase) decrease in mortgage loans held for sale	10,074,577	(7,626,394)
(Increase) decrease in prepaid expenses	177,650	267,069
(Increase) decrease in goodwill	732,105	—
(Increase) decrease related to sale of asset	(560,417)	159,505
(Increase) decrease in other assets	3,698,578	(1,805,857)
Increase (decrease) in accounts payable and accrued expenses	(2,072,271)	93,058
Increase (decrease) in interest payable	88,111	36,269
(Increase) decrease in minority shareholder interest	532,595	(532,595)

Net cash used in operating activities	5,875,041	(13,761,331)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(12,209)	(1,261,260)
Disposition of fixed assets	162,978	—
Payment received on notes receivable	—	30,875

Net cash provided by (used in) investing activities	150,769	(1,230,385)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (payments)on lines of credit	(8,428,350)	9,070,414
Proceeds from related notes payable	617,846	15,000
Proceeds from bridge loans	—	5,574,082
Payments of notes payable	(66,799)	—
Payments of long term debt	(493,759)	—
Redemption (purchase) of treasury stock	271,600	(556,600)
Dividends paid on preferred shares of subsidiary	(69,481)	(74,559)

Net cash provided by financing activities	(6,202,551)	15,187,268

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(176,740)	195,552
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	198,141	2,589

CASH AND CASH EQUIVALENTS, END OF PERIOD	$21,401	$198,141
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$251,199	$115,310

See accompanying notes to consolidated financial statements.

CONSUMER DIRECT OF AMERICA
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

						Total
				Additional		Stockholders'
	Common Stock		Treasury	Paid in	Accumulated	Equity
	Shares	Amount	Stock	Capital	Deficit	(Deficit)

BALANCE DECEMBER 31, 2003 (RESTATED)	3,392,171	$3,392		$9,036,568	$(6,569,782)	$2,470,178
Issuance of stock	737,000	737		1,397,801		1,398,538
Treasury stock purchased			(556,600)			(556,600)
Stock issued for debt conversion	1,228,292	1,228		508,505		509,733
Treasury stock issued for services			285,000			285,000
Stock issued for services	901,402	901		259,629		260,530
Stock issued for debt	19,666	20		39,312		39,332
Stock issued for warrant	255,763	256				256
Stock issued for acquisition	622,381	622		1,178,167		1,178,789
Stock issued as collateral	300,000	300		—		300
Pro Mortgage rescission	(150,000)	(150)		(761,060		(761,060)
Warrants				900,363		900,363
Debt discount related to beneficial conversion feature				5,394,026		5,394,026
Dividends paid to preferred shares of subsidiary					(74,559)	(74,559)
Net loss	—	—	—	—	(11,188,086)	(11,188,086)
BALANCE DECEMBER 31, 2004	7,306,675	$7,306	$(271,600)	$17,953,311	$(17,832,428)	$(143,411)
Stock issued for services	2,595,221	2,595		722,825		722,825
Stock issued for debt	1,909,000	1,909		320,301		322,210
Stock issued for warrant	902,675	903				903
Stock issued for acquisition	480,930	481		98,938		99,419
Stock issued for equity services	23,656,470	23,656		1,529,196		1,552,852
Stock issued for AP settlement	194,320	194		182,345		182,539
Stock issued for deferred compensation	416,667	417		37,083		37,500
Stock subscription payable	82,150	82		82,150		82,232
Treasury stock redeemed for services			271,600			271,600
Dividends paid to preferred shares of subsidiary					(69,481)	(69,481)
Net loss	—	—	—	—	(10,929,765)	(10,929,765)
BALANCE DECEMBER 31, 2005	37,544,108	$37,544	$—	$20,926,149	$(28,831,673)	$(7,867,979)

See accompanying notes to consolidated financial statements.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION:

Consumer Direct of America ("CDA") formerly known as Blue Star Coffee, Inc. is a Nevada corporation formed in July, 2000 to sell specialty coffee beans, brewed coffee and espresso-based beverages through company-owned and franchised retail locations. In February 2002, Blue Star, which was then in the development stage, acquired all of the outstanding stock of Consumer Capital Holdings, Inc. and Consumer Capital Holdings became a wholly owned subsidiary of Blue Star. After its acquisition of Consumer Capital Holdings, Blue Star changed its name to Consumer Direct of America. Consumer Direct of America (The "Company") is a direct-to-consumer mortgage broker and banker with revenues derived primarily from origination commissions earned on the closing of first and second mortgages on single-family residences ("mortgage loans" and "home equity loans"). Shearson Home Loans, ("SHL"), formerly known as Consumer Direct Lending Inc. ("CDL") is a Nevada corporation formed in October 2001 to originate retail mortgages and to provide mortgage banking services. The board of directors of CDL approved to change the name of the Company from Consumer Direct Lending, Inc. to Shearson Home Loans on June 22, 2005. Shearson Home Loans establishes banking and correspondent relationships with major lenders and banks.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has an accumulated deficit of $28,831,673 as of December 31, 2005, which raises substantial doubt about the Company's ability to continue as a going concern.

Management currently believes that cash flows from operations should be sufficient to meet the Company's current liquidity and capital needs at least through fiscal 2006 however, if they are not, management will seek equity funding from the public capital markets , so long as there are no material adverse changes to the terms or availability of our warehouse lines of credit, we believe we can meet our liquidity and capital needs at current production levels at least through fiscal 2006. However we are currently exploring possible liquidity sources either through additional borrowings or potential capital partners to enable us to increase our loan production and expansion. Future offerings are probable in order to fund the acquisition growth by the Company.

GOING CONCERN:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred a net ordinary loss before minority interest of $10,999,246 during the year ended December 31, 2005. Although a substantial portion of the Company's cumulative net loss is attributable to non-cash operating expenses, management believes that it will need additional equity or debt financing to be able to sustain its operations until it can achieve profitability, if ever. These matters raise substantial doubt about the Company's ability to continue as a going concern.

Management is attempting to raise additional equity and debt financing to sustain operations until it can market its services, expands its customer base, and achieves profitability. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NATURE OF BUSINESS:

The Company is a direct-to-consumer mortgage broker and banker with revenues derived primarily from origination commissions earned on the closing of first and second mortgages on single-family residences ("mortgage loans" and "home equity loans").

PRINCIPLES OF CONSOLIDATION:

The consolidated financial statements include the accounts of Consumer Direct and the accounts of Shearson Home Loans and Ocean West Enterprises, its Subsidiary which was sold on June 6, 2005. All significant inter-company accounts and transactions have been eliminated.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

RISKS AND UNCERTAINTIES:

The Company operates in a highly competitive industry that is subject to intense competition and potential government regulations. Significant changes in interest rates or the underlying economic condition of the United States or any specific region of the United States real estate market could have a materially adverse impact on the Company's operations.

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates made by the Company's management include, but are not limited to, the realizability of mortgage loans held for sale, mortgage servicing rights and property held for sale, the collectibility of notes receivable, and the recoverability of property and equipment through future operating profits. Actual results could materially differ from those estimates.

CONCENTRATION OF CREDIT RISK:

The Company maintains, at times, cash balances at certain financial institutions in excess of amounts insured by federal agencies. For the year ended December 31, 2005; 1 buyer purchased 90% and the year ended December 31, 2004; 4 buyers purchased 25%, 23%, 20% and 10% (December 31, 2004), of the Company's mortgages.

CASH AND CASH EQUIVALENTS:

For the purpose of the statement of cash flows, the Company considers all highly liquid holdings with maturities of three months or less at the time of purchase to be cash equivalents.

MORTGAGE LOANS HELD FOR SALE:

Mortgage loans held for sale to investors are stated at the lower of cost or market value computed on the aggregate method by residential loan type (unrealized losses are offset by unrealized gains) and are evaluated at the end of each year, and are determined by outstanding commitments from investors or current investor yield requirements. The amount by which cost exceeds market value is accounted for as a valuation allowance and any changes in the valuation allowance are included in the determination of net income. As of December 31, 2005 and December 31, 2004, there was no valuation allowance required as cost was estimated not to exceed market value. A substantial portion of loans was sold to investors within 30 days subsequent to December 31, 2005 and December 31, 2004.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

MORTGAGE SERVICING:

The Company recognizes as separate assets or liabilities the obligation to service mortgage loans for others, through loan origination, by allocating total costs incurred between the loan and the servicing rights retained based on their relative fair values. Amortization of mortgage service assets or rights ("MSRs") is based on the ratio of net servicing income received in the current period to total net servicing income projected to be realized from the MSRs. Amortization of mortgage service liabilities ("MSLs") is based on the ratio of net servicing costs paid in the current period to total net servicing costs projected to be paid from the MSL. Projected net servicing income is in turn determined by the estimated future balance of the underlying mortgage loan portfolio, which declines over time from prepayments and scheduled loan amortization. The Company estimates future prepayment rates based on current interest rate levels, other economic conditions and market forecasts, as well as relevant characteristics of the servicing portfolio, such as loan types, interest rate stratification and recent prepayment experience. MSRs are periodically evaluated for impairment, which is recognized in the statement of operations during the applicable period through additions to an impairment reserve. For purposes of performing its impairment evaluation, the Company stratifies its servicing portfolio on the basis of certain risk characteristics including loan type and interest rate. The Company has determined that no impairment allowance is needed as of December 31, 2005 and December 31, 2004. For the year ended December 31, 2005 and December 31, 2004, no mortgage servicing rights were capitalized. Amortization expense related to mortgage servicing rights for the years ended December 31, 2005 and December 31, 2004, was $6,532 and $6,576, respectively.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, ranging from three to thirty years. Depreciation expense related to property and equipment was $684,820 and $633,911 for the year ended December 31, 2005 and the year ended December 31, 2004. Maintenance and repairs are charged to operations when incurred. Major betterments and renewals are capitalized. Gains or losses are recognized upon sale or disposition of assets.

LONG-LIVED ASSETS:

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting For The Impairment or Disposal of Long-Lived Assets" which requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Pursuant to SFAS 144, management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified any impairment of property and equipment. There can be no assurance, however, that market conditions or demands for the Company's services will not change which could result in future long-lived asset impairment.

INTANGIBLE ASSETS

The Company has adopted FASB 142. Under guidance of SFAS 142, net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value. Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited. Goodwill is not amortized, but is reviewed for potential impairment on an annual basis at the reporting unit level. The impairment test is performed in two phases. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. Of the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting units' goodwill (as defined in SFAS 142) with the carrying amount of that goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.

After reviewing the requirements of FASB 142, the Company has decided to write off all of the goodwill on the books except for the goodwill associated with Las Vegas Mortgage. The Company does not feel there has been any impairment of the Goodwill for this acquisition as shown on the financial statements, due to; increase in revenues for the company, decreases in expenses for the company and decreases in overhead for the company.

REVENUE AND COST RECOGNITION:

Revenue from the sale of loans is recognized at the time the loans are sold or when the Company has shipped the loan file to independent investors consistent with the criteria established in SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." At this point, all of the services required to be performed for such revenues have been completed. Loan origination costs and incremental direct costs are deferred and recognized over the term of the loan as an adjustment of the loan yield until the loan is sold. Incremental direct costs include credit reports, appraisal fees, document preparation fees, wire fees, tax and filing fees, funding fees and commissions. When the loan is sold and service is released, the unamortized loan origination costs and incremental direct selling costs are netted against the revenue and recorded to the statement of operations. Revenue from the servicing of loans is recognized as earned.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

BASIC AND DILUTED LOSS PER SHARE:

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders after reducing net income by preferred stock dividend, by the weighted average common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if diluted potential common stock had been converted to common stock. Common stock equivalents have not been included in the earnings per share computation for the years ended December 31, 2005 and 2004 as the amounts are anti-dilutive.

ADVERTISING:

The Company expenses advertising costs as incurred. The advertising costs for the year ended December 31, 2005 and the year ended December 31, 2004 were $600,882 and $541,025, respectively.

INCOME TAXES:

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

STOCK ISSUED FOR SERVICES:

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter party's performance is complete or the date on which it is probable that performance will occur.

The amounts that have been charged against income for those services were approximately $2,972,838 and $1,684,000 for 2005, and 2004, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company has adopted SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. For certain of the Company's financial instruments including cash, receivables, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

RECLASSIFICATIONS:

Certain prior year balances have been reclassified to conform to current year presentation. Such classifications had no effect on net income.

(2) PROPERTY AND EQUIPMENT:

December 31,
2005
A summary is as follows:
Furniture fixtures, and equipment	$733,288
Computer equipment	1,389,230
Software	820,325
Leasehold improvements	109,477

3,052,321
Less accumulated depreciation and amortization	(1,387,750)

$1,664,571

(3) GOODWILL:

The origin of Goodwill is from two transactions:

Purchase of Las Vegas Mortgage $ 1,372,916

The Las Vegas Mortgage purchase took place in June of 2002.

The goodwill arose out of the difference between the purchase price and the fair market value of assets received.

In June of 2002, the Company acquired all of the outstanding stock of Las Vegas Mortgage in exchange for $100,000 in cash and $1,361,726 of the Company's stock. The purpose of the transaction was to expand its interests in the Las Vegas market. Las Vegas Mortgage had branches and relationships in the Las Vegas Area. The Company had a call center in Las Vegas and wanted to get into the Mortgage Business in Las Vegas. This acquisition allowed the Company to have an immediate large position in Las Vegas. The Company is now one of the largest take out lenders in the Western United States and it is all based from the Las Vegas operations. With the acquisition of Las Vegas Mortgage the Company was able to move its corporate headquarters to Las Vegas and expand its network. The acquisition of Las Vegas Mortgage was key in the expansion and growth of the Company from a small mortgage company in California to a major mortgage broker in the Western States.

In July of 2004, the Company purchased 84.9% stock interest in Ocean West. The purpose of the transaction was to acquire a mortgage branch network with licenses in 36 states and a mortgage bank. The Company sold its interest in Ocean West on June 6, 2005, and recorded a charge of impairment of $2,698,498 offset by the assets net of liabilities at the time of sale of $1,966,393 or $732,105.

The Company has adopted FASB 142. Under guidance of SFAS 142, net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value. Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited. Goodwill is not amortized, but is reviewed for potential impairment on an annual basis at the reporting unit level. The impairment test is performed in two phases. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. Of the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting units' goodwill (as defined in SFAS 142) with the carrying amount of that goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Other intangible assets are evaluated for impairment if events and circumstances indicate a possible impairment. Such evaluation of other intangible assets is based on undiscounted cash flow projections.

After reviewing the requirements of FASB 142, the Company has decided to write off all of the goodwill on the books except for the goodwill associated with Las Vegas Mortgage and Ocean West the Company does not feel there has been any impairment of the Goodwill for these two acquisitions as shown on the financial statements, due to; increases in number of contracts for the company, increase in revenues for the company, decreases in expenses for the company and decreases in overhead for the company.

(4) CREDIT FACILITIES AND JOINT VENTURE AGREEMENT

On September 21, 2004 the Company entered into a term loan facility with Club Vista Holdings Inc., ("Club Vista") pursuant to which a revolving line of credit arrangement for which $5,000,000 can be borrowed from time to time on a secured basis. Collateral shall be evidenced by an assignment of Borrowers interest in all mortgage notes for which funds have been advanced. Interest under the term loan facility will be determined and imposed in accordance with the respective cost of funds that Lender may incur. The maturity will be on a revolving basis for the incurrence of indebtedness for the period of one year. The funds advanced under this facility will be used exclusively as follows; to fund home loans and various costs, fees, expenses and other payments made in connection with the loans made by the Borrower, to fund any fees relating to warehouse banking lines and for any such purposes specifically authorized by the Lender in writing. The net proceeds related to the term loan shall be divided 50/50 between the Company and Club Vista of which the Company shall maintain at all times a separate accounting for such transactions. As of December 31, 2005 and December 31, 2004, the Company's balance on this facility was $5,000,000, respectively. For further information refer to Note 8 in the Notes to consolidated financials statements as described herein.

On September 14, 2004, the Company entered into a joint venture agreement with Club Vista to offer a product, home equity lines of credit or HELOC. The proceeds of such will be split 50/50 between both parties. The credit facility of this joint venture shall be contributed by Club Vista in the form of a mortgage warehouse credit facility for $10,000,000 to be collateralized by the Note and Deed of Trust on each and every loan transaction. Borrowings may only be used for the sole purpose of warehousing CDA loans. No interest shall be paid on the initial contributions to the capital of the joint venture. The joint venture may be dissolved at any time by agreement by both parties. As of December 31, 2005 and December 31, 2004, the balance of the facility was $2,668,216 and 3,271,276, respectively.

(5) WAREHOUSE LINES OF CREDIT

We have warehouse lines of credit with Bank of Arizona through our subsidiary, Shearson Home Loans. Shearson Home Loans, formerly Consumer Direct Lending, entered into a Mortgage Loan and Purchase Agreement with Bank of Arizona for $10,000,000 on March 25, 2005. The facility is collateralized by the related mortgage loans receivable. Interest is due monthly at the bank reference rate plus an established percentage, varying from prime plus 1 to 1.5%. Each loan carries a fee of approximately $100 to $175 per loan. There are restrictive covenants relating to tangible net worth of not less than $250,000 and a debt to equity ratio no greater than 20:1, the Company is in compliance with the covenants as the equity of Shearson Home Loans is approximately $3.4 million. As of December 31, 2005, the outstanding balance with Bank of Arizona was $828,858.

The Company through its former subsidiary, Ocean West Enterprises, ("OWE"), had a line of credit with Provident Consumer Financial Services ("PCFS") which was $8,000,000 and with Warehouse One is $5,000,000. As of September 30, 2005, due to the sale on June 6, 2005 of OWHC and its subsidiaries, the amounts were paid in full and their respective balances were $0. At December 31, 2004 the interest rate charged on our warehousing lines of credit with PCFS was approximately 6.93%. As of December 31, 2005 and December 31, 2004 the outstanding balance with PCFS was $0 and $8,214,512, respectively. At December 31, 2004 the interest rate charged on the warehouse line of credit through Warehouse One was approximately 5.5%. As of December 31, 2005 and December 31, 2004 the outstanding balance with Warehouse One was $0 and $424,634, respectively.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The warehouse line of credit has restrictions as to the types of loans (and the maximum amounts per individual loans) for which said line can be used. Furthermore, the line can only be used to fund 98% of loan amounts, as defined; the remaining 2% must be funded by the Company utilizing its own cash resources.

(6) LONG-TERM DEBT:

A summary of long term debt is as follows:

December 31,
2005

Convertible secured promissory note payable to BT Venture Fund, bearing interest at 10% per annum or	$369,682
default interest of 18% compounded daily, payable June 15, 2005. Note has the ability to convert to the Company's common stock at a conversion price per share equal to the lesser of (a) $1.50 and (b)
70% of the price per share for which shares of common stock, issued by maker to purchasers in equity financing. See footnote 7. (A)

Convertible secured with substantially all the assets of the Company, promissory note payable to an individual, bearing interest at 10% per annum, secured by 300,000 shares of the Company's common stock, payable June 15, 2005. Note has a convertible feature to convert to the Company's common stock at a exercise price equal to $0.001 per share, number of shares determined by multiplying the principal amount by 50%and dividing by the stock's closing trading price on the OTCBB on the date
thereof. See footnote 7. (A) This note includes a lien on all of the assets of the Company.	500,000

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, due on
February 1, 2005. This note has been paid in full.	—

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, due on March
5, 2005. This note has been paid in full.	—

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, payable upon
demand. This note has been guaranteed by an officer of the company.	125,000

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, payable upon
demand.	58,173

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, payable upon
demand.	150,000

Unsecured promissory note payable to a related party, bearing interest at 10% per annum, payable
upon demand.	125,000

Unsecured promissory note payable to a related party, bearing interest at 10% per annum, payable
upon demand.	642,846

December 31,
2005

Unsecured note payable to a related party, originally bearing interest at 15% per annum, payable in	—
monthly interest installments with all unpaid principal and interest due March 1, 2007. At September
30, 2002, the interest rate was reduced to 12%. This note has been paid in full.

Unsecured note payable to a related party, originally bearing interest at 24% per annum, payable in monthly interest installments with all unpaid principal and interest due March 1, 2007. At September
30, 2002, the interest rate was reduced to 12%. This note has been paid in full.	—

Unsecured note payable to bank bearing interest at 4.5% due November 7, 2003. Secured by certificate
of deposit. This note has been paid in full.	—

Unsecured note payable to stockholder, bearing interest at 13% per annum payable in monthly interest installments with all unpaid principal and interest due June 30, 2008. This note has been paid in
full.	—

1,970,702
Less current maturities	(1,970,702)
$—

(A) These loans are past due their maturities. Management is in the process of negotiating extended terms.

The following table summarizes the aggregate maturities of long-term debt:
Years ending
2006	$1,970,702
2007	—
2008	—
2009	—
2010	—
Thereafter	—
$1,970,702

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Interest expense incurred under long term debt obligations amounted to $184,290 and $1,588,147, for the year ended December 31, 2005 and the year ended December 31, 2004.

(7) CONVERTIBLE DEBENTURE

During December 31, 2004, the Company entered into three convertible debentures totaling $5,620,000 of which $5,000,000 was remaining at December 31, 2005. Additionally, certain debt holders were entitled to warrants to purchase 116,667 shares of common stock at a weighted average exercise price of $2.38 per share. In accordance with EITF 00-27, the Company has determined the value of the convertible debenture and the fair value of the detachable warrants issued in connection with this debt. The estimated value of the warrants of $275,750 was determined using the Black-Scholes option pricing model under the following assumptions: life of 1 year, risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 142%. The face amount of these debts of $5,620,000 was proportionately allocated to the convertible debt and the warrants in the amounts of $5,440,925 and $179,075, respectively. These notes were then allocated between the debt and the beneficial conversion feature, which attributed to $5,000,000 and $440,925, respectively. The combined total discount is $122,667, which is being amortized over the term of the convertible debt. For the year ended December 31, 2005 and December 31, 2004, the Company has amortized a total of $2,904,110 and $2,489,916, respectively.

(8) COMMITMENTS AND CONTINGENCIES:

Operating Leases

The Company leases its facilities and certain equipment under noncancellable operating leases that expire through the year 2007. These agreements generally provide that the Company pay operating costs such as taxes, insurance, and maintenance.

Future annual minimum payments under operating leases are as follows:
Years ending December 31,
2006	$274,932
2007	203,777
Thereafter	-
$478,709

Rental expense under operating leases for the year ended December 31, 2005 and the year ended December 31, 2004 was $310,072 and $1,079,917, respectively.

Litigation

In the normal course of business, the Company is involved in various legal actions. It is the opinion of management that none of these legal actions will have a material effect on the financial position or results of operations of the Company.

On April 14, 2004, the Company commenced an action against Consulting Services LLC. Consulting Services LLC instituted a counterclaim on April 19, 2004, against the Company. Both claims are contented by the parties to be of a breach of contract nature from a certain Asset Acquisition Agreement in which the Company claims never consummated therefore services are not liable under the agreement. The counterclaims of a similar nature which CDA is claiming no liability and Consulting Services LLC is asking for the amount of stock agreed to be given for services per the acquisition agreement of approximately 2.4 million shares of the Company's stock valued at the time to be approximately $1.8 million and $655,321 for certain liabilities the Company were to assume per the agreement upon closing. The Company is asserting its position of no liability and asking for approximately $712,859 of which was advanced to Consulting Services prior to the knowledge that the transaction was not to close. In April of 2005, the Company filed a motion for summary judgment. Management of the Company anticipates a favorable outcome and has determined it is not necessary to impair this investment.

Employment Agreements

Our employment agreement with Michael Barron requires him to perform the duties of Chief Executive Officer at an annual salary of $180,000. He received 160,000 shares of restrictive stock which vests ratably on a monthly basis during the first two years of the term of the agreement. He also received an option to purchase 80,000 shares of common stock at a price of $5.00 per share. In addition, Mr. Barron is entitled to receive a performance bonus if our actual annual revenues and net income equals or exceeds projected annual revenues and net income approved by our Board. His performance bonus will be equal to the percentage of his annual salary equal to 50% plus the percentage by which actual income exceeds projected income. He is entitled to the same benefits afforded to other executives. He is also entitled to a car allowance of $1,000 per month. His employment agreement provides that if we terminate him without cause, he is entitled to receive a lump sum payment equal to twice his annual salary plus the present value of a performance bonus computed on the basis that we achieve all of our performance targets. Mr. Barron's employment agreement commenced as of June 15, 2002 and terminates on June 14, 2006.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Our employment agreement with Joseph Cosio-Barron requires him to perform the duties of President at an annual salary of $120,000. He received 160,000 shares of restrictive stock which vests ratably on a monthly basis during the first two years of the term of the agreement. He also received an option to purchase 80,000 shares of common stock at a price of $7.40 per share. In addition, Mr. Cosio-Barron is entitled to receive a performance bonus if our actual annual revenues and net income equals or exceeds projected annual revenues and net income approved by our Board. His performance bonus will be equal to the percentage of his annual salary equal to 50% plus the percentage by which actual income exceeds projected income. He is entitled to the same benefits afforded to other executives. He is also entitled to a car allowance of $1,000 per month. His employment agreement provides that if we terminate him without cause, he is entitled to receive a lump sum payment equal to twice his annual salary plus the present value of a performance bonus computed on the basis that we achieve all of our performance targets. Mr. Cosio-Barron's employment agreement commenced as of June 15, 2002 and terminates on June 14, 2006.

No amounts are accrued for the deferred compensation as the Company has had no pre-tax profits.

(10) PREFERRED STOCK:

The Company's articles of incorporation authorize up to 15,000,000 shares of $0.01 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time and in such quantities the board of directors may determine. All shares of any one series shall be equal in rank and identical in all respects. Preferred stockholders have liquidation preference up to the amount of the original equity investment. Each share of preferred stock is convertible into one share of common stock. As of December 31, 2005, there were no preferred shares issued.

The Company's former subsidiary, Ocean West Holding Corp., had preferred stock issued and outstanding at the prior to the sale in 2005. There were $69,481 and $74,559 of dividends paid during the years December 31, 2005 and December 31, 2004, respectively.

(11) ACQUISITION OR DISPOSITION OF ASSETS

On July 15, 2004, the Company acquired 84.9% of the outstanding common stock of Ocean West Holding Corporation through a stock exchange affected pursuant to a Purchase and Sale of Capital Stock Agreement. Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of common stock of Ocean West Holding Corporation to CDA in exchange for 622,381 shares of CDA (the "Transfer"). The consideration was based on the average monthly trading prices of each company's shares for the month of June 2004. The Transfer results in CDA having majority control and ownership, of Ocean West Holding Corporation.

On June 6, 2005, OWHC consummated an agreement with InfoByPhone, Inc. a Delaware corporation, pursuant to which InfoByPhone, Inc. exchanged all of its 6,000,000 then issued and outstanding shares of common stock for 6,000,000 shares, or approximately 56% of the common stock of OWHC. As a result of the agreement the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (InfoByPhone, Inc.). Prior to the exchange, OWHC intended to issue a dividend pay out to its shareholders, which was represented of 100% of the issued and outstanding shares of Ocean West Enterprises, its wholly owned subsidiary of Ocean West Holding Corporation. OWHC remained the sole owner of 100% of the issued and outstanding shares of OWE.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The Company received cash proceeds in the amount of $400,000 from the sale of the public holding company, Ocean West Holdings (OTC:BB:OWHC). The sale of OWHC was directed by the Board of Directors of Ocean West and the payment to the Company was made by Ocean West as a reduction against the monies loaned to Ocean West by CDA.

During January 2004 the Company entered into an agreement to acquire certain stated assets and to assume certain stated liabilities of Consulting Services LLC., a Georgia corporation ("CSLLC") through a stock exchange to be effected pursuant to an Asset Acquisition Agreement. According to the Agreement, CSLLC should transfer to the Registrant (the Company) the stated assets and stated liabilities of CSLLC and the Registrant should issue to the two stockholders of CSLLC an aggregate of 4,764,427 pre-split or 238,221 shares post-split of the common stock, par value $0.001, per share, of the Registrant. The amount of consideration was determined by arms-length negotiations between the Registrant and the stockholders of CSLLC.

After paying some of the expenses of CSLLC's operations from January through March 2004, the Company discovered possible violations and certain undisclosed material issues of the Asset Purchase Agreement by CSLLC.

On April 21, 2004, the Company filed a lawsuit in the Nevada District Court against CSLLC alleging breach of contract, breach of covenant of good faith and fair dealing, tortuous interference with contract, fraud and misrepresentation, conversion, and unjust enrichment. The Company seeks rescission of the Agreement and general damages.

In order to secure repayment of approximately $712,829 previously advanced to the defendant, the Company collateralized various assets. The Company's management believes to have secured sufficient collateral in order to recoup $352,829 of the $712,829. As of December 31, 2005, the $352,829 is included as a part of other assets in the accompanying consolidated balance sheet (see note 4).

On October 1, 2004, the Company rescinded its acquisition agreement with Pro Mortgage Corporation ("Pro Mortgage"). On November 20, 2003 the Company and Pro Mortgage entered into an acquisition agreement, whereby Pro Mortgage and the Company agreed to exchange 1,000 shares of Pro Mortgage capital stock, representing 100% of the issued and outstanding capital stock of Pro Mortgage, in exchange for 3,000,000 shares of the Company's capital stock, (the "Exchange"). The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desired to rescind the exchange. In connection with such rescission the Company transferred and assigned its shares of the Pro Mortgage capital stock to the Pro Mortgage shareholders and the Pro Mortgage shareholders transferred back its shares of the common stock of the Company.

The rescission shall have the effect of placing the Company in the position it was in prior to the Merger. Pursuant to the Rescission Agreement, the liabilities and assets of Pro Mortgage that existed at the time of the Merger and as existed as of the closing of the Recession Agreement, shall remain the liabilities and assets of Pro Mortgage. The Company views this rescission as nullification and accordingly has not included any operating activities related to Pro Mortgage in the accompanying consolidated financial statements.

(12) STOCK OPTION PLANS

The Company has elected to follow Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" and the related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123 (FASB 123), "Accounting for Stock-Based Compensation," requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options is equal to or greater than the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

The Consumer Direct of America Stock Incentive Plan 2002 (the "Plan") provides for the grant of 1,950,000 incentive or non-statutory stock options to purchase common stock. Employees, who share the responsibility for the management growth or protection of the business of the Company and certain Non-Employee ("Selected Persons"), are eligible to receive options which are approved by a committee of the Board of Directors. These options primarily vest over five years and are exercisable for a ten-year period from the date of the grant. No stock options or awards may be granted under this plan after October 15, 2012. On December 31, 2005, the Board of Directors of the Company elected to cancel the outstanding options; 80,000 to Michael Barron and 80,000 to Joseph Cosio-Barron and terminate the plan.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

On March 14, 2002, the Company's Board of Directors granted Michael Barron the option to purchase 80,000 shares (post-split) of Common Stock par value $.001 per share of the Company at an option exercise price of the lower of the two, the fair market value of such shares on the date of grant of such options, of which the fair market value of a share of common stock on any date shall be equal to the closing price of the last preceding day on which shares were traded ($5.00 at March 13, 2002) or $10 per share. The right to exercise such option will vest in five equal installments over a period of five years beginning on March 15, 2002. The option expires on March 15, 2012.

On May 12, 2003, the Company's Board of Directors granted Joseph Cosio-Barron the option to purchase 80,000 shares (post-split) of Common Stock par value $.001 per share of the Company at an option exercise price of the lower of the two, the fair market value of such shares on the date of grant of such options, of which the fair market value of a share of common stock on any date shall be equal to the closing price of the last preceding day on which shares were traded ($7.40 at May 11, 2003) or $10 per share. The right to exercise such option will vest in five equal installments over a period of five years beginning on May 13, 2003. The option expires on March 13, 2013.

Additional warrants were granted in 2005 and 2004 to consultants, bridge loans and investors these warrants totaled $0 and $809,695, respectively.

On May 14, 2005 the Company adopted a stock compensation plan for 2005. The purpose of the plan is to provide the Company with a means of compensating selected key employees (including officers) of, and consultants and advisors to, the Company and its subsidiaries for their services with shares of Common Stock of the Company. All shares awarded or sold under the plan will be newly issued shares of the Company's Common Stock. The number of shares subject to the plan is 5,000,000. The Company's Board of Directors will adjust the number and kind of shares subject to the plan in the event of any recapitalization, reclassification, reorganization, merger, consolidation, share exchange, other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock.

The Company's Board of Directors administers the plan and selects those who are to participate in the plan. The Board determines the number of shares to be awarded or sold to participants, the times of such awards or sales, the consideration to be paid for the shares, and the conditions, rights of repurchase, rights of first refusal and transfer restrictions, if any, that will apply. At the Board's discretion, shares may be issued in consideration of services fully performed, if such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. Each award or sale of shares under the plan must be evidenced by a written agreement between the Company and the recipient of the shares. The Board may make changes in or additions to the plan which it deems to be proper and in the best interests of the Company and its stockholders.

The plan became effective on May 14, 2005 and will automatically terminate on May 13, 2014. The Board may also act to suspend or terminate the plan at any time, without notice. The plan is not subject to provisions of the Employee Retirement Income Security Act of 1974. An "affiliate" of the Company as defined by regulations under the Securities Act may not offer or sell the shares received under the plan except pursuant to an effective registration statement under the Securities Act or an available exemption from registration.

Pro forma information regarding net income and earnings per share is required by FASB 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted beginning in the fiscal year subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31, 2005: risk free rate of 3.5%; no dividend yield; volatility factors of the expected market price of the Company's common stock of 142%; and weighted-average expected life of the option of five years. For the year ending December 31, 2004: risk-free interest rate of 3.5%; no dividend yield; volatility factors of the expected market price of the Company's common stock of 188%; and weighted-average expected life of the option of five years. For the year ending December 31, 2003: risk-free interest rate of 3.5%; no dividend yield; volatility factors of the expected market price of the Company's common stock of 304%; and weighted-average expected life of the option of five years.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The Company's pro forma information follows:
	December 31,	December 31,
	2005	2004

Pro forma net (loss) income applicable to common shareholders	$(11,360,578)	$(11,262,465)

Pro forma net (loss) income applicable to common shareholders per
share: Basic and fully diluted	$(0.50)	$(2.11)

A summary of the Company's stock option activity follows:

	December 31, 2005		December 31, 2004
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

Outstanding - beginning of year	1,200,000	$6.60	1,200,000	$6.60

Granted	—	—	—	—

Exercised	—	—	—	—

Cancelled	(720,000)	$2.90	—	—

Outstanding - end of year	480,000	$12.15	1,200,000	$6.60

Exercisable - end of year	128,000	$1.45	—	—

(13) STOCK INCENTIVE PLAN:

On May 21, 2004, the Company filed a Form S-8 to register 750,000 shares of its common stock at an offering price of $2.20 per share. All of the shares have been issued under this plan.

(14) STOCK EQUITY:

Pursuant to a Bridge Loan and Security Agreement (the "Bridge Loan Agreement") with the Company dated February 26, 2004 and amended May 6, 2004 and April 8, 2005, an individual loaned $500,000 to the Company. The loan and interest and other payments payable to the individual were payable on June 15, 2005. The Bridge Loan Agreement provided for the grant of a security interest to the individual in the form of 300,000 shares of common stock. The 300,000 shares of common stock were transferred to the individual on April 8, 2005 as payment for certain amounts owed to the individual pursuant to the Bridge Loan Agreement. Pursuant to the agreement dated April 8, 2005, the same individual acquired 850,000 shares of common stock through the exercise of warrants with a strike price of $.01 on April 20, 2005.

On July 29, 2005, the Company entered into a common stock purchase agreement with an accredited investor in a private placement (the "Private Placement") exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Private Placement, the Company sold (i) 4,166,667 shares at the purchase price of six cents ($.06) for $250,000 (a 30% discount on the closing bid price for the prior trading day), which sale closed on July 29, 2005; and (ii) 11,989,796 shares at the price of four and nine-tenths cents ($.049) for $587,500 (a 30% discount on the closing bid price for the prior trading day), which sale closed on August 5, 2005. Pursuant to the Private Placement, the accredited investor had the option, exercisable until August 28, 2005, to purchase an additional $662,500 amount of shares of common stock at the per share price of the lower of (i) $.06 and (ii) 30% below the closing price of the shares on the OTC bulletin board on the trading day prior to purchase. The Company intends to use the net proceeds of the Private Placement primarily for funding working capital acquisitions. and the spin-off of its subsidiary, Shearson Home Loans.

The shares of common stock offered and sold in the Private Placement have not been registered under the Securities Act and were sold in reliance upon the exemption for the securities registration afforded by Regulation D of the Securities Act. The investor represented to the Company that it is an "Accredited Investor," as defined in Rule 501 of Regulation D, under the Securities Act. In connection with the Private Placement, the Company entered into a registration rights agreement with the investor, pursuant to which the Company agreed to promptly file a registration statement covering re-sales from time-to-time by the investor of the shares of common stock purchased in the Private Placement. The Company issued a total of 16,156,462 shares of common stock for a total value of $1,329,082.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(15) STOCK SUBSCRIPTION AGREEMENT

On or about March 23, 2005, Vertical Capital Partners (a Delaware corporation) subscribed to acquire 2,000,000 shares of common stock of the Company at a purchase price of $.001 per share pursuant to an investment banking agreement between the Company and Vertical Capital Partners. This subscription agreement has been canceled and on July 11, 2005, Vertical returned the entire 2,000,000 shares of common stock to the Company and said shares were marked "CANCELLED" and are to be returned to the Company's treasury. Despite the cancelled subscription agreement, Vertical remains the beneficial owner 60,000 or less shares of common stock of the Company. Vertical has sole dispositive and voting power with respect to 60,000 or less shares of common stock of the Company.

(16) DEFERRED INCOME TAXES:

Income taxes are generally provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting.

As of December 31, 2005, the Company has a net operating loss carry forward of approximately $22,608,821 for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will begin to expire in 2017.

The deferred tax assets relating to the net operating loss carry forward has been fully reserved as of December 31, 2005.

(17) RELATED-PARTY TRANSACTIONS:

On January 21, 2005, the Company borrowed $125,000 from its Chief Financial Officer, Wayne Bailey.

During the month of December 2005, the Company entered in to financing agreement with Eclipse Holding Company, which is 50% owned by the Company's Chief Executive Officer, Michael Barron. The Company entered into an agreement to borrow a total of $750,000 in the form of a note payable, with an interest of 10% per annum. At December 31, 2005, the outstanding balance on this note was $642,846. The agreement calls for the issuance of common stock warrants. As of December 31, 2005 the Company issued 7,500,000 shares.

On July 15, 2004, Marshall L. Stewart and Daryl S. Meddings, officers of Ocean West Holding Corporation agreed to sell 4,106,776 of their shares of common stock of the Ocean West to CDA in exchange for 519,310 shares of CDA for an approximate value of $983,573, based on the average trading prices of the respective stocks for the month of June 2005. Mr. Stewart and Mr. Meddings currently own 7% of the shares of the Company and are currently on the board of Ocean West as well as officers.

(18) SUBSEQUENT EVENT:

On February 7, 2006, Consumer Direct of America agreed to sell Shearson Home Loans, Inc., a Nevada Corporation ("SHL"), and wholly owned subsidiary of Consumer Direct of America, Inc. ("CDA"), to Paragon Financial Corporation (PGNF), pursuant to the terms and conditions of a Share Exchange Agreement dated February 7, 2006 (the "Exchange Agreement") among CDA, SHL and PGNF. Pursuant to the Exchange Agreement, PGNF acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles. Immediately prior to entering into the Exchange Agreement, PGNF had 119,566,360 shares of PGNF common stock outstanding. In addition, PGNF had outstanding warrants to purchase 18,531,592 shares of PGNF common stock and outstanding debt convertible into 4,846,000 shares of PGNF common stock arriving at an exchange ratio of 4 to 1.

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

On May 5, 2006, the Company rescinded its acquisition agreement with PGNF. On February 7, 2006 the Company and PGNF entered into an acquisition agreement, whereby PGNF and the Company acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles, (the "Exchange"). The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desires to rescind the exchange. In connection with such rescission the Company transferred and assigned its shares of the PGNF capital stock and preferred stock to the PGNF shareholders and the PGNF shareholders transferred back its shares of the common stock of the Company. The Company views this rescission as nullification and accordingly has not included any operating activities related to PGNF in the Company's consolidated financial statements.

On April 14, 2006, the Company filed Form PRE 14A, requesting a vote of its shareholders, to increase the authorized shares of the Company to 200,000,000 from 100,000,000.

SHEARSON FINANCIAL NETWORK, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$1,404,067	$21,401
Loans available for sale	32,127,126	831,200
Loan sale receivable	2,073,375	—
Accounts receivable	5,527,146	107,321
Prepaid and other current assets	1,386,405	433,281
Total current assets	42,518,120	1,393,203
Property and equipment, net	26,718,992	1,664,571

Other assets:
Goodwill	14,269,279	1,372,916
Other assets, net	927,007	—
Total other assets	15,196,286	1,372,916
Total assets	$84,433,397	$4,430,690
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,189,463	$1,690,101
Bridge notes payable	819,682	5,869,682
Stock subscription payable	—	—
Interest payable	307,920	140,794
Notes payable	1,160,183	333,173
Notes payable - related party	808,396	767,846
Line of credit	32,377,707	3,497,073
Total current liabilities	36,663,351	12,298,669
Total liabilities	36,663,351	12,298,669
Stockholders' equity (deficit):
Common stock, $0.001 par value, 500,000,000 shares authorized,
240,112,210 and 37,544,108 shares issued and outstanding at
September 30, 2006 and December 31, 2005, respectively	240,112	37,544
Preferred Stock, $0.01 par value, $400.00 stated value,15,000,000 shares authorized, 110,625 shares issued and outstanding at
September 30, 2006 and December 30, 2005, respectively	44,250,000	—
Additional paid-in capital - Common stock	27,661,396	20,926,149
Accumulated deficit	(24,381,462)	(28,831,673)
Total stockholders' equity (deficit)	47,770,046	(7,867,979)
Total liabilities and stockholders' (deficit)	$84,433,397	$4,430,690

The accompanying notes are an integral part of these financial statements

SHEARSON FINANCIAL NETWORK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenues
Loan origination and sale of mortgage loans	$4,846,648	$2,496,205	$6,579,689	$5,924,206
Marketing revenues and commissions	—	43,461	—	335,536
Rental income	—	(100)	—	6,905
Data revenue	5,435,778	—	7,424,049	—
Total revenue	10,282,427	2,539,565	14,003,738	6,266,648

Cost of sales	2,310,590	793,452	3,107,877	2,500,938

Gross profit	7,971,837	1,746,113	10,895,861	3,765,710

Expenses
Salary, wages and payroll taxes	4,460,497	939,073	7,637,313	2,153,125
Selling, general and administrative	1,861,082	972,875	2,674,553	3,773,677
Professional fees	1,603,217	743,914	3,306,116	1,440,687
Depreciation expense	153,676	188,734	461,028	566,202
Total expenses	8,078,472	2,844,596	14,079,011	7,933,691

Loss from operations	(106,635)	(1,098,483)	(3,183,149)	(4,167,981)

Other (expense) income
Interest income	—	—	99,629
Interest expense	(86,922)	(404,768)	(184,855)	(458,936)
Debt discount expense	—	(414,878)	—	(2,904,110)
Forgiveness of debt	2,668,216	—	7,818,216	—
Total other (expense) income	2,581,293	(819,646)	7,633,361	(3,363,046)

Income (loss) before minority shareholder interest	2,474,658	(1,918,128)	4,450,211	(7,531,027)

Income (loss) applicable to minority shareholder interest	—	(2,816)	—	42,165
Net income (loss)	2,474,658	(1,920,945)	4,450,211	(7,488,862)

Dividends on preferred shares	—	—	—	(69,481)
Net income (loss) applicable to common shareholders	$2,474,658	$(1,920,945)	$4,450,211	$(7,558,343)
Net income (loss) per share, basic and diluted	$0.02	$(0.08)	$0.04	$(0.34)
Net loss per common share, applicable to common shareholders, basic and diluted	$0.02	$(0.08)	$0.04	$(0.34)
Weighted average number of common shares outstanding, basic and diluted	117,786,112	23,597,160	99,734,721	22,133,325

The accompanying notes are an integral part of these financial statements

SHEARSON FINANCIAL NETWORK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

Cash flows from operating activities:
Net income (loss)	$4,450,211	$(7,488,862)

Adjustments to reconcile net loss from operations to net cash used in operations:
Depreciation	461,028	566,202
Stock based expenses	5,229,926	2,130,578
Forgiveness of debt	(7,818,216)	—
Debt discount	72,933	2,904,110
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(5,419,825)	(115,922)
(Increase) decrease in mortgage loans held for sale	(31,295,926)	3,665,026
(Increase) decrease in unamortized debt discount	(927,007)	—
(Increase) decrease in prepaid expenses	(953,124)	(110,299)
(Increase) decrease in goodwill	(12,896,363)	—
(Increase) decrease in other assets	—	35,112
Increase (decrease) in accounts payable and accrued expenses	(500,638)	(170,574)
Increase (decrease) in stock payable	—	82,150
Increase (decrease) in interest payable	167,126	(6,396)
(Increase) decrease in minority shareholder interest	—	(42,165)
Net cash (used for) provided by operating activities	(49,429,813)	1,448,960
Cash flows from investing activities:
Purchase of fixed assets	(25,433,283)	(16,733)
Net cash used in investing activities	(25,433,283)	(16,733)
Cash flows from financing activities:
Net advances on lines of credit	28,880,634	(1,667,087)
Proceeds from related notes payable	40,550	250,000
Proceeds from notes payable	1,402,010	—
Payments of notes payable	(450,000)	(13,352)
Issuance of preferred stock	44,250,000	—
Issuance of common stock	202,568	29,655
Dividends paid on preferred shares of subsidiary	—	(69,481)
Net cash provided by (used for) financing activities	76,245,762	(1,470,165)
Net increase (decrease) in cash and cash equivalents	1,382,666	(37,938)
Cash and cash equivalents, beginning of period	21,401	198,141
Cash and cash equivalents, end of period	$1,404,067	$160,203
Supplemental disclosure of cash flow information
Interest paid	$—	$—

SHEARSON FINANCIAL NETWORK, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Common Stock		Preferred Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance December 31, 2005	37,544,108	$37,544	—	$—	$20,926,149	$(28,831,673)	$(7,867,979)
Stock issued for services	85,588,272	85,588			3,466,693		3,552,281
Stock issued for debt	150,000	150			5,850		6,000
Stock issued for deferred compensation	24,431,120	24,431			932,814		957,245
Stock issued for AP settlement	10,510,000	10,510			409,890		420,400
Stock issued for acquisition	80,000,000	80,000			1,920,000		2,000,000
Preferred stock issued for acquisition			110,625	44,250,000			44,250,000
Exercise of warrant	1,725,911	1,726					1,726
Stock issuance	162,799	163					163
Net income	—	—	—	—	—	4,450,211	4,,450,211
Balance September 30, 2006	240,112,210	$240,112	110,625	$44,250,000	$27,661,396	$(24,381,462)	$47,770,046

The accompanying notes are an integral part of these financial statements

(1) Basis of Presentation:

The unaudited financial statements as of September 30, 2006 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the December 31, 2005 audited financial statements and notes thereto.

Since inception through September 30, 2006, the Company has suffered recurring losses from operations of approximately $24,381,462.  A substantial portion of the Company’s cumulative net loss is attributable to non-cash operating expenses and the Company is showing a net profit for the quarters ended September 30, 2006 and June 30, 2006, however until the Company can sustain its profitability, a substantial doubt exists about the Company’s ability to continue as a going concern.

(2) Principles of Consolidation:

The consolidated financial statements include the accounts of Shearson Financial Network, Real Properties Technologies, Allstate Funding Corp. and its subsidiary Shearson Home Loans. All significant inter-company accounts and transactions have been eliminated.

(3) Interim Period:

These financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2006.

The unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the past fiscal year ended December 31, 2005, included in the Company’s Annual Report on Form 10-KSB/A.

Earnings per share have been calculated based upon the weighted average number of common shares outstanding during both reporting periods.

(4) Stock Issued for Services:

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter party’s performance is complete or the date on which it is probable that performance will occur. For the nine months ended September 30, 2006, the amounts that have been charged against income for those services were approximately $5,229,926.

(5) Goodwill:

The origin of Goodwill is from the purchase of:

Las Vegas Mortgage	$1,372,916
Real Properties Technologies	9,152,757
eHome Credit	2,514,124
Allstate Funding Corp.	1,229,482
Total	$14,269,279

The goodwill arose out of the difference between the purchase price and the fair market value of assets received.

In June of 2003, the Company acquired all of the outstanding stock of Las Vegas Mortgage in exchange for $100,000 in cash and $1,361,726 of the Company’s stock. The purpose of the transaction was to expand its interests in the Las Vegas market. Las Vegas Mortgage had branches and relationships in the Las Vegas Area. The Company had a call center in Las Vegas and wanted to get into the Mortgage Business in Las Vegas. This acquisition allowed the Company to have an immediate large position in Las Vegas.

On June 5, 2006 the Company acquired all the outstanding stock of Real Property Technologies ("RPT"), a New York corporation, for 100,000 shares of Series A-1 Convertible Preferred Stock  valued at approximately $40,000,000. The acquisition of RPT diversifies our mortgage operations and our mortgage banking capability via its extensive database of real property information.

On June 9, 2006, we agreed to acquire certain assets and defined liabilities of eHome CreditCorp. (“EHC”), a New York corporation, for 7,500 shares of Series A-1 Preferred Stock valued at approximately $3,000,000. The acquisition of EHC diversifies our mortgage operations and our mortgage banking capability and annualized it adds approximately $14 million per year in revenue to our mortgage group.

On July 29, 2006, Shearson Financial Network, Inc. (the "Company") entered into a Share Exchange Agreement and Plan of Reorganization Agreement (the “Agreement”) with Allstate Home Loans Inc. (“Allstate”), and the sole shareholder of all of the issued and outstanding shares of Allstate (the “Allstate Shareholder”). Pursuant to the Agreement, which closed on July 29, 2006, the Company is purchasing from the Company’s sole shareholder 850 shares of Allstate’s issued and outstanding shares of common stock. As of July 29, 2006, Allstate had 1,000 shares common stock that are issued and outstanding. The consideration for this purchase equaled $2,000,000 in common Stock and $1,250,000 in the Company’s preferred stock, totaling $3,250,000.

The Company has adopted FASB 142. Under guidance of SFAS 142, net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value. Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited. Goodwill is not amortized, but is reviewed for potential impairment on an annual basis at the reporting unit level. The impairment test is performed in two phases. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. Of the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting units’ goodwill (as defined in SFAS 142) with the carrying amount of that goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.

Other intangible assets are evaluated for impairment if events and circumstances indicate a possible impairment. Such evaluation of other intangible assets is based on undiscounted cash flow projections.

(6) Acquisition of Assets:

On June 5, 2006, we agreed to acquire all of the issued and outstanding shares of common stock of Real Property Technologies ("RPT"), a New York corporation ("RPT"), from its shareholders ("shareholders"), pursuant to the terms and conditions of a Share Exchange Agreement (the "Exchange Agreement") among SHAREHOLDERS, RPT and us. Pursuant to the Exchange Agreement, we exchanged 100,000 shares of our Series A-1 Convertible Preferred Stock  valued at approximately $40,000,000. Each share of the Series A-1 Convertible Preferred Stock has a stated value of four hundred dollars ($400.00). The acquisition of RPT diversifies our mortgage operations and our mortgage banking capability via its extensive database of real property information.

RPT is a leading real estate information company with headquarters in New York.  RPT reported revenues of approximately $24 million for fiscal year 2005 with pre tax profits of nearly four million dollars ($4,000,000) and has in excess of 200 employees. As part of the acquisition, certain key members of RPT's management will enter into employment agreements providing for a base compensation, plus bonuses based on future performance of the combined business. We plan to integrate RPT into Shearson Financial Network and operate RPT as a separate data network. RPT provides a steady revenue stream and profitability which the company looks to mitigate the effects of interest rate fluctuations in the mortgage lending market. The database has numerous marketing advantages for our mortgage operations.

On June 9, 2006, we agreed to acquire certain assets and defined liabilities of eHome CreditCorp. (“EHC”), a New York corporation (“EHC”), from its shareholders (“shareholders”), pursuant to the terms and conditions of an Asset Purchase Agreement (the “Agreement”) among SHAREHOLDERS, EHC and us. Pursuant to the Agreement, we exchanged 7,500 shares of our Series A-1 Preferred Stock valued at approximately $3,000,000. Each share of the Series A-1 Preferred Stock has a stated value of four hundred dollars ($400.00). The acquisition of EHC diversifies our mortgage operations and our mortgage banking capability.

EHC is a leading mortgage banker with headquarters in Garden City, New York, and is licensed to lend in thirty-eight (38) states.. As part of the acquisition, certain key members of EHC’s management will enter into employment agreements providing for a base compensation, plus bonuses based on future performance of the combined business. We plan to integrate EHC into our previously completed acquisition of Shearson Homes Loans and use the brand name Shearson Home Loans for all of our mortgage operations.

On July 29, 2006, Shearson Financial Network, Inc. (the "Company") entered into a Share Exchange Agreement and Plan of Reorganization Agreement (the “Agreement”) with Allstate Home Loans Inc. (“Allstate”), and the sole shareholder of all of the issued and outstanding shares of Allstate (the “Allstate Shareholder”). Pursuant to the Agreement, which closed on July 29, 2006, the Company is purchasing from the Company’s sole shareholder 850 shares of Allstate’s issued and outstanding shares of common stock. As of July 29, 2006, Allstate had 1,000 shares common stock that are issued and outstanding.

Pursuant to the Agreement, the Company issued the Allstate Shareholder $2,000,000 worth of the Company’s common stock at a price of $0.025 per share, the closing price per shares of the Company’s common stock on July 29, 2006 and, as a result, the Company issued the Allstate Shareholder 80,000,000 shares of its common stock.

Pursuant to the Agreement, the Company is assuming 50% of the debt owed to the Allstate Shareholder which shall be no greater than $1.25 million dollars. Pursuant to the Agreement, the Company, at its sole option, may immediately convert said debt any time after the July 29, 2006 (the “Closing”) , to three thousand (3,000) shares of Series A-1 Convertible Preferred Stock of the Company with a value of $400.00 per share. Said shares shall have a liquidation preference such that upon the investment funding by Barron Partners (or another such investment company in an amount in excess of ten million dollars) into the Company, holder may require the Company to liquidate the Series A-1 Convertible Preferred Stock into $1.25 million dollars in cash from the proceeds from said funding. In the event the Company does not secure an investment by Barron Partners (or another such investment company) within six months from the Closing , then the holders will have the right to convert the Series A-1 Convertible Preferred Shares into common stock at the conversion price of $0.025 per share for a total of 48 million shares. The Company will use its best efforts to cause a registration statement to be filed pursuant to the conversion of the shares into common stock.

(7)	Rescission of Acquisition:

On February 7, 2006, Consumer Direct of America agreed to sell Shearson Home Loans, Inc., a Nevada Corporation ("SHL"), and wholly owned subsidiary of Consumer Direct of America, Inc. ("CDA"), to Paragon Financial Corporation (PGNF), pursuant to the terms and conditions of a Share Exchange Agreement dated February 7, 2006 (the "Exchange Agreement") among CDA, SHL and PGNF. Pursuant to the Exchange Agreement, PGNF acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles. Immediately prior to entering into the Exchange Agreement, PGNF had 119,566,360 shares of PGNF common stock outstanding. In addition, PGNF had outstanding warrants to purchase 18,531,592 shares of PGNF common stock and outstanding debt convertible into 4,846,000 shares of PGNF common stock arriving at an exchange ratio of 4 to 1.

On May 5, 2006, the Company rescinded its acquisition agreement with PGNF. On February 7, 2006 the Company and PGNF entered into an acquisition agreement, whereby PGNF and the Company acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles, (the “Exchange”). The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desires to rescind the exchange. In connection with such rescission the Company transferred and assigned its shares of the PGNF capital stock and preferred stock to the PGNF shareholders and the PGNF shareholders transferred back its shares of the common stock of the Company. The Company views this rescission as nullification and accordingly has not included any operating activities related to PGNF in the Company’s consolidated financial statements.

(8) Forgiveness of Debt:

During the nine month period ended September 30, 2006, Club Vista Holdings, Inc. a non related party, elected to write off three notes totalling $7,818,216 as of December 31, 2005, resulting in the forgiveness of debt. The Company reflected the debt forgiveness of $5,150,000 in the quarter ended June 30, 2006 and the remaining $2,668,216 during the quarter ended September 30, 2005.

 (9) Preferred Stock:

The Board of Directors, by unanimous written consent, adopted a resolution providing for the issuance of up to one million (1,000,000) shares of the Corporation's Series A-1 Convertible Preferred Stock, par value $.0001 per share, which is designated "Series A-1 Convertible Preferred Shares," which have the following qualifications, limitations and restrictions of such preferences and rights:

1.	Stated Value. The stated value per Series A-1 Convertible Preferred Share is Four Hundred Dollars ($400.00) per share (the "Stated Value").

2.	Dividends. None.

3.	Voting Rights. Each share of the Series A-1 Convertible Preferred Shares shall have 10,000 votes and shall vote upon all matters as a single class with the Corporation's common stock.

4.
Conversion. Upon issuance, the Series A-1 Convertible Preferred Shares are not convertible until an amendment to the Corporation's Certificate of Incorporation is filed that increases the authorized shares of common stock. Upon filing and acceptance of the amendment pursuant to the General Corporation Law of the State of Nevada each share of Series A-1 Convertible Preferred Shares shall be converted into 10,000 shares of the Corporation's common stock.

5.
Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A-1 Convertible Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any shares of common stock by reason of the ownership thereof, an amount equal to the fixed sum of the Stated Value per share and any accrued dividends thereof and no more (the "Preferential Amount"). Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

6.
Rank. All Series A-1 Convertible Preferred Shares shall rank (A), prior to the Corporation's common stock; (B) prior to any class or series of capital stock of the Corporation hereafter created, unless such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with such issuance; and (C) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms.

(10) Convertible Debenture:

On June 30, 2006, the Company entered into a Securities Purchase Agreement, (“Agreement”), by and among the Company, AJW Partners, LLC (“Partners”), AJW Offshore, Ltd. (“Offshore”), AJW Qualified Partners (“Qualified”) and New Millenium Capital Partners, II, LLC (“Millenium”). Partners, Offshore, Qualified and Millenium are collectively referred to as the “Purchasers”. The Agreement provides for the sale by the Company to the Purchasers of Secured Convertible Term Notes (the “Notes”) issued by the Company in the aggregate principal amount of $1,500,000 (“Principal Amount”). The Principal Amount is to be funded by the Purchasers in three traunches $500,000 on July 24, 2006, $500,000 upon filing the Registration Statement and $500,000 upon effectiveness of the Registration Statement. The offering of Notes under the Agreement was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes matures three years from the date of each Notes, bear interest at 6% per annum, unless the common stock of the Company is greater than $0.025 per share for each trading day of a month, in which event no interest is payable during such month, and principal and interest due at maturity. The Notes are convertible into common stock of the Company at 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. In connection with the subject offering, the Company issued an aggregate of 30,000,000 warrants (10,000,000 upon each traunch of financing) to purchase common stock at a price of $0.02 per share. The warrants are exercisable for a period of five years. The Company has the right to redeem the Notes under certain circumstances and the right to prevent conversions in any month where the stock price is less than $0.05 per share. The conversion of the Notes is subject to an effective Registration Statement to be filed by the Company. In the event the Company is unable to have the Registration Statement declared effective within the timeframe of the Agreement, we may be required to pay to the Note Holders an amount equal to the then outstanding principal amount of the Notes multiplied by two hundredths (.02) times the sum of: (a) the number of months (prorated for partial months) after the filing date or the end of the one hundred and eighty day period and prior to the date the Registration Statement is declared effective, (b) the number of months (prorated for partial months) that sales of all of the shares registered cannot be made after the Registration Statements is declared effective and (c) the number of months (prorated for partial months) that the common stock is not listed or included for quotation or the OTCBB, NASDAQ Small Cap, NYSE or AMEX or that trading has been halted after the Registration has been declared effective. If thereafter, sales could not be made pursuant to the Registration Statement, for an additional period of one month, the Company shall pay an additional $5,000 for each $250,000 of outstanding principal under the Notes. Further, any amounts owing to the investors shall be paid in cash or, at the Company’s option, shares of common stock priced at 50% discount to the market price. As of September 30, 2006, the management of the Company believes the Registration Statement will be declared effective within the timeframe of the Agreement. In the event the Registration Statement is not declared effective within the required timeframe, the Company will record any penalties incurred at such time. The Agreement contains a conversion limit which limits the ability of the Purchasers to convert the Notes to not exceed 4.99% of the Company’s outstanding shares of common stock at any given time.

As of September 30, 2006, the Company has received the 1st and 2nd traunch totaling $1,000,000 of the Notes and considers two thirds of the 30,000,000 warrants or 20,000,000 granted.

The Company has determined the Notes contains a beneficial conversion feature and qualifies for treatment under Emerging Issue Task Force No. 00-27. The estimated fair value of the detachable warrants of $421,166 has been determined using Black-Scholes option pricing model using the following assumptions: stock price volatility ranging from 340% to 343%, risk free interest rate of 5.15%; dividend yield of 0% and 3 year term. The face amount of the Notes of $1,000,000 was proportionately allocated to the Notes and the warrants in the amount of $704,162 and $295,838, respectively. The Notes’ proportionate allocated value of $704,162 was then further allocated between the Notes and the beneficial conversion feature, which the entire remaining value of $704,162 was allocated to the beneficial conversion feature. The combined total value of the warrant and beneficial conversion feature of $1,000,000 has been accounted for as a debt discount which is being amortized and treated as interest expense over the term of the Notes. For the nine months ended September 30, 2006, the Company amortized a total of $72,993.

(11) Related-Party Transactions:

On January 21, 2005, the Company borrowed $125,000 from its Chief Financial Officer, Wayne Bailey.

During the month of December 2005, the Company entered in to financing agreement with Eclipse Holding Company, which is 50% owned by the Company’s Chief Executive Officer, Michael Barron. The Company entered into an agreement to borrow a total of $750,000 in the form of a note payable, with an interest of 10% per annum. At September 30, 2006, the outstanding balance on this note was $683,396. The agreement calls for the issuance of common stock warrants. As of September 30, 2006 the Company issued 22,469,999 shares to Eclipse Holding Company.

(12) Subsequent Event:

On November 16, 2006, the Company rescinded its acquisition agreement with Continental Home Loans, Inc., (“CHL”) effective November 9, 2006. On June 7, 2006 the Company and CHL entered into an acquisition agreement, whereby the Company acquired all of the common stock of CHL for three million two hundred thousand dollars ($3,200,000) (the “Purchase Price”). The Purchase Price consisted of (i) $640,000 cash consideration. (ii) the Company’s issuance of shares of common stock equal on the Closing Date to two million five hundred sixty thousand dollars ($2,560,000) (the “Stock Consideration”), based on the closing sale price of the Purchaser’s Common Stock on the OTCBB on the day prior to the Closing Date. The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desires to rescind the exchange. In connection with such rescission the Company is released from all consideration. The Company views this rescission as nullification and accordingly has not included any operating activities related to CHL in the Company’s consolidated financial statements.

SHEARSON FINANCIAL NETWORK, INC.

Shearson Financial Network, Inc.

Introduction of Pro Forma Consolidated Financial Statements

The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2005 gives effect to the Acquisitions as if the Acquisitions occurred on January 1, 2005. The accompanying unaudited pro forma consolidated statement of operations for the nine month's ended September, 30 2006, gives effect to the Acquisition as if it occurred on the first day of the period presented, January 1, 2005.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of the period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements.

SHEARSON FINANCIAL NETWORK INC., AND SUBSIDIARIES
PRO FORMA CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2005

	Shearson	Allstate	Real	Pro Forma
	Financial	Home	Property	Adjustments				Pro Forma
	Network	Loans	Technoligies	Debit		Credit		Amount

ASSETS:
Current assets:
Cash	$21,401	$1,108,213	$70,230					1,199,844
Loans available for sale	831,200	126,755,634						127,586,834
Loan receivable	-	2,535,113						2,535,113
Accounts receivable	107,321	413,188	4,550,954					5,071,463
Other current assets	433,280	1,924,358	278,332					2,635,970
Total current assets	1,393,203	132,736,505	4,899,516					139,029,224

Fixed assets:
Property and equipment, net	1,664,571	527,077	496,952					2,688,600
Total fixed assets	1,664,571	527,077	496,952					2,688,600

Other assets:
Goodwill	1,372,916	-	-	34,917,663	(1)			36,290,580
Other assets	-	197,600	-					197,600
Total other assets	1,372,916	197,600	-					36,488,180

TOTAL ASSETS	$4,430,690	$133,461,182	$5,396,468					$178,206,002

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$1,690,101	$1,251,640	$396,662					3,338,403
Bridge notes payable	5,869,682							5,869,682
Accrued interest payable	140,794							140,794
Notes payable	333,173	1,300,000						1,633,173
Notes payable - related party	767,846							767,846
Line of credit	3,497,073	126,286,829						129,783,902
Total current liabilities	12,298,669	128,838,470						141,533,801

TOTAL LIABILITIES	12,298,669	128,838,470						141,533,801

Minority shareholder interest						5,568		5,568

Stockholders' equity:
Common stock	37,544	26,000		2,000	(2)	(26,000)	(3)	39,544
Preferred Stock	-			41,250,000	(4)			41,250,000
Additional paid-in capital	20,926,149	619,963		1,998,000	(5)	(619,963)	(6)	22,924,149
Current Year Earnings	(10,999,246)	37,117	1,253,065			(5,568)	(7)	(9,714,632)
Accumulated (deficit)	(17,832,427)	3,939,632	3,746,741			(7,686,373)	(8)	(17,832,427)
Total stockholders' equity	(7,867,979)	4,622,712	4,999,806					36,666,634

TOTAL LIABILITIES
AND STOCKHOLDERS' EQUITY	$4,430,690	$133,461,182	$4,999,806					$178,206,002

SHEARSON FINANCIAL NETWORK, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2005
	Shearson	Allstate	Real	Pro Forma
	Financial	Home	Property	Adjustments		Pro Forma
	Network	Loans	Technoligies	Debit	Credit	Amount
Revenues:
Loan origination	$6,826,190	$24,009,908				$30,836,098
Other income	-	-	22,258,839			22,258,839
Total revenues	6,826,190	24,009,908	22,258,839			53,094,937

Cost of Sales	2,786,367	9,702,390	2,990,571			15,479,328

Gross Profit	4,039,823	14,307,518	19,268,268			37,615,609

Expenses:
Selling, general and administrative	10,111,434	14,268,890	17,679,548			42,059,872
Depreciation expense	684,820	41,787	-			726,607
Total expenses	10,796,254	14,310,677	17,679,548			42,786,479

(Loss) income from operations	(6,756,431)	(3,159)	1,588,720			(5,170,870)

Other (expense) income
Interest income		36,402				36,402
Interest expense	(184,290)	(43,627)				(227,917)
Settlement income		47,500				47,500
Debt discount expense	(2,904,110)					(2,904,110)
Write down of investment	(352,829)					(352,829)
Goodwill impairment	(732,105)		(301,168)			(1,033,273)
Other expense	(69,481)	-	(34,487)			(103,968)
Total other (expense) income	(4,242,815)	40,276	(335,655)			(4,538,194)

Income related to minority shareholder interest		(5,568)				-

Net (loss) income	$(10,999,246)	$31,549	$1,253,065			$(9,709,064)

Net income per share basic and diluted
Weighted average number of common	$(0.50)					$(0.44)
shares outstanding, basic and diluted
	21,942,476					21,942,476

SHEARSON FINANCIAL NETWORK
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

(1)  Pro Forma Adjustments:

Shearson Financial Network, Inc.(“SFNN”) acquired Real Property Technologies LLC (“RPT”) on June 6, 2006 and acquired 85% of Allstate Home Loans, Inc., on July 29, 2006. For the year ended December 31, 2005, Shearson has consolidated RPT and Allstate’s financial data for the period from January 1, 2005 to December 31, 2005, to reflect the acquisitions.

Shearson Financial Network’s pro forma consolidated statement of operations is derived from Shearson Financial Network’s statement of operations for the year ended December 31, 2005, Real Property Technologies and Allstate Home Loans statement of income for the year ended December 31, 2005.

Pro forma adjustments were made to the consolidated balance sheet assuming the transaction had occurred on January 1, 2005 to include RPT’s and Allstate’s earnings for the year ended December 31, 2005.

(1)	$34,917,663 - Represents the Goodwill associated from RPT of $36,253,259 and Allstate of (1,335,595) had the transaction occurred on January 1, 2005.

The following are the attributes associated with the purchase price of the acquisitions:

Allstate

Common Stock	$2,000 (2)
Additional Paid in capital	1,998,000 (5)
Preferred Stock	1,250,000(4)
Total	$3,250,000

RPT
Preferred Stock	$40,000,000(4)

(3), (6) and (8) eliminates the common stock , additional paid in capital and retained earnings not represented in the acquisition.

Minority shareholder interest for the 15% not owned by the Company for Allstate was $5,568.

Shearson Financial Network, Inc.

Introduction of Pro Forma Consolidated Financial Statements

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2006 gives effect to the Acquisitions as if the Acquisitions occurred on January 1, 2006. The accompanying unaudited pro forma consolidated statement of operations for the nine month's ended September, 30 2006, gives effect to the Acquisitions as if it occurred on the first day of the period presented, January 1, 2006.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of the period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements.

SHEARSON FINANCIAL NETWORK AND SUBSIDIARIES
PRO FORMA CONSOLIDATING BALANCE SHEET
SEPTEMBER 30, 2006

	Shearson	Allstate	Real
	Financial	Home	Property			Pro Forma
	Network	Loans	Technoligies	Debit	Credit	Amount

ASSETS:
Current assets:
Cash	$1,404,067	$979,513	$980,721		(1,960,234)	1,404,067
Loans available for sale	32,127,126	30,958,228	-		(30,958,228)	32,127,126
Loan receivable	2,073,375	1,941,776	-		(1,941,776)	2,073,375
Accounts receivable	5,527,146	413,188	4,540,527		(4,953,715)	5,527,146
Other current assets	1,386,405	1,138,145	1,035,645		(2,173,790)	1,386,405
Total current assets	42,518,119	35,430,849	6,556,893			42,518,119

Fixed assets:
Property and equipment, net	26,718,992	325,006	611,308		(936,314)	26,718,992
Total fixed assets	26,718,992	325,006	611,308			26,718,992

Other assets:
Goodwill	14,269,279	-	-		(121,317)	14,147,962
Other assets	927,007	746,192	-		(746,192)	927,007
Total other assets	15,196,286	746,192	-			15,074,969

TOTAL ASSETS	$84,433,396	$36,502,048	$7,168,201			$84,312,079

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$1,189,463	$818,330	$336,127		(1,154,457)	1,189,463
Bridge notes payable	819,682					819,682
Accrued interest payable	307,920					307,920
Notes payable	1,160,183	1,720,110			(1,720,110)	1,160,183
Notes payable - related party	808,396					808,396
Line of credit	32,377,707	30,569,939	750,000		(31,319,939)	32,377,707
Total current liabilities	36,663,351	33,108,379	1,086,127			36,663,351

TOTAL LIABILITIES	36,663,351	33,108,379	1,086,127			36,663,351

Minority shareholder interest					(184,356)	(184,356)

Stockholders' equity:
Common stock	240,112	26,000			(26,000)	240,112
Preferred Stock	44,250,000					44,250,000
Capital account	-					-
Additional paid-in capital	27,661,396	619,963	168,865		(788,828)	27,661,396
Treasury stock, cost method	-					-
Minority shareholder interest CY	-					-
Current Year Earnings	4,450,211	(1,229,043)	1,107,726	184,356		4,513,250
Accumulated (deficit)	(28,831,673)	3,976,749	4,805,483		(8,782,232)	(28,831,673)
Total stockholders' equity	47,770,046	3,393,669	6,082,074			47,833,085

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$84,433,396	$36,502,048	$7,168,201			$84,312,079

SHEARSON FINANCIAL NETWORK AND SUBSIDIARIES
PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
SEPTEMBER 30, 2006

	Shearson	Allstate	Real	Pro Forma
	Financial	Home	Property	Adjustments		Pro Forma
	Network	Loans	Technoligies	Debit	Credit	Amount
Revenues:
Loan origination	$6,579,689	$4,639,631				$11,219,319
Marketing revenues and commissions	-					-
Licensing agreements	-					-
Rental income	-					-
Other income	7,424,049	-	9,358,624			16,782,673
Total revenues	14,003,738	4,639,631				28,001,993

Cost of Sales	3,107,877	2,354,666	1,119,892			6,582,434

Gross Profit	10,895,861	2,284,965	8,238,732			21,419,558

Expenses:
Salary & wages & payroll taxes	7,637,313	2,423,349	5,440,191			15,500,853
Selling, general and administrative	2,674,553	984,293	1,690,815			5,349,661
Professional fees	3,306,116	88,769	-			3,394,885
Depreciation expense	461,028	-	-			461,028
Total expenses	14,079,011	3,496,410	7,131,006			24,706,427

(Loss) income from operations	(3,183,149)	(1,211,445)	1,107,726			(3,286,869)

Other (expense) income
Interest income						-
Interest expense	(184,855)	(17,598)	-			(202,453)
Forgiveness of debt	7,818,216	.	-			7,818,216
Total other (expense) income	7,633,361	(17,598)	-			7,615,763

Loss related to minority shareholder interest				184,356		184,356

Net income (loss)	$4,450,211	$(1,229,043)	$1,107,726			$4,513,251

Net income per share basic and diluted
Weighted average number of common	$0.04					$0.05
shares outstanding, basic and diluted
	99,734,721					99,734,721

SHEARSON FINANCIAL NETWORK
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(1)  Pro Forma Adjustments:

Shearson Financial Network, Inc.(“SFNN”) acquired Real property Technologies on June 6, 2006 and 85% of the issued and outstanding shares of Allstate Home Loans Inc., (Allstate) on July 29,2006. For the nine months ended September 30, 2006, Shearson has consolidated Real properties Technologies and Allstate financial data from the date of acquisition for the four month period June through September 30, 2006 and two months period from July 29, 2006 to September 30, 2006, respectively, to reflect the acquisitions.

Shearson Financial Network’s unaudited pro forma consolidated statement of operations is derived from Shearson Financial Network’s unaudited statement of operations for the nine months ended September 30, 2006 and RPT’s unaudited statement of operations for the five months ended May 31, 2006 and Allstate’s unaudited statement of income for the seven months ended July 31, 2006.

Pro forma adjustments were made to the unaudited consolidated balance sheet assuming the transactions had occurred on January 1, 2006 to include RPT’s earnings for the five months ended May 31, 2006 and Allstate’s earnings for the seven months ended July 31, 2006, plus the loss associated with the minority shareholder interest of Allstate, $158,356.

SHEARSON FINANCIAL NETWORK, INC.

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors
Consumer Direct of America

We have audited the accompanying balance sheets of Consumer Direct of America and Subsidiaries as of December 31, 2005, and the related statements of income, changes in stockholders' equity, and cash flows for the one year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has not generated significant revenues or profits to date. This factor among others may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2005 and the results of its operations and it cash flows for one year period ended December 31, 2005, in conformity with U.S. generally accepted accounting standards.

Pollard-Kelley Auditing Services, Inc.

/S/ Pollard-Kelley Auditing Services, Inc.
Fairlawn, Ohio May 21, 2006

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Consumer Direct of America
Las Vegas, Nevada

We have audited the consolidated balance sheet of Consumer Direct of America and Subsidiary (the "Company") as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presently fairly, in all material respects, the financial position of Consumer Direct of America and Subsidiary as of December 31, 2004 and the results of their operations and their cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit as of December 31, 2004, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ De Joya & Company
De Joya and Company. Henderson, Nevada May 6, 2005

F-3

CONSUMER DIRECT OF AMERICA
CONSOLIDATED BALANCE SHEET

December 31,
2005

Assets
Current assets:
Cash and cash equivalents	$21,401
Mortgage loans held for sale	831,200
Accounts receivable and receivables from loans sold, net	107,321
Prepaid and other current assets	433,281
Total current assets	1,393,203
Property and equipment, net	1,664,571

Other assets:
Notes receivable	—
Goodwill	1,372,916
Total other assets	1,372,916
Total assets	$4,430,690

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,690,101
Bridge notes payable	5,869,682
Interest payable	140,794
Notes payable	333,173
Notes payable - related party	767,846
Line of Credit	3,497,073
Total current liabilities	12,298,669
Long-term liabilities:
Long term debt, net of current portion	—
Total long- term liabilities	—
Total liabilities	12,298,669

Stockholders' deficit:
Preferred stock, $0.01 par value, 15,000,000 shares authorized 0 issued and outstanding at December 31, 2005	—
Common stock, $0.001 par value, 100,000,000, 37,544,108 shares issued and outstanding December 31, 2005	37,544
Additional paid-in capital	20,926,149
Treasury stock, cost method	—
Accumulated deficit	(28,831,673)
Total stockholders' (deficit)	(7,867,979)
Total liabilities and stockholders' (deficit)	$4,430,690

See accompanying notes to consolidated financial statements.

F-4

CONSUMER DIRECT OF AMERICA
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

Revenues
Loan origination and sale of mortgage loans	$6,483,748	$8,430,137
Marketing revenues and commissions	335,536	506,801
Rental income	6,905	3,685

Total revenue	6,826,190	8,940,623

Cost of sales	2,786,367	4,711,668

Gross Profit	4,039,822	4,228,955

Expenses
Selling, general and administrative	10,111,434	11,458,276
Depreciation expense	684,820	633,911

Total expenses	10,976,254	14,429,327

Loss from operations	(6,756,432)	(7,863,233)

Other (expense) income
Interest income	—	—
Interest expense	(184,290)	(1,588,147)
Debt discount expense	(2,904,110)	(2,489,916)
Impairment of goodwill	(732,105)	—
Write down of investment	(352,829)	—
Other income	—	490,483

Total other (expense) income	(4,173,333)	(3,587,580)

Loss before minority shareholder interest	(10,929,765)	(11,450,813)

Loss applicable to minority shareholder interest	—	262,727

Net loss	(10,929,765)	(11,188,086)

Dividends on preferred shares	(69,481)	(74,559)

Net loss applicable to common shareholders	$(10,999,246)	$(11,262,645)

Net loss per share, basic and diluted	$(0.50)	$(2.09)

Net loss per common share, applicable to common shareholders, basic and diluted	$(0.50)	$(2.11)

Weighted average number of common shares outstanding, basic and diluted	21,942,476	5,349,423

See accompanying notes to consolidated financial statements.

F-5

CONSUMER DIRECT OF AMERICA
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(10,929,765)	$(11,188,086)

ADJUSTMENTS TO RECONCILE NET LOSS FROM OPERATIONS TO NET CASH USED IN OPERATIONS:
Depreciation	684,820	633,911
Write down on capitalized investments	352,829	360,000
Stock based expenses	2,972,838	5,334,903
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	123,391	506,886
(Increase) decrease in mortgage loans held for sale	10,074,577	(7,626,394)
(Increase) decrease in prepaid expenses	177,650	267,069
(Increase) decrease in goodwill	732,105	—
(Increase) decrease related to sale of asset	(560,417)	159,505
(Increase) decrease in other assets	3,698,578	(1,805,857)
Increase (decrease) in accounts payable and accrued expenses	(2,072,271)	93,058
Increase (decrease) in interest payable	88,111	36,269
(Increase) decrease in minority shareholder interest	532,595	(532,595)

Net cash used in operating activities	5,875,041	(13,761,331)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(12,209)	(1,261,260)
Disposition of fixed assets	162,978	—
Payment received on notes receivable	—	30,875

Net cash provided by (used in) investing activities	150,769	(1,230,385)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (payments)on lines of credit	(8,428,350)	9,070,414
Proceeds from related notes payable	617,846	15,000
Proceeds from bridge loans	—	5,574,082
Payments of notes payable	(66,799)	—
Payments of long term debt	(493,759)	—
Redemption (purchase) of treasury stock	271,600	(556,600)
Dividends paid on preferred shares of subsidiary	(69,481)	(74,559)

Net cash provided by financing activities	(6,202,551)	15,187,268

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(176,740)	195,552
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	198,141	2,589

CASH AND CASH EQUIVALENTS, END OF PERIOD	$21,401	$198,141
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$251,199	$115,310

See accompanying notes to consolidated financial statements.

F-6

CONSUMER DIRECT OF AMERICA
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

						Total
				Additional		Stockholders'
	Common Stock		Treasury	Paid in	Accumulated	Equity
	Shares	Amount	Stock	Capital	Deficit	(Deficit)

BALANCE DECEMBER 31, 2003 (RESTATED)	3,392,171	$3,392		$9,036,568	$(6,569,782)	$2,470,178
Issuance of stock	737,000	737		1,397,801		1,398,538
Treasury stock purchased			(556,600)			(556,600)
Stock issued for debt conversion	1,228,292	1,228		508,505		509,733
Treasury stock issued for services			285,000			285,000
Stock issued for services	901,402	901		259,629		260,530
Stock issued for debt	19,666	20		39,312		39,332
Stock issued for warrant	255,763	256				256
Stock issued for acquisition	622,381	622		1,178,167		1,178,789
Stock issued as collateral	300,000	300		—		300
Pro Mortgage rescission	(150,000)	(150)		(761,060		(761,060)
Warrants				900,363		900,363
Debt discount related to beneficial conversion feature				5,394,026		5,394,026
Dividends paid to preferred shares of subsidiary					(74,559)	(74,559)
Net loss	—	—	—	—	(11,188,086)	(11,188,086)
BALANCE DECEMBER 31, 2004	7,306,675	$7,306	$(271,600)	$17,953,311	$(17,832,428)	$(143,411)
Stock issued for services	2,595,221	2,595		722,825		722,825
Stock issued for debt	1,909,000	1,909		320,301		322,210
Stock issued for warrant	902,675	903				903
Stock issued for acquisition	480,930	481		98,938		99,419
Stock issued for equity services	23,656,470	23,656		1,529,196		1,552,852
Stock issued for AP settlement	194,320	194		182,345		182,539
Stock issued for deferred compensation	416,667	417		37,083		37,500
Stock subscription payable	82,150	82		82,150		82,232
Treasury stock redeemed for services			271,600			271,600
Dividends paid to preferred shares of subsidiary					(69,481)	(69,481)
Net loss	—	—	—	—	(10,929,765)	(10,929,765)
BALANCE DECEMBER 31, 2005	37,544,108	$37,544	$—	$20,926,149	$(28,831,673)	$(7,867,979)

See accompanying notes to consolidated financial statements.

F-7

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION:

Consumer Direct of America ("CDA") formerly known as Blue Star Coffee, Inc. is a Nevada corporation formed in July, 2000 to sell specialty coffee beans, brewed coffee and espresso-based beverages through company-owned and franchised retail locations. In February 2002, Blue Star, which was then in the development stage, acquired all of the outstanding stock of Consumer Capital Holdings, Inc. and Consumer Capital Holdings became a wholly owned subsidiary of Blue Star. After its acquisition of Consumer Capital Holdings, Blue Star changed its name to Consumer Direct of America. Consumer Direct of America (The "Company") is a direct-to-consumer mortgage broker and banker with revenues derived primarily from origination commissions earned on the closing of first and second mortgages on single-family residences ("mortgage loans" and "home equity loans"). Shearson Home Loans, ("SHL"), formerly known as Consumer Direct Lending Inc. ("CDL") is a Nevada corporation formed in October 2001 to originate retail mortgages and to provide mortgage banking services. The board of directors of CDL approved to change the name of the Company from Consumer Direct Lending, Inc. to Shearson Home Loans on June 22, 2005. Shearson Home Loans establishes banking and correspondent relationships with major lenders and banks.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations and has an accumulated deficit of $28,831,673 as of December 31, 2005, which raises substantial doubt about the Company's ability to continue as a going concern.

Management currently believes that cash flows from operations should be sufficient to meet the Company's current liquidity and capital needs at least through fiscal 2006 however, if they are not, management will seek equity funding from the public capital markets , so long as there are no material adverse changes to the terms or availability of our warehouse lines of credit, we believe we can meet our liquidity and capital needs at current production levels at least through fiscal 2006. However we are currently exploring possible liquidity sources either through additional borrowings or potential capital partners to enable us to increase our loan production and expansion. Future offerings are probable in order to fund the acquisition growth by the Company.

GOING CONCERN:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred a net ordinary loss before minority interest of $10,999,246 during the year ended December 31, 2005. Although a substantial portion of the Company's cumulative net loss is attributable to non-cash operating expenses, management believes that it will need additional equity or debt financing to be able to sustain its operations until it can achieve profitability, if ever. These matters raise substantial doubt about the Company's ability to continue as a going concern.

Management is attempting to raise additional equity and debt financing to sustain operations until it can market its services, expands its customer base, and achieves profitability. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NATURE OF BUSINESS:

The Company is a direct-to-consumer mortgage broker and banker with revenues derived primarily from origination commissions earned on the closing of first and second mortgages on single-family residences ("mortgage loans" and "home equity loans").

PRINCIPLES OF CONSOLIDATION:

The consolidated financial statements include the accounts of Consumer Direct and the accounts of Shearson Home Loans and Ocean West Enterprises, its Subsidiary which was sold on June 6, 2005. All significant inter-company accounts and transactions have been eliminated.

F-8

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

RISKS AND UNCERTAINTIES:

The Company operates in a highly competitive industry that is subject to intense competition and potential government regulations. Significant changes in interest rates or the underlying economic condition of the United States or any specific region of the United States real estate market could have a materially adverse impact on the Company's operations.

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates made by the Company's management include, but are not limited to, the realizability of mortgage loans held for sale, mortgage servicing rights and property held for sale, the collectibility of notes receivable, and the recoverability of property and equipment through future operating profits. Actual results could materially differ from those estimates.

CONCENTRATION OF CREDIT RISK:

The Company maintains, at times, cash balances at certain financial institutions in excess of amounts insured by federal agencies. For the year ended December 31, 2005; 1 buyer purchased 90% and the year ended December 31, 2004; 4 buyers purchased 25%, 23%, 20% and 10% (December 31, 2004), of the Company's mortgages.

CASH AND CASH EQUIVALENTS:

For the purpose of the statement of cash flows, the Company considers all highly liquid holdings with maturities of three months or less at the time of purchase to be cash equivalents.

MORTGAGE LOANS HELD FOR SALE:

Mortgage loans held for sale to investors are stated at the lower of cost or market value computed on the aggregate method by residential loan type (unrealized losses are offset by unrealized gains) and are evaluated at the end of each year, and are determined by outstanding commitments from investors or current investor yield requirements. The amount by which cost exceeds market value is accounted for as a valuation allowance and any changes in the valuation allowance are included in the determination of net income. As of December 31, 2005 and December 31, 2004, there was no valuation allowance required as cost was estimated not to exceed market value. A substantial portion of loans was sold to investors within 30 days subsequent to December 31, 2005 and December 31, 2004.

F-9

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

MORTGAGE SERVICING:

The Company recognizes as separate assets or liabilities the obligation to service mortgage loans for others, through loan origination, by allocating total costs incurred between the loan and the servicing rights retained based on their relative fair values. Amortization of mortgage service assets or rights ("MSRs") is based on the ratio of net servicing income received in the current period to total net servicing income projected to be realized from the MSRs. Amortization of mortgage service liabilities ("MSLs") is based on the ratio of net servicing costs paid in the current period to total net servicing costs projected to be paid from the MSL. Projected net servicing income is in turn determined by the estimated future balance of the underlying mortgage loan portfolio, which declines over time from prepayments and scheduled loan amortization. The Company estimates future prepayment rates based on current interest rate levels, other economic conditions and market forecasts, as well as relevant characteristics of the servicing portfolio, such as loan types, interest rate stratification and recent prepayment experience. MSRs are periodically evaluated for impairment, which is recognized in the statement of operations during the applicable period through additions to an impairment reserve. For purposes of performing its impairment evaluation, the Company stratifies its servicing portfolio on the basis of certain risk characteristics including loan type and interest rate. The Company has determined that no impairment allowance is needed as of December 31, 2005 and December 31, 2004. For the year ended December 31, 2005 and December 31, 2004, no mortgage servicing rights were capitalized. Amortization expense related to mortgage servicing rights for the years ended December 31, 2005 and December 31, 2004, was $6,532 and $6,576, respectively.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, ranging from three to thirty years. Depreciation expense related to property and equipment was $684,820 and $633,911 for the year ended December 31, 2005 and the year ended December 31, 2004. Maintenance and repairs are charged to operations when incurred. Major betterments and renewals are capitalized. Gains or losses are recognized upon sale or disposition of assets.

LONG-LIVED ASSETS:

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting For The Impairment or Disposal of Long-Lived Assets" which requires that long-lived assets and certain identifiable intangibles to be held and used by any entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Pursuant to SFAS 144, management of the Company assesses the recoverability of property and equipment by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management. To date, management has not identified any impairment of property and equipment. There can be no assurance, however, that market conditions or demands for the Company's services will not change which could result in future long-lived asset impairment.

INTANGIBLE ASSETS

The Company has adopted FASB 142. Under guidance of SFAS 142, net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value. Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited. Goodwill is not amortized, but is reviewed for potential impairment on an annual basis at the reporting unit level. The impairment test is performed in two phases. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. Of the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting units' goodwill (as defined in SFAS 142) with the carrying amount of that goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.

After reviewing the requirements of FASB 142, the Company has decided to write off all of the goodwill on the books except for the goodwill associated with Las Vegas Mortgage. The Company does not feel there has been any impairment of the Goodwill for this acquisition as shown on the financial statements, due to; increase in revenues for the company, decreases in expenses for the company and decreases in overhead for the company.

REVENUE AND COST RECOGNITION:

Revenue from the sale of loans is recognized at the time the loans are sold or when the Company has shipped the loan file to independent investors consistent with the criteria established in SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." At this point, all of the services required to be performed for such revenues have been completed. Loan origination costs and incremental direct costs are deferred and recognized over the term of the loan as an adjustment of the loan yield until the loan is sold. Incremental direct costs include credit reports, appraisal fees, document preparation fees, wire fees, tax and filing fees, funding fees and commissions. When the loan is sold and service is released, the unamortized loan origination costs and incremental direct selling costs are netted against the revenue and recorded to the statement of operations. Revenue from the servicing of loans is recognized as earned.

F-10

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

BASIC AND DILUTED LOSS PER SHARE:

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders after reducing net income by preferred stock dividend, by the weighted average common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if diluted potential common stock had been converted to common stock. Common stock equivalents have not been included in the earnings per share computation for the years ended December 31, 2005 and 2004 as the amounts are anti-dilutive.

ADVERTISING:

The Company expenses advertising costs as incurred. The advertising costs for the year ended December 31, 2005 and the year ended December 31, 2004 were $600,882 and $541,025, respectively.

INCOME TAXES:

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

STOCK ISSUED FOR SERVICES:

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter party's performance is complete or the date on which it is probable that performance will occur.

The amounts that have been charged against income for those services were approximately $2,972,838 and $1,684,000 for 2005, and 2004, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company has adopted SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. For certain of the Company's financial instruments including cash, receivables, and accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

F-11

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

RECLASSIFICATIONS:

Certain prior year balances have been reclassified to conform to current year presentation. Such classifications had no effect on net income.

(2) PROPERTY AND EQUIPMENT:

December 31,
2005
A summary is as follows:
Furniture fixtures, and equipment	$733,288
Computer equipment	1,389,230
Software	820,325
Leasehold improvements	109,477

3,052,321
Less accumulated depreciation and amortization	(1,387,750)

$1,664,571

(3) GOODWILL:

The origin of Goodwill is from two transactions:

Purchase of Las Vegas Mortgage $ 1,372,916

The Las Vegas Mortgage purchase took place in June of 2002.

The goodwill arose out of the difference between the purchase price and the fair market value of assets received.

In June of 2002, the Company acquired all of the outstanding stock of Las Vegas Mortgage in exchange for $100,000 in cash and $1,361,726 of the Company's stock. The purpose of the transaction was to expand its interests in the Las Vegas market. Las Vegas Mortgage had branches and relationships in the Las Vegas Area. The Company had a call center in Las Vegas and wanted to get into the Mortgage Business in Las Vegas. This acquisition allowed the Company to have an immediate large position in Las Vegas. The Company is now one of the largest take out lenders in the Western United States and it is all based from the Las Vegas operations. With the acquisition of Las Vegas Mortgage the Company was able to move its corporate headquarters to Las Vegas and expand its network. The acquisition of Las Vegas Mortgage was key in the expansion and growth of the Company from a small mortgage company in California to a major mortgage broker in the Western States.

In July of 2004, the Company purchased 84.9% stock interest in Ocean West. The purpose of the transaction was to acquire a mortgage branch network with licenses in 36 states and a mortgage bank. The Company sold its interest in Ocean West on June 6, 2005, and recorded a charge of impairment of $2,698,498 offset by the assets net of liabilities at the time of sale of $1,966,393 or $732,105.

The Company has adopted FASB 142. Under guidance of SFAS 142, net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value. Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited. Goodwill is not amortized, but is reviewed for potential impairment on an annual basis at the reporting unit level. The impairment test is performed in two phases. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. Of the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting units' goodwill (as defined in SFAS 142) with the carrying amount of that goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.

F-12

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Other intangible assets are evaluated for impairment if events and circumstances indicate a possible impairment. Such evaluation of other intangible assets is based on undiscounted cash flow projections.

After reviewing the requirements of FASB 142, the Company has decided to write off all of the goodwill on the books except for the goodwill associated with Las Vegas Mortgage and Ocean West the Company does not feel there has been any impairment of the Goodwill for these two acquisitions as shown on the financial statements, due to; increases in number of contracts for the company, increase in revenues for the company, decreases in expenses for the company and decreases in overhead for the company.

(4) CREDIT FACILITIES AND JOINT VENTURE AGREEMENT

On September 21, 2004 the Company entered into a term loan facility with Club Vista Holdings Inc., ("Club Vista") pursuant to which a revolving line of credit arrangement for which $5,000,000 can be borrowed from time to time on a secured basis. Collateral shall be evidenced by an assignment of Borrowers interest in all mortgage notes for which funds have been advanced. Interest under the term loan facility will be determined and imposed in accordance with the respective cost of funds that Lender may incur. The maturity will be on a revolving basis for the incurrence of indebtedness for the period of one year. The funds advanced under this facility will be used exclusively as follows; to fund home loans and various costs, fees, expenses and other payments made in connection with the loans made by the Borrower, to fund any fees relating to warehouse banking lines and for any such purposes specifically authorized by the Lender in writing. The net proceeds related to the term loan shall be divided 50/50 between the Company and Club Vista of which the Company shall maintain at all times a separate accounting for such transactions. As of December 31, 2005 and December 31, 2004, the Company's balance on this facility was $5,000,000, respectively. For further information refer to Note 8 in the Notes to consolidated financials statements as described herein.

On September 14, 2004, the Company entered into a joint venture agreement with Club Vista to offer a product, home equity lines of credit or HELOC. The proceeds of such will be split 50/50 between both parties. The credit facility of this joint venture shall be contributed by Club Vista in the form of a mortgage warehouse credit facility for $10,000,000 to be collateralized by the Note and Deed of Trust on each and every loan transaction. Borrowings may only be used for the sole purpose of warehousing CDA loans. No interest shall be paid on the initial contributions to the capital of the joint venture. The joint venture may be dissolved at any time by agreement by both parties. As of December 31, 2005 and December 31, 2004, the balance of the facility was $2,668,216 and 3,271,276, respectively.

(5) WAREHOUSE LINES OF CREDIT

We have warehouse lines of credit with Bank of Arizona through our subsidiary, Shearson Home Loans. Shearson Home Loans, formerly Consumer Direct Lending, entered into a Mortgage Loan and Purchase Agreement with Bank of Arizona for $10,000,000 on March 25, 2005. The facility is collateralized by the related mortgage loans receivable. Interest is due monthly at the bank reference rate plus an established percentage, varying from prime plus 1 to 1.5%. Each loan carries a fee of approximately $100 to $175 per loan. There are restrictive covenants relating to tangible net worth of not less than $250,000 and a debt to equity ratio no greater than 20:1, the Company is in compliance with the covenants as the equity of Shearson Home Loans is approximately $3.4 million. As of December 31, 2005, the outstanding balance with Bank of Arizona was $828,858.

The Company through its former subsidiary, Ocean West Enterprises, ("OWE"), had a line of credit with Provident Consumer Financial Services ("PCFS") which was $8,000,000 and with Warehouse One is $5,000,000. As of September 30, 2005, due to the sale on June 6, 2005 of OWHC and its subsidiaries, the amounts were paid in full and their respective balances were $0. At December 31, 2004 the interest rate charged on our warehousing lines of credit with PCFS was approximately 6.93%. As of December 31, 2005 and December 31, 2004 the outstanding balance with PCFS was $0 and $8,214,512, respectively. At December 31, 2004 the interest rate charged on the warehouse line of credit through Warehouse One was approximately 5.5%. As of December 31, 2005 and December 31, 2004 the outstanding balance with Warehouse One was $0 and $424,634, respectively.

F-13

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The warehouse line of credit has restrictions as to the types of loans (and the maximum amounts per individual loans) for which said line can be used. Furthermore, the line can only be used to fund 98% of loan amounts, as defined; the remaining 2% must be funded by the Company utilizing its own cash resources.

(6) LONG-TERM DEBT:

A summary of long term debt is as follows:

December 31,
2005

Convertible secured promissory note payable to BT Venture Fund, bearing interest at 10% per annum or	$369,682
default interest of 18% compounded daily, payable June 15, 2005. Note has the ability to convert to the Company's common stock at a conversion price per share equal to the lesser of (a) $1.50 and (b)
70% of the price per share for which shares of common stock, issued by maker to purchasers in equity financing. See footnote 7. (A)

Convertible secured with substantially all the assets of the Company, promissory note payable to an individual, bearing interest at 10% per annum, secured by 300,000 shares of the Company's common stock, payable June 15, 2005. Note has a convertible feature to convert to the Company's common stock at a exercise price equal to $0.001 per share, number of shares determined by multiplying the principal amount by 50%and dividing by the stock's closing trading price on the OTCBB on the date
thereof. See footnote 7. (A) This note includes a lien on all of the assets of the Company.	500,000

F-14

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, due on
February 1, 2005. This note has been paid in full.	—

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, due on March
5, 2005. This note has been paid in full.	—

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, payable upon
demand. This note has been guaranteed by an officer of the company.	125,000

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, payable upon
demand.	58,173

Unsecured promissory note payable to an individual, bearing interest at 10% per annum, payable upon
demand.	150,000

Unsecured promissory note payable to a related party, bearing interest at 10% per annum, payable
upon demand.	125,000

Unsecured promissory note payable to a related party, bearing interest at 10% per annum, payable
upon demand.	642,846

December 31,
2005

Unsecured note payable to a related party, originally bearing interest at 15% per annum, payable in	—
monthly interest installments with all unpaid principal and interest due March 1, 2007. At September
30, 2002, the interest rate was reduced to 12%. This note has been paid in full.

Unsecured note payable to a related party, originally bearing interest at 24% per annum, payable in monthly interest installments with all unpaid principal and interest due March 1, 2007. At September
30, 2002, the interest rate was reduced to 12%. This note has been paid in full.	—

Unsecured note payable to bank bearing interest at 4.5% due November 7, 2003. Secured by certificate
of deposit. This note has been paid in full.	—

Unsecured note payable to stockholder, bearing interest at 13% per annum payable in monthly interest installments with all unpaid principal and interest due June 30, 2008. This note has been paid in
full.	—

1,970,702
Less current maturities	(1,970,702)
$—

(A) These loans are past due their maturities. Management is in the process of negotiating extended terms.

The following table summarizes the aggregate maturities of long-term debt:
Years ending
2006	$1,970,702
2007	—
2008	—
2009	—
2010	—
Thereafter	—
$1,970,702

F-15

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Interest expense incurred under long term debt obligations amounted to $184,290 and $1,588,147, for the year ended December 31, 2005 and the year ended December 31, 2004.

(7) CONVERTIBLE DEBENTURE

During December 31, 2004, the Company entered into three convertible debentures totaling $5,620,000 of which $5,000,000 was remaining at December 31, 2005. Additionally, certain debt holders were entitled to warrants to purchase 116,667 shares of common stock at a weighted average exercise price of $2.38 per share. In accordance with EITF 00-27, the Company has determined the value of the convertible debenture and the fair value of the detachable warrants issued in connection with this debt. The estimated value of the warrants of $275,750 was determined using the Black-Scholes option pricing model under the following assumptions: life of 1 year, risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 142%. The face amount of these debts of $5,620,000 was proportionately allocated to the convertible debt and the warrants in the amounts of $5,440,925 and $179,075, respectively. These notes were then allocated between the debt and the beneficial conversion feature, which attributed to $5,000,000 and $440,925, respectively. The combined total discount is $122,667, which is being amortized over the term of the convertible debt. For the year ended December 31, 2005 and December 31, 2004, the Company has amortized a total of $2,904,110 and $2,489,916, respectively.

(8) COMMITMENTS AND CONTINGENCIES:

Operating Leases

The Company leases its facilities and certain equipment under noncancellable operating leases that expire through the year 2007. These agreements generally provide that the Company pay operating costs such as taxes, insurance, and maintenance.

Future annual minimum payments under operating leases are as follows:
Years ending December 31,
2006	$274,932
2007	203,777
Thereafter	-
$478,709

Rental expense under operating leases for the year ended December 31, 2005 and the year ended December 31, 2004 was $310,072 and $1,079,917, respectively.

Litigation

In the normal course of business, the Company is involved in various legal actions. It is the opinion of management that none of these legal actions will have a material effect on the financial position or results of operations of the Company.

On April 14, 2004, the Company commenced an action against Consulting Services LLC. Consulting Services LLC instituted a counterclaim on April 19, 2004, against the Company. Both claims are contented by the parties to be of a breach of contract nature from a certain Asset Acquisition Agreement in which the Company claims never consummated therefore services are not liable under the agreement. The counterclaims of a similar nature which CDA is claiming no liability and Consulting Services LLC is asking for the amount of stock agreed to be given for services per the acquisition agreement of approximately 2.4 million shares of the Company's stock valued at the time to be approximately $1.8 million and $655,321 for certain liabilities the Company were to assume per the agreement upon closing. The Company is asserting its position of no liability and asking for approximately $712,859 of which was advanced to Consulting Services prior to the knowledge that the transaction was not to close. In April of 2005, the Company filed a motion for summary judgment. Management of the Company anticipates a favorable outcome and has determined it is not necessary to impair this investment.

Employment Agreements

Our employment agreement with Michael Barron requires him to perform the duties of Chief Executive Officer at an annual salary of $180,000. He received 160,000 shares of restrictive stock which vests ratably on a monthly basis during the first two years of the term of the agreement. He also received an option to purchase 80,000 shares of common stock at a price of $5.00 per share. In addition, Mr. Barron is entitled to receive a performance bonus if our actual annual revenues and net income equals or exceeds projected annual revenues and net income approved by our Board. His performance bonus will be equal to the percentage of his annual salary equal to 50% plus the percentage by which actual income exceeds projected income. He is entitled to the same benefits afforded to other executives. He is also entitled to a car allowance of $1,000 per month. His employment agreement provides that if we terminate him without cause, he is entitled to receive a lump sum payment equal to twice his annual salary plus the present value of a performance bonus computed on the basis that we achieve all of our performance targets. Mr. Barron's employment agreement commenced as of June 15, 2002 and terminates on June 14, 2006.

F-16

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Our employment agreement with Joseph Cosio-Barron requires him to perform the duties of President at an annual salary of $120,000. He received 160,000 shares of restrictive stock which vests ratably on a monthly basis during the first two years of the term of the agreement. He also received an option to purchase 80,000 shares of common stock at a price of $7.40 per share. In addition, Mr. Cosio-Barron is entitled to receive a performance bonus if our actual annual revenues and net income equals or exceeds projected annual revenues and net income approved by our Board. His performance bonus will be equal to the percentage of his annual salary equal to 50% plus the percentage by which actual income exceeds projected income. He is entitled to the same benefits afforded to other executives. He is also entitled to a car allowance of $1,000 per month. His employment agreement provides that if we terminate him without cause, he is entitled to receive a lump sum payment equal to twice his annual salary plus the present value of a performance bonus computed on the basis that we achieve all of our performance targets. Mr. Cosio-Barron's employment agreement commenced as of June 15, 2002 and terminates on June 14, 2006.

No amounts are accrued for the deferred compensation as the Company has had no pre-tax profits.

(10) PREFERRED STOCK:

The Company's articles of incorporation authorize up to 15,000,000 shares of $0.01 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time and in such quantities the board of directors may determine. All shares of any one series shall be equal in rank and identical in all respects. Preferred stockholders have liquidation preference up to the amount of the original equity investment. Each share of preferred stock is convertible into one share of common stock. As of December 31, 2005, there were no preferred shares issued.

The Company's former subsidiary, Ocean West Holding Corp., had preferred stock issued and outstanding at the prior to the sale in 2005. There were $69,481 and $74,559 of dividends paid during the years December 31, 2005 and December 31, 2004, respectively.

(11) ACQUISITION OR DISPOSITION OF ASSETS

On July 15, 2004, the Company acquired 84.9% of the outstanding common stock of Ocean West Holding Corporation through a stock exchange affected pursuant to a Purchase and Sale of Capital Stock Agreement. Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of common stock of Ocean West Holding Corporation to CDA in exchange for 622,381 shares of CDA (the "Transfer"). The consideration was based on the average monthly trading prices of each company's shares for the month of June 2004. The Transfer results in CDA having majority control and ownership, of Ocean West Holding Corporation.

On June 6, 2005, OWHC consummated an agreement with InfoByPhone, Inc. a Delaware corporation, pursuant to which InfoByPhone, Inc. exchanged all of its 6,000,000 then issued and outstanding shares of common stock for 6,000,000 shares, or approximately 56% of the common stock of OWHC. As a result of the agreement the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (InfoByPhone, Inc.). Prior to the exchange, OWHC intended to issue a dividend pay out to its shareholders, which was represented of 100% of the issued and outstanding shares of Ocean West Enterprises, its wholly owned subsidiary of Ocean West Holding Corporation. OWHC remained the sole owner of 100% of the issued and outstanding shares of OWE.

F-17

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The Company received cash proceeds in the amount of $400,000 from the sale of the public holding company, Ocean West Holdings (OTC:BB:OWHC). The sale of OWHC was directed by the Board of Directors of Ocean West and the payment to the Company was made by Ocean West as a reduction against the monies loaned to Ocean West by CDA.

During January 2004 the Company entered into an agreement to acquire certain stated assets and to assume certain stated liabilities of Consulting Services LLC., a Georgia corporation ("CSLLC") through a stock exchange to be effected pursuant to an Asset Acquisition Agreement. According to the Agreement, CSLLC should transfer to the Registrant (the Company) the stated assets and stated liabilities of CSLLC and the Registrant should issue to the two stockholders of CSLLC an aggregate of 4,764,427 pre-split or 238,221 shares post-split of the common stock, par value $0.001, per share, of the Registrant. The amount of consideration was determined by arms-length negotiations between the Registrant and the stockholders of CSLLC.

After paying some of the expenses of CSLLC's operations from January through March 2004, the Company discovered possible violations and certain undisclosed material issues of the Asset Purchase Agreement by CSLLC.

On April 21, 2004, the Company filed a lawsuit in the Nevada District Court against CSLLC alleging breach of contract, breach of covenant of good faith and fair dealing, tortuous interference with contract, fraud and misrepresentation, conversion, and unjust enrichment. The Company seeks rescission of the Agreement and general damages.

In order to secure repayment of approximately $712,829 previously advanced to the defendant, the Company collateralized various assets. The Company's management believes to have secured sufficient collateral in order to recoup $352,829 of the $712,829. As of December 31, 2005, the $352,829 is included as a part of other assets in the accompanying consolidated balance sheet (see note 4).

On October 1, 2004, the Company rescinded its acquisition agreement with Pro Mortgage Corporation ("Pro Mortgage"). On November 20, 2003 the Company and Pro Mortgage entered into an acquisition agreement, whereby Pro Mortgage and the Company agreed to exchange 1,000 shares of Pro Mortgage capital stock, representing 100% of the issued and outstanding capital stock of Pro Mortgage, in exchange for 3,000,000 shares of the Company's capital stock, (the "Exchange"). The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desired to rescind the exchange. In connection with such rescission the Company transferred and assigned its shares of the Pro Mortgage capital stock to the Pro Mortgage shareholders and the Pro Mortgage shareholders transferred back its shares of the common stock of the Company.

The rescission shall have the effect of placing the Company in the position it was in prior to the Merger. Pursuant to the Rescission Agreement, the liabilities and assets of Pro Mortgage that existed at the time of the Merger and as existed as of the closing of the Recession Agreement, shall remain the liabilities and assets of Pro Mortgage. The Company views this rescission as nullification and accordingly has not included any operating activities related to Pro Mortgage in the accompanying consolidated financial statements.

(12) STOCK OPTION PLANS

The Company has elected to follow Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" and the related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123 (FASB 123), "Accounting for Stock-Based Compensation," requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options is equal to or greater than the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

The Consumer Direct of America Stock Incentive Plan 2002 (the "Plan") provides for the grant of 1,950,000 incentive or non-statutory stock options to purchase common stock. Employees, who share the responsibility for the management growth or protection of the business of the Company and certain Non-Employee ("Selected Persons"), are eligible to receive options which are approved by a committee of the Board of Directors. These options primarily vest over five years and are exercisable for a ten-year period from the date of the grant. No stock options or awards may be granted under this plan after October 15, 2012. On December 31, 2005, the Board of Directors of the Company elected to cancel the outstanding options; 80,000 to Michael Barron and 80,000 to Joseph Cosio-Barron and terminate the plan.

F-18

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

On March 14, 2002, the Company's Board of Directors granted Michael Barron the option to purchase 80,000 shares (post-split) of Common Stock par value $.001 per share of the Company at an option exercise price of the lower of the two, the fair market value of such shares on the date of grant of such options, of which the fair market value of a share of common stock on any date shall be equal to the closing price of the last preceding day on which shares were traded ($5.00 at March 13, 2002) or $10 per share. The right to exercise such option will vest in five equal installments over a period of five years beginning on March 15, 2002. The option expires on March 15, 2012.

On May 12, 2003, the Company's Board of Directors granted Joseph Cosio-Barron the option to purchase 80,000 shares (post-split) of Common Stock par value $.001 per share of the Company at an option exercise price of the lower of the two, the fair market value of such shares on the date of grant of such options, of which the fair market value of a share of common stock on any date shall be equal to the closing price of the last preceding day on which shares were traded ($7.40 at May 11, 2003) or $10 per share. The right to exercise such option will vest in five equal installments over a period of five years beginning on May 13, 2003. The option expires on March 13, 2013.

Additional warrants were granted in 2005 and 2004 to consultants, bridge loans and investors these warrants totaled $0 and $809,695, respectively.

On May 14, 2005 the Company adopted a stock compensation plan for 2005. The purpose of the plan is to provide the Company with a means of compensating selected key employees (including officers) of, and consultants and advisors to, the Company and its subsidiaries for their services with shares of Common Stock of the Company. All shares awarded or sold under the plan will be newly issued shares of the Company's Common Stock. The number of shares subject to the plan is 5,000,000. The Company's Board of Directors will adjust the number and kind of shares subject to the plan in the event of any recapitalization, reclassification, reorganization, merger, consolidation, share exchange, other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock.

The Company's Board of Directors administers the plan and selects those who are to participate in the plan. The Board determines the number of shares to be awarded or sold to participants, the times of such awards or sales, the consideration to be paid for the shares, and the conditions, rights of repurchase, rights of first refusal and transfer restrictions, if any, that will apply. At the Board's discretion, shares may be issued in consideration of services fully performed, if such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. Each award or sale of shares under the plan must be evidenced by a written agreement between the Company and the recipient of the shares. The Board may make changes in or additions to the plan which it deems to be proper and in the best interests of the Company and its stockholders.

The plan became effective on May 14, 2005 and will automatically terminate on May 13, 2014. The Board may also act to suspend or terminate the plan at any time, without notice. The plan is not subject to provisions of the Employee Retirement Income Security Act of 1974. An "affiliate" of the Company as defined by regulations under the Securities Act may not offer or sell the shares received under the plan except pursuant to an effective registration statement under the Securities Act or an available exemption from registration.

Pro forma information regarding net income and earnings per share is required by FASB 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted beginning in the fiscal year subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the year ended December 31, 2005: risk free rate of 3.5%; no dividend yield; volatility factors of the expected market price of the Company's common stock of 142%; and weighted-average expected life of the option of five years. For the year ending December 31, 2004: risk-free interest rate of 3.5%; no dividend yield; volatility factors of the expected market price of the Company's common stock of 188%; and weighted-average expected life of the option of five years. For the year ending December 31, 2003: risk-free interest rate of 3.5%; no dividend yield; volatility factors of the expected market price of the Company's common stock of 304%; and weighted-average expected life of the option of five years.

F-19

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period.

F-20

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

The Company's pro forma information follows:
	December 31,	December 31,
	2005	2004

Pro forma net (loss) income applicable to common shareholders	$(11,360,578)	$(11,262,465)

Pro forma net (loss) income applicable to common shareholders per
share: Basic and fully diluted	$(0.50)	$(2.11)

A summary of the Company's stock option activity follows:

	December 31, 2005		December 31, 2004
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price

Outstanding - beginning of year	1,200,000	$6.60	1,200,000	$6.60

Granted	—	—	—	—

Exercised	—	—	—	—

Cancelled	(720,000)	$2.90	—	—

Outstanding - end of year	480,000	$12.15	1,200,000	$6.60

Exercisable - end of year	128,000	$1.45	—	—

(13) STOCK INCENTIVE PLAN:

On May 21, 2004, the Company filed a Form S-8 to register 750,000 shares of its common stock at an offering price of $2.20 per share. All of the shares have been issued under this plan.

(14) STOCK EQUITY:

Pursuant to a Bridge Loan and Security Agreement (the "Bridge Loan Agreement") with the Company dated February 26, 2004 and amended May 6, 2004 and April 8, 2005, an individual loaned $500,000 to the Company. The loan and interest and other payments payable to the individual were payable on June 15, 2005. The Bridge Loan Agreement provided for the grant of a security interest to the individual in the form of 300,000 shares of common stock. The 300,000 shares of common stock were transferred to the individual on April 8, 2005 as payment for certain amounts owed to the individual pursuant to the Bridge Loan Agreement. Pursuant to the agreement dated April 8, 2005, the same individual acquired 850,000 shares of common stock through the exercise of warrants with a strike price of $.01 on April 20, 2005.

On July 29, 2005, the Company entered into a common stock purchase agreement with an accredited investor in a private placement (the "Private Placement") exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Private Placement, the Company sold (i) 4,166,667 shares at the purchase price of six cents ($.06) for $250,000 (a 30% discount on the closing bid price for the prior trading day), which sale closed on July 29, 2005; and (ii) 11,989,796 shares at the price of four and nine-tenths cents ($.049) for $587,500 (a 30% discount on the closing bid price for the prior trading day), which sale closed on August 5, 2005. Pursuant to the Private Placement, the accredited investor had the option, exercisable until August 28, 2005, to purchase an additional $662,500 amount of shares of common stock at the per share price of the lower of (i) $.06 and (ii) 30% below the closing price of the shares on the OTC bulletin board on the trading day prior to purchase. The Company intends to use the net proceeds of the Private Placement primarily for funding working capital acquisitions. and the spin-off of its subsidiary, Shearson Home Loans.

The shares of common stock offered and sold in the Private Placement have not been registered under the Securities Act and were sold in reliance upon the exemption for the securities registration afforded by Regulation D of the Securities Act. The investor represented to the Company that it is an "Accredited Investor," as defined in Rule 501 of Regulation D, under the Securities Act. In connection with the Private Placement, the Company entered into a registration rights agreement with the investor, pursuant to which the Company agreed to promptly file a registration statement covering re-sales from time-to-time by the investor of the shares of common stock purchased in the Private Placement. The Company issued a total of 16,156,462 shares of common stock for a total value of $1,329,082.

F-21

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(15) STOCK SUBSCRIPTION AGREEMENT

On or about March 23, 2005, Vertical Capital Partners (a Delaware corporation) subscribed to acquire 2,000,000 shares of common stock of the Company at a purchase price of $.001 per share pursuant to an investment banking agreement between the Company and Vertical Capital Partners. This subscription agreement has been canceled and on July 11, 2005, Vertical returned the entire 2,000,000 shares of common stock to the Company and said shares were marked "CANCELLED" and are to be returned to the Company's treasury. Despite the cancelled subscription agreement, Vertical remains the beneficial owner 60,000 or less shares of common stock of the Company. Vertical has sole dispositive and voting power with respect to 60,000 or less shares of common stock of the Company.

(16) DEFERRED INCOME TAXES:

Income taxes are generally provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting.

As of December 31, 2005, the Company has a net operating loss carry forward of approximately $22,608,821 for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will begin to expire in 2017.

The deferred tax assets relating to the net operating loss carry forward has been fully reserved as of December 31, 2005.

(17) RELATED-PARTY TRANSACTIONS:

On January 21, 2005, the Company borrowed $125,000 from its Chief Financial Officer, Wayne Bailey.

During the month of December 2005, the Company entered in to financing agreement with Eclipse Holding Company, which is 50% owned by the Company's Chief Executive Officer, Michael Barron. The Company entered into an agreement to borrow a total of $750,000 in the form of a note payable, with an interest of 10% per annum. At December 31, 2005, the outstanding balance on this note was $642,846. The agreement calls for the issuance of common stock warrants. As of December 31, 2005 the Company issued 7,500,000 shares.

On July 15, 2004, Marshall L. Stewart and Daryl S. Meddings, officers of Ocean West Holding Corporation agreed to sell 4,106,776 of their shares of common stock of the Ocean West to CDA in exchange for 519,310 shares of CDA for an approximate value of $983,573, based on the average trading prices of the respective stocks for the month of June 2005. Mr. Stewart and Mr. Meddings currently own 7% of the shares of the Company and are currently on the board of Ocean West as well as officers.

(18) SUBSEQUENT EVENT:

On February 7, 2006, Consumer Direct of America agreed to sell Shearson Home Loans, Inc., a Nevada Corporation ("SHL"), and wholly owned subsidiary of Consumer Direct of America, Inc. ("CDA"), to Paragon Financial Corporation (PGNF), pursuant to the terms and conditions of a Share Exchange Agreement dated February 7, 2006 (the "Exchange Agreement") among CDA, SHL and PGNF. Pursuant to the Exchange Agreement, PGNF acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles. Immediately prior to entering into the Exchange Agreement, PGNF had 119,566,360 shares of PGNF common stock outstanding. In addition, PGNF had outstanding warrants to purchase 18,531,592 shares of PGNF common stock and outstanding debt convertible into 4,846,000 shares of PGNF common stock arriving at an exchange ratio of 4 to 1.

F-22

CONSUMER DIRECT OF AMERICA
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

On May 5, 2006, the Company rescinded its acquisition agreement with PGNF. On February 7, 2006 the Company and PGNF entered into an acquisition agreement, whereby PGNF and the Company acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles, (the "Exchange"). The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desires to rescind the exchange. In connection with such rescission the Company transferred and assigned its shares of the PGNF capital stock and preferred stock to the PGNF shareholders and the PGNF shareholders transferred back its shares of the common stock of the Company. The Company views this rescission as nullification and accordingly has not included any operating activities related to PGNF in the Company's consolidated financial statements.

On April 14, 2006, the Company filed Form PRE 14A, requesting a vote of its shareholders, to increase the authorized shares of the Company to 200,000,000 from 100,000,000.

F-23

SHEARSON FINANCIAL NETWORK, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$1,404,067	$21,401
Loans available for sale	32,127,126	831,200
Loan sale receivable	2,073,375	—
Accounts receivable	5,527,146	107,321
Prepaid and other current assets	1,386,405	433,281
Total current assets	42,518,120	1,393,203
Property and equipment, net	26,718,992	1,664,571

Other assets:
Goodwill	14,269,279	1,372,916
Other assets, net	927,007	—
Total other assets	15,196,286	1,372,916
Total assets	$84,433,397	$4,430,690
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,189,463	$1,690,101
Bridge notes payable	819,682	5,869,682
Stock subscription payable	—	—
Interest payable	307,920	140,794
Notes payable	1,160,183	333,173
Notes payable - related party	808,396	767,846
Line of credit	32,377,707	3,497,073
Total current liabilities	36,663,351	12,298,669
Total liabilities	36,663,351	12,298,669
Stockholders' equity (deficit):
Common stock, $0.001 par value, 500,000,000 shares authorized,
240,112,210 and 37,544,108 shares issued and outstanding at
September 30, 2006 and December 31, 2005, respectively	240,112	37,544
Preferred Stock, $0.01 par value, $400.00 stated value,15,000,000 shares authorized, 110,625 shares issued and outstanding at
September 30, 2006 and December 30, 2005, respectively	44,250,000	—
Additional paid-in capital - Common stock	27,661,396	20,926,149
Accumulated deficit	(24,381,462)	(28,831,673)
Total stockholders' equity (deficit)	47,770,046	(7,867,979)
Total liabilities and stockholders' (deficit)	$84,433,397	$4,430,690

The accompanying notes are an integral part of these financial statements

F-24

SHEARSON FINANCIAL NETWORK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenues
Loan origination and sale of mortgage loans	$4,846,648	$2,496,205	$6,579,689	$5,924,206
Marketing revenues and commissions	—	43,461	—	335,536
Rental income	—	(100)	—	6,905
Data revenue	5,435,778	—	7,424,049	—
Total revenue	10,282,427	2,539,565	14,003,738	6,266,648

Cost of sales	2,310,590	793,452	3,107,877	2,500,938

Gross profit	7,971,837	1,746,113	10,895,861	3,765,710

Expenses
Salary, wages and payroll taxes	4,460,497	939,073	7,637,313	2,153,125
Selling, general and administrative	1,861,082	972,875	2,674,553	3,773,677
Professional fees	1,603,217	743,914	3,306,116	1,440,687
Depreciation expense	153,676	188,734	461,028	566,202
Total expenses	8,078,472	2,844,596	14,079,011	7,933,691

Loss from operations	(106,635)	(1,098,483)	(3,183,149)	(4,167,981)

Other (expense) income
Interest income	—	—	99,629
Interest expense	(86,922)	(404,768)	(184,855)	(458,936)
Debt discount expense	—	(414,878)	—	(2,904,110)
Forgiveness of debt	2,668,216	—	7,818,216	—
Total other (expense) income	2,581,293	(819,646)	7,633,361	(3,363,046)

Income (loss) before minority shareholder interest	2,474,658	(1,918,128)	4,450,211	(7,531,027)

Income (loss) applicable to minority shareholder interest	—	(2,816)	—	42,165
Net income (loss)	2,474,658	(1,920,945)	4,450,211	(7,488,862)

Dividends on preferred shares	—	—	—	(69,481)
Net income (loss) applicable to common shareholders	$2,474,658	$(1,920,945)	$4,450,211	$(7,558,343)
Net income (loss) per share, basic and diluted	$0.02	$(0.08)	$0.04	$(0.34)
Net loss per common share, applicable to common shareholders, basic and diluted	$0.02	$(0.08)	$0.04	$(0.34)
Weighted average number of common shares outstanding, basic and diluted	117,786,112	23,597,160	99,734,721	22,133,325

The accompanying notes are an integral part of these financial statements
F-25

SHEARSON FINANCIAL NETWORK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

Cash flows from operating activities:
Net income (loss)	$4,450,211	$(7,488,862)

Adjustments to reconcile net loss from operations to net cash used in operations:
Depreciation	461,028	566,202
Stock based expenses	5,229,926	2,130,578
Forgiveness of debt	(7,818,216)	—
Debt discount	72,933	2,904,110
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(5,419,825)	(115,922)
(Increase) decrease in mortgage loans held for sale	(31,295,926)	3,665,026
(Increase) decrease in unamortized debt discount	(927,007)	—
(Increase) decrease in prepaid expenses	(953,124)	(110,299)
(Increase) decrease in goodwill	(12,896,363)	—
(Increase) decrease in other assets	—	35,112
Increase (decrease) in accounts payable and accrued expenses	(500,638)	(170,574)
Increase (decrease) in stock payable	—	82,150
Increase (decrease) in interest payable	167,126	(6,396)
(Increase) decrease in minority shareholder interest	—	(42,165)
Net cash (used for) provided by operating activities	(49,429,813)	1,448,960
Cash flows from investing activities:
Purchase of fixed assets	(25,433,283)	(16,733)
Net cash used in investing activities	(25,433,283)	(16,733)
Cash flows from financing activities:
Net advances on lines of credit	28,880,634	(1,667,087)
Proceeds from related notes payable	40,550	250,000
Proceeds from notes payable	1,402,010	—
Payments of notes payable	(450,000)	(13,352)
Issuance of preferred stock	44,250,000	—
Issuance of common stock	202,568	29,655
Dividends paid on preferred shares of subsidiary	—	(69,481)
Net cash provided by (used for) financing activities	76,245,762	(1,470,165)
Net increase (decrease) in cash and cash equivalents	1,382,666	(37,938)
Cash and cash equivalents, beginning of period	21,401	198,141
Cash and cash equivalents, end of period	$1,404,067	$160,203
Supplemental disclosure of cash flow information
Interest paid	$—	$—

F-26

SHEARSON FINANCIAL NETWORK, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2006

	Common Stock		Preferred Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance December 31, 2005	37,544,108	$37,544	—	$—	$20,926,149	$(28,831,673)	$(7,867,979)
Stock issued for services	85,588,272	85,588			3,466,693		3,552,281
Stock issued for debt	150,000	150			5,850		6,000
Stock issued for deferred compensation	24,431,120	24,431			932,814		957,245
Stock issued for AP settlement	10,510,000	10,510			409,890		420,400
Stock issued for acquisition	80,000,000	80,000			1,920,000		2,000,000
Preferred stock issued for acquisition			110,625	44,250,000			44,250,000
Exercise of warrant	1,725,911	1,726					1,726
Stock issuance	162,799	163					163
Net income	—	—	—	—	—	4,450,211	4,,450,211
Balance September 30, 2006	240,112,210	$240,112	110,625	$44,250,000	$27,661,396	$(24,381,462)	$47,770,046

The accompanying notes are an integral part of these financial statements

F-27

(1) Basis of Presentation:

The unaudited financial statements as of September 30, 2006 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the December 31, 2005 audited financial statements and notes thereto.

Since inception through September 30, 2006, the Company has suffered recurring losses from operations of approximately $24,381,462.  A substantial portion of the Company’s cumulative net loss is attributable to non-cash operating expenses and the Company is showing a net profit for the quarters ended September 30, 2006 and June 30, 2006, however until the Company can sustain its profitability, a substantial doubt exists about the Company’s ability to continue as a going concern.

(2) Principles of Consolidation:

The consolidated financial statements include the accounts of Shearson Financial Network, Real Properties Technologies, Allstate Funding Corp. and its subsidiary Shearson Home Loans. All significant inter-company accounts and transactions have been eliminated.

(3) Interim Period:

These financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2006.

The unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the past fiscal year ended December 31, 2005, included in the Company’s Annual Report on Form 10-KSB/A.

Earnings per share have been calculated based upon the weighted average number of common shares outstanding during both reporting periods.

(4) Stock Issued for Services:

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter party’s performance is complete or the date on which it is probable that performance will occur. For the nine months ended September 30, 2006, the amounts that have been charged against income for those services were approximately $5,229,926.

(5) Goodwill:

The origin of Goodwill is from the purchase of:

Las Vegas Mortgage	$1,372,916
Real Properties Technologies	9,152,757
eHome Credit	2,514,124
Allstate Funding Corp.	1,229,482
Total	$14,269,279

The goodwill arose out of the difference between the purchase price and the fair market value of assets received.

F-28

In June of 2003, the Company acquired all of the outstanding stock of Las Vegas Mortgage in exchange for $100,000 in cash and $1,361,726 of the Company’s stock. The purpose of the transaction was to expand its interests in the Las Vegas market. Las Vegas Mortgage had branches and relationships in the Las Vegas Area. The Company had a call center in Las Vegas and wanted to get into the Mortgage Business in Las Vegas. This acquisition allowed the Company to have an immediate large position in Las Vegas.

On June 5, 2006 the Company acquired all the outstanding stock of Real Property Technologies ("RPT"), a New York corporation, for 100,000 shares of Series A-1 Convertible Preferred Stock  valued at approximately $40,000,000. The acquisition of RPT diversifies our mortgage operations and our mortgage banking capability via its extensive database of real property information.

On June 9, 2006, we agreed to acquire certain assets and defined liabilities of eHome CreditCorp. (“EHC”), a New York corporation, for 7,500 shares of Series A-1 Preferred Stock valued at approximately $3,000,000. The acquisition of EHC diversifies our mortgage operations and our mortgage banking capability and annualized it adds approximately $14 million per year in revenue to our mortgage group.

On July 29, 2006, Shearson Financial Network, Inc. (the "Company") entered into a Share Exchange Agreement and Plan of Reorganization Agreement (the “Agreement”) with Allstate Home Loans Inc. (“Allstate”), and the sole shareholder of all of the issued and outstanding shares of Allstate (the “Allstate Shareholder”). Pursuant to the Agreement, which closed on July 29, 2006, the Company is purchasing from the Company’s sole shareholder 850 shares of Allstate’s issued and outstanding shares of common stock. As of July 29, 2006, Allstate had 1,000 shares common stock that are issued and outstanding. The consideration for this purchase equaled $2,000,000 in common Stock and $1,250,000 in the Company’s preferred stock, totaling $3,250,000.

The Company has adopted FASB 142. Under guidance of SFAS 142, net assets of companies acquired in purchase transactions are recorded at fair value at the date of acquisition, as such, the historical cost basis of individual assets and liabilities are adjusted to reflect their fair value. Identified intangibles are amortized on an accelerated or straight-line basis over the period benefited. Goodwill is not amortized, but is reviewed for potential impairment on an annual basis at the reporting unit level. The impairment test is performed in two phases. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. Of the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired; however, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed. That additional procedure compares the implied fair value of the reporting units’ goodwill (as defined in SFAS 142) with the carrying amount of that goodwill. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value.

Other intangible assets are evaluated for impairment if events and circumstances indicate a possible impairment. Such evaluation of other intangible assets is based on undiscounted cash flow projections.

(6) Acquisition of Assets:

On June 5, 2006, we agreed to acquire all of the issued and outstanding shares of common stock of Real Property Technologies ("RPT"), a New York corporation ("RPT"), from its shareholders ("shareholders"), pursuant to the terms and conditions of a Share Exchange Agreement (the "Exchange Agreement") among SHAREHOLDERS, RPT and us. Pursuant to the Exchange Agreement, we exchanged 100,000 shares of our Series A-1 Convertible Preferred Stock  valued at approximately $40,000,000. Each share of the Series A-1 Convertible Preferred Stock has a stated value of four hundred dollars ($400.00). The acquisition of RPT diversifies our mortgage operations and our mortgage banking capability via its extensive database of real property information.

RPT is a leading real estate information company with headquarters in New York.  RPT reported revenues of approximately $24 million for fiscal year 2005 with pre tax profits of nearly four million dollars ($4,000,000) and has in excess of 200 employees. As part of the acquisition, certain key members of RPT's management will enter into employment agreements providing for a base compensation, plus bonuses based on future performance of the combined business. We plan to integrate RPT into Shearson Financial Network and operate RPT as a separate data network. RPT provides a steady revenue stream and profitability which the company looks to mitigate the effects of interest rate fluctuations in the mortgage lending market. The database has numerous marketing advantages for our mortgage operations.

On June 9, 2006, we agreed to acquire certain assets and defined liabilities of eHome CreditCorp. (“EHC”), a New York corporation (“EHC”), from its shareholders (“shareholders”), pursuant to the terms and conditions of an Asset Purchase Agreement (the “Agreement”) among SHAREHOLDERS, EHC and us. Pursuant to the Agreement, we exchanged 7,500 shares of our Series A-1 Preferred Stock valued at approximately $3,000,000. Each share of the Series A-1 Preferred Stock has a stated value of four hundred dollars ($400.00). The acquisition of EHC diversifies our mortgage operations and our mortgage banking capability.

F-29

EHC is a leading mortgage banker with headquarters in Garden City, New York, and is licensed to lend in thirty-eight (38) states.. As part of the acquisition, certain key members of EHC’s management will enter into employment agreements providing for a base compensation, plus bonuses based on future performance of the combined business. We plan to integrate EHC into our previously completed acquisition of Shearson Homes Loans and use the brand name Shearson Home Loans for all of our mortgage operations.

On July 29, 2006, Shearson Financial Network, Inc. (the "Company") entered into a Share Exchange Agreement and Plan of Reorganization Agreement (the “Agreement”) with Allstate Home Loans Inc. (“Allstate”), and the sole shareholder of all of the issued and outstanding shares of Allstate (the “Allstate Shareholder”). Pursuant to the Agreement, which closed on July 29, 2006, the Company is purchasing from the Company’s sole shareholder 850 shares of Allstate’s issued and outstanding shares of common stock. As of July 29, 2006, Allstate had 1,000 shares common stock that are issued and outstanding.

Pursuant to the Agreement, the Company issued the Allstate Shareholder $2,000,000 worth of the Company’s common stock at a price of $0.025 per share, the closing price per shares of the Company’s common stock on July 29, 2006 and, as a result, the Company issued the Allstate Shareholder 80,000,000 shares of its common stock.

Pursuant to the Agreement, the Company is assuming 50% of the debt owed to the Allstate Shareholder which shall be no greater than $1.25 million dollars. Pursuant to the Agreement, the Company, at its sole option, may immediately convert said debt any time after the July 29, 2006 (the “Closing”) , to three thousand (3,000) shares of Series A-1 Convertible Preferred Stock of the Company with a value of $400.00 per share. Said shares shall have a liquidation preference such that upon the investment funding by Barron Partners (or another such investment company in an amount in excess of ten million dollars) into the Company, holder may require the Company to liquidate the Series A-1 Convertible Preferred Stock into $1.25 million dollars in cash from the proceeds from said funding. In the event the Company does not secure an investment by Barron Partners (or another such investment company) within six months from the Closing , then the holders will have the right to convert the Series A-1 Convertible Preferred Shares into common stock at the conversion price of $0.025 per share for a total of 48 million shares. The Company will use its best efforts to cause a registration statement to be filed pursuant to the conversion of the shares into common stock.

(7)	Rescission of Acquisition:

On February 7, 2006, Consumer Direct of America agreed to sell Shearson Home Loans, Inc., a Nevada Corporation ("SHL"), and wholly owned subsidiary of Consumer Direct of America, Inc. ("CDA"), to Paragon Financial Corporation (PGNF), pursuant to the terms and conditions of a Share Exchange Agreement dated February 7, 2006 (the "Exchange Agreement") among CDA, SHL and PGNF. Pursuant to the Exchange Agreement, PGNF acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles. Immediately prior to entering into the Exchange Agreement, PGNF had 119,566,360 shares of PGNF common stock outstanding. In addition, PGNF had outstanding warrants to purchase 18,531,592 shares of PGNF common stock and outstanding debt convertible into 4,846,000 shares of PGNF common stock arriving at an exchange ratio of 4 to 1.

On May 5, 2006, the Company rescinded its acquisition agreement with PGNF. On February 7, 2006 the Company and PGNF entered into an acquisition agreement, whereby PGNF and the Company acquired all of the common stock of SHL for 149,558,791 shares of PGNF common stock and 79 shares of PGNF Series F Preferred Stock (convertible into 443,217,018 shares of PGNF Common Stock), valued at approximately $16,000,000. Each share of the Series F Preferred Stock automatically converts into 5,610,342 shares of PGNF common stock upon the filing of an amendment to PGNF articles, (the “Exchange”). The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desires to rescind the exchange. In connection with such rescission the Company transferred and assigned its shares of the PGNF capital stock and preferred stock to the PGNF shareholders and the PGNF shareholders transferred back its shares of the common stock of the Company. The Company views this rescission as nullification and accordingly has not included any operating activities related to PGNF in the Company’s consolidated financial statements.

(8) Forgiveness of Debt:

During the nine month period ended September 30, 2006, Club Vista Holdings, Inc. a non related party, elected to write off three notes totalling $7,818,216 as of December 31, 2005, resulting in the forgiveness of debt. The Company reflected the debt forgiveness of $5,150,000 in the quarter ended June 30, 2006 and the remaining $2,668,216 during the quarter ended September 30, 2005.

F-30

 (9) Preferred Stock:

The Board of Directors, by unanimous written consent, adopted a resolution providing for the issuance of up to one million (1,000,000) shares of the Corporation's Series A-1 Convertible Preferred Stock, par value $.0001 per share, which is designated "Series A-1 Convertible Preferred Shares," which have the following qualifications, limitations and restrictions of such preferences and rights:

1.	Stated Value. The stated value per Series A-1 Convertible Preferred Share is Four Hundred Dollars ($400.00) per share (the "Stated Value").

2.	Dividends. None.

3.	Voting Rights. Each share of the Series A-1 Convertible Preferred Shares shall have 10,000 votes and shall vote upon all matters as a single class with the Corporation's common stock.

4.
Conversion. Upon issuance, the Series A-1 Convertible Preferred Shares are not convertible until an amendment to the Corporation's Certificate of Incorporation is filed that increases the authorized shares of common stock. Upon filing and acceptance of the amendment pursuant to the General Corporation Law of the State of Nevada each share of Series A-1 Convertible Preferred Shares shall be converted into 10,000 shares of the Corporation's common stock.

5.
Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A-1 Convertible Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any shares of common stock by reason of the ownership thereof, an amount equal to the fixed sum of the Stated Value per share and any accrued dividends thereof and no more (the "Preferential Amount"). Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

6.
Rank. All Series A-1 Convertible Preferred Shares shall rank (A), prior to the Corporation's common stock; (B) prior to any class or series of capital stock of the Corporation hereafter created, unless such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with such issuance; and (C) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms.

(10) Convertible Debenture:

On June 30, 2006, the Company entered into a Securities Purchase Agreement, (“Agreement”), by and among the Company, AJW Partners, LLC (“Partners”), AJW Offshore, Ltd. (“Offshore”), AJW Qualified Partners (“Qualified”) and New Millenium Capital Partners, II, LLC (“Millenium”). Partners, Offshore, Qualified and Millenium are collectively referred to as the “Purchasers”. The Agreement provides for the sale by the Company to the Purchasers of Secured Convertible Term Notes (the “Notes”) issued by the Company in the aggregate principal amount of $1,500,000 (“Principal Amount”). The Principal Amount is to be funded by the Purchasers in three traunches $500,000 on July 24, 2006, $500,000 upon filing the Registration Statement and $500,000 upon effectiveness of the Registration Statement. The offering of Notes under the Agreement was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes matures three years from the date of each Notes, bear interest at 6% per annum, unless the common stock of the Company is greater than $0.025 per share for each trading day of a month, in which event no interest is payable during such month, and principal and interest due at maturity. The Notes are convertible into common stock of the Company at 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. In connection with the subject offering, the Company issued an aggregate of 30,000,000 warrants (10,000,000 upon each traunch of financing) to purchase common stock at a price of $0.02 per share. The warrants are exercisable for a period of five years. The Company has the right to redeem the Notes under certain circumstances and the right to prevent conversions in any month where the stock price is less than $0.05 per share. The conversion of the Notes is subject to an effective Registration Statement to be filed by the Company. In the event the Company is unable to have the Registration Statement declared effective within the timeframe of the Agreement, we may be required to pay to the Note Holders an amount equal to the then outstanding principal amount of the Notes multiplied by two hundredths (.02) times the sum of: (a) the number of months (prorated for partial months) after the filing date or the end of the one hundred and eighty day period and prior to the date the Registration Statement is declared effective, (b) the number of months (prorated for partial months) that sales of all of the shares registered cannot be made after the Registration Statements is declared effective and (c) the number of months (prorated for partial months) that the common stock is not listed or included for quotation or the OTCBB, NASDAQ Small Cap, NYSE or AMEX or that trading has been halted after the Registration has been declared effective. If thereafter, sales could not be made pursuant to the Registration Statement, for an additional period of one month, the Company shall pay an additional $5,000 for each $250,000 of outstanding principal under the Notes. Further, any amounts owing to the investors shall be paid in cash or, at the Company’s option, shares of common stock priced at 50% discount to the market price. As of September 30, 2006, the management of the Company believes the Registration Statement will be declared effective within the timeframe of the Agreement. In the event the Registration Statement is not declared effective within the required timeframe, the Company will record any penalties incurred at such time. The Agreement contains a conversion limit which limits the ability of the Purchasers to convert the Notes to not exceed 4.99% of the Company’s outstanding shares of common stock at any given time.

F-31

As of September 30, 2006, the Company has received the 1st and 2nd traunch totaling $1,000,000 of the Notes and considers two thirds of the 30,000,000 warrants or 20,000,000 granted.

The Company has determined the Notes contains a beneficial conversion feature and qualifies for treatment under Emerging Issue Task Force No. 00-27. The estimated fair value of the detachable warrants of $421,166 has been determined using Black-Scholes option pricing model using the following assumptions: stock price volatility ranging from 340% to 343%, risk free interest rate of 5.15%; dividend yield of 0% and 3 year term. The face amount of the Notes of $1,000,000 was proportionately allocated to the Notes and the warrants in the amount of $704,162 and $295,838, respectively. The Notes’ proportionate allocated value of $704,162 was then further allocated between the Notes and the beneficial conversion feature, which the entire remaining value of $704,162 was allocated to the beneficial conversion feature. The combined total value of the warrant and beneficial conversion feature of $1,000,000 has been accounted for as a debt discount which is being amortized and treated as interest expense over the term of the Notes. For the nine months ended September 30, 2006, the Company amortized a total of $72,993.

(11) Related-Party Transactions:

On January 21, 2005, the Company borrowed $125,000 from its Chief Financial Officer, Wayne Bailey.

During the month of December 2005, the Company entered in to financing agreement with Eclipse Holding Company, which is 50% owned by the Company’s Chief Executive Officer, Michael Barron. The Company entered into an agreement to borrow a total of $750,000 in the form of a note payable, with an interest of 10% per annum. At September 30, 2006, the outstanding balance on this note was $683,396. The agreement calls for the issuance of common stock warrants. As of September 30, 2006 the Company issued 22,469,999 shares to Eclipse Holding Company.

(12) Subsequent Event:

On November 16, 2006, the Company rescinded its acquisition agreement with Continental Home Loans, Inc., (“CHL”) effective November 9, 2006. On June 7, 2006 the Company and CHL entered into an acquisition agreement, whereby the Company acquired all of the common stock of CHL for three million two hundred thousand dollars ($3,200,000) (the “Purchase Price”). The Purchase Price consisted of (i) $640,000 cash consideration. (ii) the Company’s issuance of shares of common stock equal on the Closing Date to two million five hundred sixty thousand dollars ($2,560,000) (the “Stock Consideration”), based on the closing sale price of the Purchaser’s Common Stock on the OTCBB on the day prior to the Closing Date. The Exchange was never duly authorized and approved by the parties thereto, and each of the parties hereto desires to rescind the exchange. In connection with such rescission the Company is released from all consideration. The Company views this rescission as nullification and accordingly has not included any operating activities related to CHL in the Company’s consolidated financial statements.

F-32

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$251.57
Accounting fees and expenses	10,000	*
Legal fees and expenses	40,000	*
Miscellaneous	1,000	*

TOTAL	$51,251.57	*

•	Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On June 30, 2006, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to purchase 30,000,000 shares of the Company's common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

The Purchasers are obligated to provide the Company with the funds as follows:

•	$500,000 was disbursed at closing;

•	$500,000 was disbursed within five days of filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants; and

•	$500,000 will be disbursed within five days of the effectiveness of the registration statement.

The secured convertible notes bear interest at 6%, unless our common stock is greater than $0.025 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. The Notes and Warrants described were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated there under. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

During the nine months ended September 30, 2006, the Company issued shares of its common stock to the following:

•	24,431,120 shares issued to employees as deferred compensation with a total value of $932,814.

•	10,510,000 shares issued to individuals as settlement of accounts payable with a total value of $409,890.

•	85,588,272 shares issued to individuals for legal and consulting services with a total value of $3,466,693.

•	150,000 shares issued to an individual as settlement of debt with a total value of $5,850.

•	80,000,000 shares issued for acquisition of Allstate Funding Corp.

During the year ended December 31, 2005, the Company issued shares of its common stock for the following:

•	2,595,221 shares issued for services with a value of $722,825.

•	1,909,000 shares issued for settlement of debt for a value of $320,301.

•	902,675 shares issued for a warrant.

•	480,930 shares issued for acquisition for a value of $98,938.

•	23,656,470 shares issued for equity services for a value of $1,529,196.

•	194,320 shares issued for settlement of accounts payable for a value of $182,345.

•	416,667 shares issued for deferred compensation for a value of $37,083.

•	82,150 shares for stock subscription for a value of $82,150.

The above-referenced sales of our securities were made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

During the year ended December 31, 2004, the Company issued shares of its common stock for the following:

•	737,000 shares for a value of $1,397,801.

•	1,228,292 shares for conversion of debt for a value of $508,505.

•	901,402 shares issued for services for a value of $259,629.

•	19,666 shares issued for settlement of debt for a value of $ $39,312.

•	255,763 shares issued for a warrant.

•	622,381 shares issued for the acquisition of Ocean West Holding Corporation for a value of $1,178,167.

•	300,000 shares issued for collateral for debt.

•	150,000 shares returned to the Company for the rescission of the Pro Mortgage acquisition, with a value of $761,060.

The above-referenced sales of our securities were made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

During the year ended December 31, 2003, the Company issued shares of its common stock for the following:

•	1,164,150 shares issued for the conversion of debt for a value of $942,984.

•	25,000 shares issued for assets for a value of $149,475.

•	1,250 shares issued for cash for a value of $2,499.

•	26,050 shares issued for conversion of debt for a value of $81,723.

•	150,000 shares issued for Pro Mortgage acquisition for a value of $761,060.

•	303,461 shares issued for interest on debt for a value of $1,517,896.

The above-referenced sales of our securities were made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

EXHIBIT NO.	TITLE

2.1	Share Exchange Agreement by Paragon Financial Corporation and Shearson Home Loans, dated February 13, 2006 (14)

2.3	Purchase of Common Stock Agreement between the Registrant and Crusader Capital Partners, LLC, dated August 1, 2005. (16)

3.1	Articles of Incorporation of the Registrant (1)

3.2	Amendment to Articles of Incorporation of the Registrant*

3.3	Amendment to Articles of Incorporation of the Registrant*

3.4	Amendment to Articles of Incorporation of the Registrant**

2.3	Purchase and Sale of Capital Stock Agreement between the Registrant and Ocean West Holding Corporation, dated July 15, 2004. (4)

3.4	Bylaws of the Registrant (1)

4.3	Stock Subscription Agreement between the Registrant and Ocean West Corporation, dated July 1, 2004. (5)

4.4	Stock Subscription Agreement between the Registrant and Ocean West Corporation, dated August 1, 2004. (6)

4.5	Stock Subscription Agreement between the Registrant and Ocean West Corporation, dated September 1, 2004. (7)

4.6	Stock Subscription Cancellation Agreement between Registrant on Ocean West Holding Corporation, dated September 28, 2004, (12)

4.7	Stock Subscription Agreement between the Registrant and Ocean West Enterprise, dated September 28, 2004, (12)

4.8	Convertible Promissory Note between the Registrant and Club Vista Holdings Inc., dated July 31, 2004. (8)

4.9	Credit Facility Agreement Note between the Registrant and Club Vista Holdings Inc., dated September 21, 2004. (9)

5.2	Joint Venture Agreement between the Registrant and Club Vista Holdings Inc., dated September 14, 2004. (10)

5.3	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Common Stock Purchase Agreement dated February 20, 2002 between the Registrant and Consumer Capital Holdings, Inc. (2)

10.2	Consulting Agreement between the Company and Caitlin Enterprises dated April 21, 2003. *

10.3	Employment Agreement between the Registrant and Michael A. Barron dated June 15, 2002.*

10.4	Employment Agreement between the Registrant and Paul Grady dated June 15, 2002*

10.5	Employment Agreement between the Registrant and Joseph A. Cosio-Barron dated June 15, 2002.*

10.6	Employment Agreement between the Registrant and Michael F. Accardi dated June 15, 2002.*

10.7	Employment Agreement between the Registrant and Terry Vickery dated June 15, 2002.*

10.8	Employment Agreement between the Registrant and Wayne Bailey dated November 1, 2002.*

10.9	The Registrant's 2002 Stock Incentive Plan (3)

10.10	Lease Agreement between the Registrant and Sandpost LLC dated July 1, 2002.*

10.11	Sublease Agreement between Consumer Direct, Inc. and TKV Investments dated April 15, 2001.*

10.16	Office space sublease between the Registrant and Keane, Inc. dated August 5, 2002.*

10.12	Rescission and Settlement Agreement dated October 1, 2004, (13)

10.13	Promissory Note dated October 25, 2004, (13)

10.14	2006 Stock Compensation Plan, dated January 3, 2006 (15)

10.15	2005 Stock Compensation Plan, dated June 13, 2005. (17)

10.16
Securities Purchase Agreement, dated June 30, 2006, by and among Shearson Financial Network, Inc. and AJW Offshore, Ltd, AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (18)

10.17	Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated June 30, 2006 (18)

10.18	Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated June 30, 2006. (18)

10.19	Callable Secured Convertible Note issued to AJW Partners, LLC, dated June 30, 2006. (18)

10.20	Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated December 16, 2005. (18)

10.21	Stock Purchase Warrant issued to AJW Offshore, Ltd., dated June 30, 2006. (18)

10.22	Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated June 30, 2006. (18)

10.23	Stock Purchase Warrant issued to AJW Partners, LLC, dated June 30, 2006. (18)

10.24	Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated June 30, 2006 (18)

10.25
Registration Rights Agreement, dated as of June 30, 2006, by and among Shearson Financial Network, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (18)

10.26
Security Agreement, dated as of June 30, 2006, by and among Shearson Financial Network, Inc., AJW Offshore, Ltd., AJW among Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (18)

10.27	Form of Amendment to the Registration Rights Agreement dated June 30, 2006

10.28
Amendment to the Registration Rights Agreement by and among Shearson Financial Network, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.**

16.2	Letter from Chavez and Koch, CPA's, dated February 8, 2005 (11)

21.1	Subsidiaries of Registrant

23.1	Consent of Pollard-Kelley Auditing Services, Inc.

23.2	Consent of Dejoyu & Company.

23.3	Consent of Sichenzia Ross Friedman Ference LLP (see exhibit 5.4)

*To be filed by amendment

** Previously Filed

(1) Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form 10-SB dated May 8, 2001 and filed with the SEC on May 11, 2001.

(2) Incorporated by reference to the exhibits to Registrant's Report on Form 8-K dated March 4, 2002 and filed with the SEC on March 6, 2002.

(3) Incorporated by reference to the exhibit to the Registrant's Registration Statement on Form S-8 dated November 22, 2002 and filed with the SEC on November 23, 2001

(4) Previously filed as an exhibit to Form 8-K, dated August 3, 2004

(5-10) Previously filed as an exhibit to Form 10QSB for the period ended September 30, 2004.

(11) Previously filed as an exhibit to Form 8-K, dated February 8, 2005.

(12) Previously filed as an exhibit to Form 10QSB, for the period ended September 30, 2004

(13) Previously filed as an exhibit to Form 10KSB, for the period ended December 31, 2004, dated April 15, 2005.

(14) Previously filed as an exhibit to Form 8-K, dated February 13, 2006.

(15) Previously filed as an exhibit to Form S-8, dated January 3, 2006.

(16) Previously filed as an exhibit to Form 8-K, dated August 1, 2005.

(17) Previously filed as an exhibit to Form S-8, dated June 13, 2005.

(18) Incorporated by reference to the exhibits to the Registrant's Form 8-K filed with the SEC on July 10, 2006

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henderson, Nevada 89074, on February 14, 2007.

Shearson Financial Network Inc.

By:	/s/ Michael A. Barron
Michael A. Barron, Chief Executive Officer, Director (Principal Executive Officer)

By:	/s/ Theresa Carlise
Theresa Carlise, Chief Financial Officer, (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Barron his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Barron	President, Chief Executive Officer	February 14, 2007
Michael A. Barron	(Principal Executive Officer) and Director

/s/ Theresa Carlise	Chief Financial Officer	February 14, 2007
Theresa Carlise	(Principal Financial Officer)

/s/ Lee Shorey	Director	February 14, 2007
Lee Shorey